As filed with the Securities and Exchange Commission on June 1, 2007

                                                      Registration No. 333-_____

                    =========================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                          -----------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)

                          -----------------------------

            Colorado                        3559                   84-286576
            --------                        ----                   ---------
  (State or other jurisdiction        (Primary Standard        (I.R.S. Employer
       of incorporation           Industrial Classification     Identification
       or organization)                  Code Number)               Number)

   88 Danbury Road, Suite 2A          Joseph F. Longo, Chairman, President & CEO
 Wilton, Connecticut 06897-2525           Startech Environmental Corporation
         (203) 762-2499                       88 Danbury Road, Suite 2A
                                            Wilton, Connecticut 06897-2525
                                                    (203) 762-2499
(Address, including zip code, and      (Name, address, including zip code, and
telephone number, including area      telephone number, including area code, of
 code, of registrant's principal                  agent for service)
      executive office)

                                   Copies to:

     Scott S. Rosenblum, Esq.                       Peter J. Scanlon
Kramer Levin Naftalis & Frankel LLP     Vice President & Chief Financial Officer
    1177 Avenue of the Americas                 88 Danbury Road, Suite 2A
     New York, New York 10036                Wilton, Connecticut 06897-2525
       Phone (212) 715-9100                       Phone (203) 762-2499
        Fax (212) 715-8000                         Fax (203) 761-0839
                          -----------------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                  Calculation of Registration Fee


Title of Each Class                            Proposed Maximum    Proposed Maximum
of Securities to              Amount to be         Offering       Aggregate Offering      Amount of
be Registered                  Registered     Price Per Unit (1)        Price          Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock, no par value    10,864,892(2)         $2.75           $29,878,453            $917.27
-------------------------------------------------------------------------------------------------------
TOTAL                         10,864,892            $2.75           $29,878,453            $917.27
=======================================================================================================

(1) The proposed maximum offering price per share and maximum aggregate offering price were estimated solely to calculate the registration fee under Rule 457(c) of the Securities Act of 1933, based on a proposed maximum offering price per share of $2.75 equal to the average of the bid and asked price of the common stock on the Over-The-Counter Bulletin Board reported on May 29, 2007, which is within 5 business days prior the date of filing of this registration statement.

(2) Represents shares of common stock issued in connection with certain private placements and conversion of convertible debentures that took place since
     2005 and shares of common stock issuable upon exercise of warrants issued in connection with such private placements and a Securities Purchase
     Agreement.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

        Preliminary Prospectus, subject to completion dated June 1, 2007

                        10,864,892 Shares of Common Stock

                       STARTECH ENVIRONMENTAL CORPORATION

     This prospectus relates to the offer and sale of up to an aggregate of 10,864,892 shares of common stock, no par value per share, of Startech Environmental Corporation by certain persons who are our shareholders, including Cornell Capital Partners, LP. Please refer to "Selling Securityholders" beginning on page 58.

     We are not selling any shares of common stock in this offering and therefore will not receive any of the proceeds from this offering. We will, however, receive proceeds from the sale of common stock upon the exercise of any of the warrants issued in certain private placements. All costs associated with this registration will be borne by us.

     The selling securityholders are:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 3,967,592 shares of common stock, which consists of:

          o 251,522 shares of common stock issued to Cornell Capital Partners as a commitment fee in connection with the signing of the Standby Equity Distribution Agreement entered into on September 15, 2005;

          o 524,405 shares of common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

          o 650,000 shares of common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

          o 833,333 shares of common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

          o 1,666,666 shares of common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

          o 41,666 shares of common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain selling securityholders of an aggregate of 6,897,300 shares of common stock and shares of common stock issuable upon the exercise of warrants issued to the selling securityholders in various private placements that took place during and since 2005.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

     Our common stock is currently traded on the NASD Over-the-Counter Bulletin Board under the ticker symbol "STHK.OB" On May 29, 2007, the last reported sale price of our common stock was $2.80.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is ___________ , 2007

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................6
SUMMARY OF THE OFFERING........................................................7
CORNELL FINANCING AGREEMENTS...................................................8
SUMMARY FINANCIAL DATA........................................................10
RISK FACTORS..................................................................11
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................20
USE OF PROCEEDS...............................................................20
PRICE RANGE OF COMMON STOCK...................................................20
DIVIDEND POLICY...............................................................21
DILUTION......................................................................22
SELECTED FINANCIAL DATA.......................................................22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS.....................................................24
BUSINESS......................................................................31
MANAGEMENT....................................................................45
EXECUTIVE COMPENSATION........................................................48
EMPLOYEE BENEFIT PLANS........................................................50
PRINCIPAL SHAREHOLDERS AND STOCK HOLDINGS OF MANAGEMENT.......................52
SELLING SECURITYHOLDERS.......................................................55
PLAN OF DISTRIBUTION..........................................................60
DESCRIPTION OF SECURITIES.....................................................62
SHARES ELIGIBLE FOR FUTURE SALE...............................................65
CHANGES IN CERTIFYING ACCOUNTANTS.............................................66
LEGAL MATTERS.................................................................66
EXPERTS.......................................................................66
WHERE YOU CAN FIND MORE INFORMATION...........................................66
INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

     As used in this prospectus, unless the context otherwise requires, "Startech," "we," "us," "our" and "the Company" refer to Startech Environmental Corporation. This summary highlights information relating to us. It may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, the financial statements and the information incorporated by reference into this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of many factors, including those described under the heading "Risk Factors" and elsewhere in this prospectus.

Summary of our Business

     We are an environmental technology company that manufactures, markets and sells a revolutionary recycling system for the global marketplace. Our plasma processing technology, known as the Plasma Converter(TM) System, achieves closed-loop elemental recycling that irreversibly destroys hazardous and non-hazardous waste and industrial by-products while converting them into useful commercial products. These products include a rich synthesis gas called Plasma Converted Gas (PCG(TM)), surplus energy for power, hydrogen, metals and silicates for use and for sale.

     Until January 2004, we were solely engaged in the manufacture and sale of equipment for use by others. Thereafter, we have attempted to broaden the scope of our available revenues. This change was brought about by our decision to expand our market penetration strategies and opportunities. Rather than only marketing and selling our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products.

     We believe that significant events are driving demand for our plasma technology, including: increases in waste, in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations; current waste disposal and remediation techniques, such as landfills and incineration, becoming regulatorily, socially and environmentally unacceptable; a need for critical resources, such as power and water, to sustain local economies; and an emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     Our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe these products will add value to our customers' businesses so they will realize revenue streams from disposal or processing fees from a reduction in material disposal costs, as well as from the sale of resulting commodity products and services. Alternatively, this will allow our customers to generate a valuable product while at the same time using a zero cost basis, or revenue generating source of raw material (waste). The costs of hazardous waste treatment and disposal methods continue to rise and now are believed to range from approximately $900 to more than $2,000 per ton. This does not include the additional processing, handling, packaging, insurance and management costs sustained by the hazardous waste generator within its facility prior to final disposal.

     Since 1995, we have been actively educating and promoting to our customers the benefits of the Plasma Converter System ("PCS") over other forms of waste remediation technologies. Ongoing education of the public and government is continuing. Like most new technologies, we have been met with varying degrees of resistance. A rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts, has created additional awareness in the marketplace. We have taken steps to transform our business model from being solely a seller of equipment to a total solutions provider, including facility ownership and management.

     Our business model and its market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. We expect to achieve this objective by strategically marketing a series of products and services emanating from the core Plasma Converter System technology, resulting in saleable fossil fuel alternatives while providing a safer and healthier environment. This strategy will be implemented through Plasma Converter System sales with after-sales support and service, build own and operate facilities, build own and transfer of ownership facilities, joint development projects and engineering services.

     Recognizing the increasing importance of alternative energy and power sources in general, and hydrogen in particular, in 2005, we expanded our product line to include StarCell(TM), a hydrogen separation technology. Working in conjunction with the Plasma Converter, StarCell provides an environmentally friendly renewable source of hydrogen power.

Summary of the Offering

     This offering relates to the sale of common stock by the following selling securityholders:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 3,967,592 shares of common stock, which consists of:

     o 251,522 shares of common stock issued to Cornell Capital Partners as a commitment fee in connection with the signing of the Standby Equity Distribution Agreement entered into on September 15, 2005;

     o 524,405 shares of common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

     o 650,000 shares of common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

     o 833,333 shares of common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

     o 1,666,666 shares of common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

     o 41,666 shares of common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain other selling securityholders of an aggregate of 6,897,300 shares of common stock issued to such selling securityholders in various private placements that took place in June 2005, August 2005, September 2005, April 2006, May 2006, July 2006, January 2007, March 2007 and April 2007. All of these securities were acquired by the holders in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended, in which we granted registration rights with respect to the common stock purchased and all of the shares issuable upon exercise of warrants issued in each such private placement.

Our Company

     We were incorporated in the State of Colorado on May 1, 1991, as Kapalua Acquisitions, Inc. On November 17, 1995, we acquired all of the capital stock of Startech Corporation, a private Connecticut corporation founded in 1994. In January 1996, we changed our name to Startech Environmental Corporation.

     Our principal office is located at 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897-2525. Our telephone number is (203) 762-2499 and our website is located at http://www.startech.net. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this document.

     Investing in our securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 8 of this prospectus and the other information included in this prospectus before investing in our securities.

                          CORNELL FINANCING AGREEMENTS

September 2005 Standby Equity Distribution Agreement

     On September 15, 2005, we entered into a Standby Equity Distribution Agreement, as amended on October 15, 2005, with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we had the ability, at our discretion, to periodically issue and sell to Cornell shares of common stock for a total purchase price of up to $20 million. Pursuant to the Standby Equity Distribution Agreement, we initially issued 386,956 shares of common stock to Cornell as a one-time commitment fee. On January 17, 2007, we terminated the Standby Equity Distribution Agreement with Cornell. Subsequent to the termination of the Standby Equity Distribution Agreement, Cornell returned to us for cancellation 135,434 shares of common stock of such 386,956 shares of common stock to Cornell.

     We are registering for resale herein 251,522 shares of common stock issued to Cornell as a one-time commitment fee in connection with the September 2005 Standby Equity Distribution Agreement.

September 2005 Securities Purchase Agreement

     On September 15, 2005, we also entered into a Securities Purchase Agreement, as amended on October 15, 2005, with Cornell Capital Partners. The Securities Purchase Agreement provided for Cornell to purchase up to $2,300,000 of secured convertible debentures of which $1,150,000 was funded within five business days of the date of the Securities Purchase Agreement and the balance was funded on October 19, 2005. The debentures originally matured in September 2006. On September 5, 2006, we received notice from Cornell stating that the maturity date was changed to October 18, 2007. The debentures required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing January 2006. The debentures were secured by substantially all of our assets and certain shares of our common stock. The debentures were convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. In connection with the issuance of the debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock for a period of three years with an exercise price per share of $2.53. To secure full payment under the Securities Purchase Agreement, we pledged 3,580,000 shares of our common stock and our President pledged 900,000 shares of common stock held by him, which shares were held in escrow. Once the convertible debentures were repaid in full, the 3,580,000 shares of our common stock and the 900,000 shares of common stock pledged by us and our President, respectively, were released from escrow.

     The determination of the conversion price of $1.84 per share was based upon a 20% discount to the closing price of our common stock on August 29, 2005, which was $2.30. The exercise price of $2.53 per share was based upon a 10% premium to the closing price of our common stock on August 29, 2005. These calculations were agreed upon in an arms length negotiation between us and Cornell.

     In April 2006, Cornell converted $1,000,000 of the convertible debentures into 543,478 shares of our common stock. In February 2007, Cornell converted approximately $499,264 of the convertible debentures into 271,339 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $800,000 to repay the convertible debentures. As of February 15, 2007, the convertible debentures have been repaid in full.

     Of the 814,817 shares of common stock issued to Cornell upon conversion of the convertible debentures, we are registering for resale herein only 524,405 of such conversion shares and 650,000 shares of common stock issuable to Cornell upon exercise of the warrant issued in connection with the September 2005 Securities Purchase Agreement.

April 2007 Standby Equity Distribution Agreement

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the Standby Equity Distribution Agreement and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the Standby Equity Distribution Agreement.

     We are not registering for resale herein any shares of common stock in connection with the Standby Equity Distribution Agreement entered into with Cornell on April 11, 2007.

April 2007 Securities Purchase Agreement

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell Capital Partners. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011.

     We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933. In the event we do not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, we will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent.

     In connection with the Securities Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     We are registering for resale an aggregate of 2,541,665 shares of common stock in connection with the April 2007 private placement transaction with Cornell.


                             SUMMARY FINANCIAL DATA

     The following summary financial data should be read in connection with, and are qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2004, 2005 and 2006 and the balance sheet data as of October 31, 2004, 2005 and 2006 are derived from the audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2002 and 2003 and the balance sheet data as of October 31, 2002 and 2003 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the quarter ended January 31, 2007 is derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus.


                                 Three Months
                                     Ended
Statement of Operations Data:  January 31, 2007             Fiscal Year Ended October 31,
-----------------------------  ---------------- ----------------------------------------------------
                                 (unaudited)          (in thousands, except for per share data)
                                (in thousands,
                                except for per
                                 share data)
                                               2002        2003        2004        2005        2006
                                             --------    --------    --------    --------    --------
Revenue ...............          $     66    $    136    $     70    $  1,709    $    290    $    949
    Gross profit/(loss)                15        (330)         21       1,080         221         641
(Loss) from operations               (819)     (4,038)     (3,077)     (2,662)     (4,061)     (3,507)
Net (loss) ............              (873)     (3,915)     (3,422)     (2,646)     (3,679)     (6,620)

Net (loss) per share ..              (.04)       (.40)       (.29)       (.16)       (.21)       (.34)
Weighted average shares
outstanding basic .....            20,720       9,746      11,641      16,872      17,921      19,643


                        Three Months Ended
                         January 31, 2007           Fiscal Year Ended October 31,
                         ----------------   ---------------------------------------------
                           (unaudited)                     (in thousands)
                          (in thousands)
Balance Sheet Data:                         2002      2003      2004      2005       2006
-------------------                         ----      ----      ----      ----       ----
Cash and cash equivalents    $ 1,243      $   509   $ 2,601   $ 2,401   $ 2,490    $ 2,280
Working capital ..........      (555)         369     1,446     1,72     (1,069)      (661)
Total assets .............     4,218        3,138     4,885     4,957     5,634      5,174
Total stockholders' equity     1,691        2,394     3,388     3,621     1,653      1,506
Long-term obligations ....      --             18         4      --        --         --


                                       10

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks and all of the other information set forth in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have limited operating history upon which to evaluate our potential for future success.

     We were formed in May 1991. To date, we have generated limited revenues from the sale of our products and do not expect to generate significant revenues until we sell a larger number of our products. Accordingly, we only have a limited operating history upon which to base an evaluation of our business and prospects. The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by early stage companies like ours in an evolving market, such as unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed. We were considered a development stage company for accounting purposes until 1998 because we had not generated any material revenues to that date. Revenues from shipments and services began to be recognized in 1999.

The report of our independent registered public accounting firm on our consolidated financial statements includes an explanatory paragraph relating to our ability to continue as a going concern.

     The report of our independent registered public accounting firm on our consolidated financial statements includes an explanatory paragraph relating to our ability to continue as a going concern. As described in the financial statements, we have no significant revenues and have incurred significant losses since inception. These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

We have incurred substantial operating losses and may not achieve or sustain profitability in the future.

     We have incurred substantial net losses in each year since we commenced operations. We must overcome significant manufacturing and marketing hurdles to sell large quantities of our products. As we strive to grow our business, we expect to spend significant funds for general corporate purposes, including working capital and marketing, and for research and development. To the extent that our revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity will be materially adversely affected. If we experience slower than anticipated revenue growth or if our operating expenses exceed our expectations, we may not achieve profitability. Even if we are profitable in the future, we may not be able to sustain profitability.

     To date we have delivered and installed two Plasma Converters, one for the demonstration phase of a U.S. Army program in 1999, and one for commercial use in Japan that was delivered in August 2001 and installed in April 2002. We had revenues of $1,708,768, $290,087 and $948,794 for each of the fiscal years ended October 31, 2004, 2005 and 2006, respectively, and our net loss for each of these periods was $2,646,406, $3,678,788 and $6,619,707, respectively. We do not expect to generate any material revenues until after we successfully complete the manufacture and installation of a significant number of Plasma Converters. We expect losses to increase as a result of "business as usual" expenses over the next 6 months, as we expand our marketing efforts and demonstrate our results of operations and liquidity will be materially adversely affected and our technology to potential customers. If we are unable to increase revenues and we continue to operate at a loss, our results of operations and liquidity will be materially adversely affected, and the market price of our common stock will likely decline.

We have not yet sold the Plasma Converter on a large - scale commercial basis which may limit our sales and revenue.

     We have never utilized the Plasma Converter under the conditions and in the volumes that will be required to achieve profitability nor has the Plasma Converter been utilized on a large-scale commercial basis. While we have demonstrated the Plasma Converter's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Converters, there is no guarantee that the same or similar results could be obtained on a large-scale continuing commercial basis or on any specific project. Our success will depend, in part, on our ability to design and build systems that handle many tons of material per day and operate continuously. Our data and research to date support the fact that we will achieve results in the larger systems similar to those we have had in the smaller systems we have manufactured. If the larger systems do not operate as we expect, it will significantly limit our sales and revenue, our results of operation and liquidity will be materially and adversely affected and the market price of our common stock will likely decline in value.

We are dependent on third parties for manufacturing key components which may cause delays in manufacturing and increased costs to us.

     We currently have our own manufacturing facility where we assemble and test systems. We also rely upon third parties for the manufacture of key components. Delays and difficulties in the manufacturing of our products could substantially harm our product development efforts.

     There are limited sources of supply for some Plasma Converter components. Business disruptions, financial difficulties of the manufacturers or suppliers, or raw material shortages could increase the cost of goods sold or reduce the availability of these components. In our development to date, we have been able to obtain adequate supplies of these key components. If sales accelerate, we may experience a rapid and substantial increase in our need for components. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing, which could result in the loss of orders and customers, and could affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of finished components increases, we may not be able to pass on price increases to our customers if we are to remain competitively priced. This would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Converter within our expanded business model would adversely affect our business.

     The failure to achieve market acceptance of the Plasma Converter within our expanded business model would affect our profitability, future revenues, the market price of our common stock and the success of our business. Many prospective users of the Plasma Converter have committed substantial resources to other forms of material processing treatments or technologies. Our growth and future financial performance will depend on our ability to demonstrate to prospective customers the technical and economic advantages of the Plasma Converter over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Converter for certain industries or applications.

     We have expanded our business to include market penetration strategies in which we have no previous experience. These strategies include build own and operate facilities; build own and transfer of ownership facilities; and joint development projects. Although certain of our executives have individual experience in these areas we have not, as a company, developed projects of this type in the past.

Our failure to obtain additional financing, if needed, would adversely affect our business results.

     We believe our cash reserves, anticipated cash generated from operations and other existing sources of capital will be adequate to fund our operations for up to one year. However, we may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing will adversely affect our ability to fund operations and continue as a going concern. Financing for all of our activities to date has been provided by private sales of our securities. Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, shareholders may incur dilution. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or otherwise limit the development, manufacture or sale of Plasma Converters, which may materially affect our business, results of operations and financial condition and reduce the value of your investment.

We face numerous risks associated with our plans to market and distribute the Plasma Converter domestically.

     We are currently marketing the Plasma Converter principally in international markets, including both industrialized and developing countries, and expect a significant portion of our future revenues to come from foreign sales. If we are unable to expand our domestic marketing efforts beyond current levels our future expected profitability will be substantially reduced. Substantial risks still remain for us to market our product effectively in domestic markets. These risks include:

     o Political and economic instability. Many of our domestic initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making an anticipated sale.

     o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It may be difficult for us to recover monies owed from a domestic customer if we are forced to take legal action.

     o Protection of intellectual property. The domestic and foreign laws governing intellectual property may afford little or no effective protection of our intellectual property. Even if protected, litigation may result in substantial costs or a diversion of resources.

     Any of these risks will reduce expected revenues and may prevent us from achieving or sustaining profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock.

We may acquire other companies, product lines or technology and our failure to integrate any of them may have an adverse effect on our business.

     As part of our growth strategy, we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products or businesses. Future acquisitions or investments would involve the use of significant amounts of cash, which may cause us to incur a significant amount of debt. In addition, acquisitions involve numerous risks, including the diversion of management's attention from other business concerns and risks of entering markets in which we have limited or no prior experience.

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition.

We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Converter.

     Future strategic alliances may include cooperative agreements for the sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures. We may be unable to find appropriate strategic alliances in markets in which we have little or no experience, which could prevent us from bringing our products to these markets in a timely manner, if at all. This may lower the demand for and reduce market acceptance of the Plasma Converter, reducing our revenues and profitability.

     We have made several strategic alliances for the purpose of commercializing the Plasma Converter. These alliances are intended to facilitate our entry into the marketplace and accelerate the development and commercialization of our products; however, to date none of our alliances have resulted in any product sales.

     The terms our alliances may require us and our alliance partners to share revenues and expenses from joint activities, or for us to grant to our partners licenses to manufacture, market and sell our products. While the leveraging of our resources through these alliances may have a favorable effect on our financial condition, the sharing of revenues may negatively affect our results of operations.

Contracts with federal and state governments subject us to possible contract terminations and audits.

     We participate in selective research and sales opportunities involving federal and state governments. Contracts with the United States government are subject to various risks, including the risk of termination at the convenience of the government. This type of contractual clause is included in all government contracts and allows the government to cancel a contract at any time during the performance of the contract without penalty. If cancelled for "convenience" the government must pay the costs of the contract up until that date and other reasonable costs related to its termination. Additionally, revenues from these potential relationships are subject to time-consuming audit procedures under various federal statutes.

There may be claims made against us for personal injury and business losses which may subject us to litigation and related costs.

     We anticipate that the Plasma Converter System will be utilized in a variety of industrial and other settings and will be used to handle materials resulting from the generation of hazardous waste. The equipment will, therefore, be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our insurance may be insufficient to provide coverage against all claims or for claims made for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Product liability claims could result in losses and could divert our management's time and resources.

     The manufacture and sale of our products create a risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation and reduced sales, cause us to incur significant liabilities and divert our management's time, attention and resources. We do have product liability insurance; however, there is no assurance that such insurance is adequate to cover all potential claims. The successful assertion of any such large claim against us could materially harm our liquidity and operating results.

Our failure to properly control the use of hazardous materials could result in substantial financial liabilities to us.

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research, development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of such materials. Failure to comply with present or future regulations could result in an imposition of fines on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities are not covered by insurance or exceed our coverage.

Failure to comply with government regulations will severely limit our sales opportunities and future revenues.

     We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act and the Occupational Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Converter and related equipment on job sites. Since we intend to market the Plasma Converter internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries. We cannot be certain that required permits and approvals will be obtained or that new environmental regulations will not be enacted or that if they are, we and our customers can meet stricter standards of operation or obtain additional operating permits or approvals. Failure to obtain operating permits, or otherwise to comply with federal and state regulatory requirements, could affect our ability to market and sell the Plasma Converter and could substantially reduce the market price of our common stock.

Failure to protect our intellectual property could adversely affect our brand and business.

     The success and competitiveness of our product depends in part upon our ability to protect our current and future technology, manufacturing processes and brand name through a combination of patent, trademark, trade secret and unfair competition laws, and our failure to do so could seriously harm our business, financial condition and results of operations.

     Patent applications in the United States are maintained in secrecy until patents are issued, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications for any of our inventions.

     Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States. We cannot be certain that:

     o    patents will be issued from future applications;

     o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

     o foreign intellectual property laws will protect our intellectual property; or

     o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us.

     We enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors, and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology, which may cause us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

Our failure to keep pace with our competitors and technological changes may result in the loss of customers and revenue opportunities.

     Other manufacturers of systems used to process and dispose of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than we do. As other technologies evolve, the Plasma Converter may be rendered obsolete. To the extent that our competitors are able to offer more cost-effective technological alternatives, our ability to compete and sell the Plasma Converter could be materially and adversely affected.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team.

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. Further, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement plans for our expansion and growth. Joseph F. Longo, our Chairman, Chief Executive Officer and President, has an employment agreement with us; however, any other one of our officers or employees may terminate his or her relationship with us at any time. Our employment agreement with Mr. Longo and our employment arrangements with other executive officers and significant employees impose customary confidentiality and non-compete obligations and provide for the assignment to us of all rights to any technology developed by such person during the time of his or her employment.

Due to the lengthy sales cycles of our products and services, the timing of our sales is difficult to predict and may cause us to miss our revenue expectations.

     Our products and services are typically intended for use in applications that may be critical to a customer's business. In certain instances, the purchase of our products and services involves a significant commitment of resources by prospective customers. As a result, our sales process is often subject to delays associated with lengthy approval processes. For these and other reasons, the sales cycle associated with the selling of our products and services typically ranges between six and eighteen months and is subject to a number of significant delays over which we have little or no control. While our customers are evaluating whether our products and services suit their needs, we may incur substantial sales and marketing expenses and expend significant management effort. We may not realize forecasted revenues from a specific customer in the quarter in which we expend these significant resources, or at all, because of the lengthy sales cycle for our products and services.

Our common stock has been delisted from the Nasdaq Capital Market.

     As of July 17, 2003, our common stock was delisted from the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) and began trading on the NASD Over-the-Counter Bulletin Board. Since our shares are not listed for trading on the Nasdaq Capital Market or any other national securities exchange, the trading of our shares is more difficult for investors, potentially leading to further declines in the price of our common stock. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue-sky laws in connection with any sales of our securities.

     As a result of our trading on the NASD Over-the-Counter Bulletin Board, investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of the securities. In addition, we are subject to a Rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such Rule, various practice requirements are imposed on broker-dealers who sell securities governed by the Rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the Rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock.

Terrorist attacks and other attacks or acts of war may adversely affect the markets on which our common stock trades, which could have a materially adverse effect on our financial condition and our results of operations.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In March 2003, the United States and allied nations commenced a war in Iraq. These attacks and the war in Iraq caused global instability in the financial markets. There could be further acts of terrorism in the United States or elsewhere that could have a similar impact. Armed hostilities or further acts of terrorism could cause further instability in financial markets and could directly impact our financial condition, our results of operations and the price of our common stock.

Our disclosure controls and procedures contain certain material weaknesses which affect the ability of investors to rely on our financial statements.

     We are required to review and assess our disclosure controls and procedures and our internal controls over financial reporting, pursuant to the Sarbanes-Oxley Act of 2002. As disclosed more fully in Item 9A of our Form 10-K for the year ended October 31, 2006, management's assessment has identified the existence of certain material weaknesses under standards established by the American Institute of Certified Public Accountants. The first material weakness we identified relates to our limited segregation of duties. Segregation of duties within our company is limited due to the small number of employees that are assigned to positions that involve the processing of financial information. Although we are aware that segregation of duties within our company is limited, we believe (based on our current roster of employees and certain control mechanisms we have in place) that the risks associated with having limited segregation of duties are currently insignificant. The second material weakness we identified is in our ability to ensure that the accounting for our debt and equity-based transactions is accurate and complete. In recent years, we have consummated a series of complex debt and equity transactions involving the application of highly specialized accounting principles. Although we believe that these events are unique, we are evaluating certain corrective measures we may take including the possibility of hiring an outside consultant to provide us with the guidance we need at such times that we may engage in these complex transactions.

     Material weaknesses in our internal control over financial reporting require us to perform additional analyses and pre- and post-closing procedures that, if not performed effectively, may prevent us from reporting our financial results in an accurate and timely manner. As a result of such material weaknesses, our internal control over financial reporting might not prevent or detect all misstatements, including immaterial misstatements and misstatements created by collusion or fraud. In light of these material weaknesses and the inherent limitations of internal control over financial reporting, we concluded that our disclosure controls and procedures were not effective. Therefore, we are performing additional analyses and other pre and post-closing procedures to ensure that our consolidated financial statements are presented fairly in all material respects in accordance with accounting principles generally accepted in the United States of America. Assuming our volume of business increases and sufficient capital is secured, we intend to increase staffing to mitigate the current lack of segregation of duties within the general, administrative and financial functions. We are also currently evaluating other corrective measures, including the possibility of hiring an outside consultant to assist with complex debt and equity-based transactions and the application of specialized accounting principles. If the additional analyses and pre- and post-closing procedures are not performed effectively, if actions to remediate these material weaknesses are not successfully implemented or if other material weaknesses are identified in the future, our ability to report our quarterly and annual financial results on a timely and accurate basis may be adversely affected.

     The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-KSB that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. In addition, the company's independent registered accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for the fiscal year ending December 31, 2008. We have not yet developed a Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404's requirements and how independent auditors will apply these requirements and test companies' internal controls, is still reasonably uncertain. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We can not guarantee that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

Risks Related to This Offering

Certain current shareholders own a large portion of our voting stock which could influence decisions that may adversely affect new investors.

     Our officers and directors beneficially own or control approximately 11.6% of our outstanding common stock. Joseph F. Longo, our Chief Executive Officer and President and Chairman of the Board, owns approximately 10.2% of our outstanding common stock. Arthur J. Steinberg, not individually, but solely in his capacity as the Receiver of Northshore Asset Management, LLC, and Connecticut Banking Commissioner John P. Burke, not individually, but solely in his capacity as Receiver of Circle Trust Company, may each be deemed to beneficially own approximately 20.8% of our outstanding common stock. In addition, Paradigm Group L.P. beneficially owns approximately 7.0% of our outstanding common stock. These shareholders may be able to influence matters requiring shareholder approval and thereby, our management and business. Cornell Capital Partners currently owns 1,734,258 shares of common stock and may acquire further shares upon the exercise of the warrants we issued to Cornell pursuant to the Securities Purchase Agreement.

     This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or our value. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

Our future operating results are likely to fluctuate which may cause volatility in our stock price.

     Our quarterly and annual operating revenues, expenses, and operating results may fluctuate. They have varied widely in the past, and we expect they will continue to fluctuate in the future. Fluctuations in quarterly and annual results will also adversely impact management's ability to accurately project the available revenue necessary for growing our business through internal funding. Because we have a limited operating history and our future operating results may be below the expectations of securities analysts and investors, the market price of our common stock may decline.

Our stock price fluctuates and accordingly, you could lose all or part of the value of your shares of our common stock.

     The market price of our common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

     o sales of our common stock by shareholders because our business profile does not fit their investment objectives;

     o    actual or anticipated fluctuations in our operating results;

     o the operating and stock price performance of other comparable companies;

     o    developments and publicity regarding our industry; and

     o    general economic conditions.

     In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price.

     There are currently a large number of shares of common stock that are eligible for sale. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of our common stock. All of the shares sold by the selling securityholders in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares acquired by our "affiliates" as defined in Rule 144 of the Securities Act. The number of shares which may be sold in this offering that are freely transferable is 10,864,892, and the number of shares that may be sold by affiliates pursuant to Rule 144 is approximately 8,638,428.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other individuals or entities participating in this offering.

     The price in this offering will fluctuate based on the prevailing market price of our common stock on the NASD Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus constitute "forward-looking statements." These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different than any expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.

     We often use these types of statements when discussing:

     o    our business plans and strategies;

     o    the expansion of our manufacturing capabilities;

     o    our anticipation of profitability or cash flow from operations;

     o our anticipation of sources of funds to fund our operations in the future;

     o    the development of our business; and

     o other statements contained in this prospectus regarding matters that are not historical facts.

     These forward-looking statements are only predictions and estimates regarding future events and circumstances and speak only as of the date hereof. Actual results could differ materially from those anticipated as a result of factors described in "Risk Factors" or as a result of other factors. We may not achieve the future results reflected in these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

     Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto. We may receive cash proceeds to the extent any of the warrants are exercised for cash. If all the warrants are exercised in full for cash, we will receive proceeds in the amount of $32,486,366.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the NASD Over-The-Counter Bulletin Board under the symbol "STHK.OB" since July 2003. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions. From November 2000 though July 2003, our common stock was trading on the Nasdaq Capital Market. The last reported sale price for our common stock on May 29, 2007 was $2.80. As of May 25, 2007, there were 23,046,840 shares of our common stock outstanding that were held of record by approximately 599 shareholders.

     The table below sets forth the high and low sale prices for our common stock during the periods indicated:

                                               Price Range of Common Stock
                                               ---------------------------
                                                  High             Low
                                                  ----             ---
     Fiscal Year ended October 31, 2005
     ----------------------------------
     First Quarter                                $4.40           $3.10
     Second Quarter                                3.70            1.85
     Third Quarter                                 3.40            2.15
     Fourth Quarter                                3.15            2.20

     Fiscal Year ended October 31, 2006
     ----------------------------------
     First Quarter                                $2.65           $1.61
     Second Quarter                                4.00            1.65
     Third Quarter                                 4.00            1.90
     Fourth Quarter                                2.20            1.56

     Fiscal Year ending October 31, 2007
     -----------------------------------
     First Quarter                                $3.15           $2.00
     Second Quarter                                3.65            2.20




                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. We anticipate that any future earnings will be retained to finance our operations and for the growth and development of our business. Accordingly, we do not anticipate paying cash dividends on our shares of common stock for the foreseeable future. Additionally, our Articles of Incorporation provides that no dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on our shares of preferred stock have been declared and paid in full. The payment of any future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors our board of directors deems relevant.

                                    DILUTION

     You will incur immediate and substantial dilution of $2.94 per share in net tangible book value per share of common stock from the price you paid. Net tangible book value per share is determined by dividing the total number of shares outstanding of common stock into the difference between total tangible assets less total liabilities. This dilution will reduce the value of your investment.

At January 31, 2007, our net tangible book value was $1,680,690, or $0.08 per share on an actual basis. After giving effect to the issuance of 8,724,730 common shares, including shares issuable upon the exercise of warrants at an average price of $4.64 per share, and after deducting offering expenses, if this offering had been completed as of January 31, 2007, our pro forma net tangible book value on January 31, 2007 would have been approximately $38,240,589, or $1.22 per share.

     This represents an immediate increase in the net tangible book value of approximately $1.22 per share to our existing shareholders, and an immediate and substantial dilution of $3.42 per share to new investors. The following table illustrates this per-share dilution:

     Weighted Average price of common stock and warrants.................$4.16
              Net tangible book value as of January 31, 2007......$0.08
              Increase attributable to new investors..............$1.14
     Pro forma net tangible book value after this offering...............$1.22


     Dilution to new investors...........................................$2.94

     In the event that investors exercise warrants with an exercise price greater than $4.16, dilution to these new investors may be greater.

     The following table summarizes, as of January 31, 2007 on a pro forma basis described below, the number of shares of common stock purchased in this offering, the aggregate cash consideration paid and the average price per share paid by officers, directors, promoters and affiliated persons ("existing shareholders") for common stock acquired since 1995 and by new investors purchasing shares of common stock in this offering:

                           Shares Purchased     Total Consideration     Average
                         --------------------   --------------------   Price per
                           Number     Percent      Amount    Percent     Share
                           ------     -------      ------    -------     -----

Existing shareholders    20,724,364    70.4%    $28,944,882    44.3%     $1.40
New investors             8,724,730    29.6%    $36,300,388    55.7%     $4.16
                          ---------    -----     ----------   -----
Total                    29,449,094   100.0%    $65,245,270   100.0%
                         ==========   ======    ===========   =====

     As of January 31, 2007, options to purchase an aggregate of 1,820,500 shares were issued at a weighted average exercise price of $2.62 per share. They have not been included in the above tables and discussion. In addition, 208,000 shares are available for future option grants under our stock option plans. To the extent any of these options are exercised and any additional options are granted and exercised, there will be further dilution to new investors.

                             SELECTED FINANCIAL DATA

     The following selected financial information should be read in connection with, and is qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements and Supplementary Data" included elsewhere in this prospectus, which are incorporated herein by reference. The statement of operations data for the fiscal years ended October 31, 2004, 2005 and 2006 and the balance sheet data as of October 31, 2005 and

2006 are derived from audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2002 and 2003 and the balance sheet data as of October 31, 2002, 2003, and 2004 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the quarter ended January 31, 2007 is derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus.

                                     Three Months
                                         Ended
Statement of operation data:        January 31, 2007                  Year Ended October 31,
                                    ----------------  ----------------------------------------------------
                                      (unaudited)             (in thousands, except per share data)
                                     (in thousands,
                                     except for per
                                       share data)
                                                      2002        2003        2004        2005        2006
                                                    --------    --------    --------    --------    --------
Revenues                                $     66    $    136    $     70    $  1,709    $    290    $    949
Cost of revenues                              51         466          49         629          69         307
                                        --------    --------    --------    --------    --------    --------
Gross profit/(loss)                           15        (330)         21       1,080         221         642
Operating expenses:
General and administrative expenses          583       2,636       1,999       2,460       3,073       3,141
Research and development expenses             85         161         310         353         338         325
Selling expenses                             165         911         789         929         871         683
                                        --------    --------    --------    --------    --------    --------
Total operating expenses                     833       3,708       3,098       3,742       4,282       4,149
                                        --------    --------    --------    --------    --------    --------
Loss from operations                        (818)     (4,038)     (3,077)     (2,662)     (4,061)     (3,507)
Other expense (income):
Interest expense                              16          13           7           2          19         155
Other expense (income)                        34        (149)        338         (30)       (423)      2,955
                                        --------    --------    --------    --------    --------    --------

Loss before income taxes                    (869)     (3,902)     (3,422)     (2,634)     (3,657)     (6,617)
Income tax expense                             4          13           0          12          22           3
                                        --------    --------    --------    --------    --------    --------
Net (loss)                              $   (873)   $ (3,915)   $ (3,422)   $ (2,646)   $ (3,679)   $ (6,620)
                                        ========    ========    ========    ========    ========    ========
Net (loss) per share-basic              $  (0.04)   $  (0.40)   $  (0.29)   $  (0.16)   $  (0.21)   $  (0.34)
                                        ========    ========    ========    ========    ========    ========
Weighted-average shares outstanding
- basic and diluted                       20,720       9,746      11,641      16,872      17,921      19,643


                           Three Months
                              Ended
                         January 31, 2007             Year Ended October 31,
                         ----------------  ---------------------------------------------
                           (unaudited)        (in thousands, except per share data)
                          (in thousands)
Balance Sheet Data:                        2002      2003      2004       2005      2006
-------------------                      -------   -------   -------    -------   -------
Cash and cash equivalents    $ 1,243     $   509   $ 2,601   $ 2,401    $ 2,490   $ 2,280
Working capital                 (555)        369     1,446     1,720     (1,069)      661
Total assets                   4,218       3,138     4,885     4,957      5,634     5,174
Total stockholders' equity     1,691       2,394     3,388     3,621      1,653     1,506
Long-term obligations           --            18         4      --         --        --



                                       23

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes appearing at the end of this prospectus. Our discussion contains forward-looking statements based upon our current expectations that involve risks, and our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

Critical Accounting Policies

     Use of Estimates in the Preparation of Financial Statements--Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, management evaluates its estimates and judgments, including those related to revenue recognition, accounts receivable reserves, marketable securities, valuation of long-lived and intangible assets and accounting for joint ventures and software development. Management bases its estimates on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The following accounting policies are deemed critical to the understanding of our consolidated financial statements appearing at the end of this prospectus.

     Going Concern--The report of our independent registered public accounting firm on our consolidated financial statements includes an explanatory paragraph relating to our ability to continue as a going concern. As described in the financial statements, we have no significant revenues and have incurred significant losses since inception. These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

     We have historically satisfied our capital needs primarily from the sale of equity securities. On September 15, 2005, we entered into a Securities Purchase Agreement (the "2005 Purchase Agreement") with Cornell. The 2005 Purchase Agreement provided for Cornell to purchase up to $2,300,000 of secured convertible debentures (the "Debentures") maturing on October 18, 2007. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. Through January 31, 2007, we made principal payments of approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock and as of February 15, 2007, the Debentures have been paid in full. In addition, subsequent to January 31, 2007, the Company received net cash proceeds of approximately $4,855,000 from various investors from the sale of 2,081,149 shares of common stock pursuant to private placement transactions.

     Our management is continuing their efforts to secure additional funds through equity and/or debt instruments. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Inventories--Inventories, which are stated at the lower of cost or net realizable value, consist of inventory held for resale to customers. Cost is determined on the first-in, first-out basis and includes freight and other incidental costs incurred. Judgment is involved in evaluating backlog and in assessing the recoverability of inventory held at the balance sheet date. We provide inventory allowances based on the determination of excess and obsolete inventories as determined through the evaluation of future sales and changes in technology.

     Research and Development Costs--Research and development costs are expensed as incurred.

     Derivative Financial Instruments--Warrants and embedded conversion options are accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement, we determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option will be marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts are key components used in the Black-Scholes valuation model.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of--We review the valuation of long-lived assets, including property and equipment and capitalized equipment, under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." We are required to assess the recoverability of long-lived assets and capitalized equipment costs whenever events and circumstances indicate that the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include the following:

     o significant underperformance relative to expected historical or projected future operating results;

     o significant changes in the manner of our use of the acquired assets or the strategy of our overall business;

     o    significant negative industry or economic trends; and

     o    significant decline in our stock price for a sustained period.

     In accordance with SFAS No. 144, when we determine that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. If such a circumstance exists, we measure an impairment loss to the extent the carrying amount of the particular long-lived asset or group exceeds its fair value. We determine the fair value based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. In accordance with SFAS No. 144, if we determine that the carrying value of certain other types of long-lived assets may not be recoverable, we evaluate whether the unamortized cost exceeds the expected future net realizable value of the products. If the unamortized costs exceed the expected future net realizable value of the products, the excess amount is written off.

Off-Balance Sheet Arrangements

     As of May 31, 2007, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in financial conditions, result of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Results of Operations

Comparison of three months ended January 31, 2007 and 2006

     Revenues. Total revenues were $65,976 for the three months ended January 31, 2007, as compared to $364,197 for the same period in 2006, a decrease of $298,221. For the three months ended January 31, 2007, all of our revenues were generated from the amortization of a portion of the distributorship agreements. These distributorship agreements involve Plasteck Solutions Limited, representing Australia and New Zealand, Plasmatech Caribbean Corporation representing Puerto Rico and Materiales Renovados and Sl representing Spain. Additionally revenues were derived from the completed installation in Mihama. For the three months ended January 31, 2006, we recognized approximately $66,000 as revenues from the amortization of the distributorship agreements. These distributorship agreements were signed with Plasteck Solutions Limited, representing Australia and New Zealand, Plasmatech Caribbean Corporation representing Puerto Rico and Materiales Renovados and Sl representing Spain. Additionally, the balance of revenues was derived from the overhaul project in Mihama during the three months ended January 31, 2006.

     Gross Profit. Gross profit was $14,719 for the three months ended January 31, 2007, compared to gross profit of $311,094 in the same period in 2006, a decrease of $296,375 or 95.3%. Gross margins were directly impacted due to the revenue recognized from the overhaul project in Mihama during the three months ended January 31, 2006.

     Selling Expenses. Selling expenses for the three months ended January 31, 2007 were $164,818, compared to $197,068 for the same period in the prior year, a decrease of $32,250, or 16.4%. Selling expenses decreased as a result of lower consulting expenses and lower marketing activity.

     Research and Development Expenses. Research and development expenses for the three months ended January 31, 2007 were $85,524, compared to $78,222 for the same period in the prior year, an increase of $7,302 or 9.3%. This increase was related to an increase in salary expenses.

     General and Administrative Expenses. General and administrative expenses for the three months ended January 31, 2007 were $537,911, compared to $879,142 for the same period in 2006, a decrease of $341,231 or 39%. This decrease was related to lower interest expenses, lower legal and accounting expenses and stock based compensation in 2007.

     Interest Income. Interest income for the three months ended January 31, 2007 was $14,748, compared to $15,736 in the same period in 2006, a decrease of $988 or 6.3%.

Comparison of Fiscal Years Ended 2006 and 2005

     Revenues. Our total revenues were $948,794 for the fiscal year ended October 31, 2006, as compared to $290,087 for the same period in 2005, an increase of $658,707. This increase in revenues was attributable to three major elements. The first is our amortization of distribution agreements in the current year of approximately $264,000, the second is the continuing support of the Mihama project in Japan from which we grossed over $532,000 in revenue and the third is the initiation of engineering specs for the China project which netted $100,000. In Fiscal 2005, our revenues were derived primarily from the amortization of distributorships agreements established in Australia, China and the Caribbean.

     Gross profit. Our gross profit for the fiscal year ended October 31, 2006 was $641,486, as compared to a gross profit of $221,369 for the fiscal year ended October 31, 2005, an increase of $420,117 or 190.0%. The increase in gross margins for 2006 was primarily due to revenues from the Mihama project, as well as, increased consulting services provided during the year.

     General and administrative expenses. Our general and administrative expenses for the fiscal year ended October 31, 2006 were $2,947,838, compared to $2,672,781 for the same period in 2005, an increase of $275,057, or 10.3%. The Company incurred increased expenses in 2006 mainly due to additional leased space in Bristol, Connecticut ($45K), professional fees ($60K), and various operational items.

     Research and development expenses. Our research and development expenses for the fiscal year ended October 31, 2006 were $324,834, compared to $337,898 for fiscal 2005, a decrease of $13,064, or 3.9%. These decreased expenditures were a result of lower allocation expenses.

     Selling expenses. Our selling expenses for fiscal year ended October 31, 2006 were $682,984, compared to $871,246 for the same period in 2005, a decrease of $188,262, or 21.6%. The decreased costs in 2006 were a direct result of lower outside consultant expenses.

     Interest income. Our interest income for the fiscal year ended October 31, 2006 was $98,594, as compared to $26,071 in the same period in 2005, an increase of $72,523, or 278.2%. The increase was due to higher average cash balances and higher interest rates.

     Other income. Our other income for the year ended October 31, 2006 was $64,508, as compared to $454,035 in the same period in 2005, a decrease of $389,527, or 85.8%. The decrease was a direct result of our lower grant proceeds received from the Department of Energy in 2006.

Comparison of Fiscal Years Ended 2005 and 2004

     Revenues. Our total revenues were $290,087 for the fiscal year ended October 31, 2005, as compared to $1,708,768 for the same period in 2004, a decrease of $1,418,681, or 83.0%. In fiscal 2005, our revenues were derived primarily from the amortization of distributorship agreements established in Australia, China and the Caribbean. Additional revenues were received from Mihama for the reinstallation of our plasma system in Kobe, Japan. In fiscal 2004, we delivered components and system modifications to Mihama, as well as contracted spare parts. Additional revenue resulted from distributor agreements located in Australia and Puerto Rico.

     Gross profit. Our gross profit was $221,369 for the fiscal year ended October 31, 2005, as compared to a gross profit of $1,080,012 for the fiscal year ended October 31, 2004, a decrease of $858,643, or 79.5%. The gross margins for 2005 were realized by amortization of distributorship agreements established in Australia, China and the Caribbean. The gross margin for the fiscal year ended October 31, 2004 was a result of higher than expected margins on the components as well as the spare parts for the Mihama Project. Our margins were also positively impacted from the amortization of our distributorships.

     General and administrative expenses. Our general and administrative expenses for the fiscal year ended October 31, 2005 were $2,672,781 compared to $2,251,881 for the same period in 2004, an increase of $420,900, or 18.7%. The Company incurred increased expenses in 2005 related to a financing arrangement (+35,944), higher utility expenses (+11,327), increased rents (+38,254), office expenses (+40,981), and higher stockholder relations expenses (+66,129).

     Research and development expenses. Our research and development expenses for the fiscal year ended October 31, 2005 were $337,898, compared to $353,099 for fiscal 2004, a decrease of $15,201, or 4.3%, from the same period in 2004. These decreased expenditures were a result of lower allocation expenses.

     Selling expenses. Our selling expenses for fiscal year ended October 31, 2005 were $871,246, compared to $928,619 for the same period in 2004, a decrease of $57,373, or 6.2%. The decreased costs in 2005 were related to lower marketing expenses and a reduction in selling expense allocation.

     Interest income. Our interest income for the fiscal year ended October 31, 2005 was $26,071, as compared to $29,491 in the same period in 2004, a decrease of $3,420, or 11.6%. The decrease was due to lower average cash balances.

     Other income. Our other income for the year ended October 31, 2005 was $454,035, as compared to $0 in the same period in 2004. The increase was a direct result of our grant proceeds received from the Department of Energy in 2005.

     Income taxes. Income taxes for the fiscal year ended October 31, 2005 were $22,189, as compared to $12,473 in the same period in 2004. The taxes paid in 2005 and 2004 resulted from state taxes on equity requirements. We have minimal tax obligations due to the fact that we have not had profitability to this point. As of October 31, 2005, we have loss carryforwards of approximately $22 million to offset against future profits.

Recent Developments

The following provides updates to certain projects and other events that have transpired since those announced in our Annual Report on Form 10-K for the year ended October 31, 2006.


PlasmaTech of Puerto Rico and Barceloneta

     On January 5, 2007, Enrique J. Ruiz, Chief Executive Officer of PlasmaTech Caribbean Corporation, our distributor located in San Juan, Puerto Rico, informed us that PlasmaTech has secured the financing for its new Startech

Plasma Converter facility located in Barceloneta, Puerto Rico. On May 10, 2007, we entered into a Purchase Agreement to sell to Envirosafe Industrial Services Corporation three Plasma Converter Systems; a five, a ten and a ten ton-per-day system to process various solid, liquid and gaseous feeds including hazardous industrial waste. The Plasma Converted Gas derived from processing the waste through the Converter is expected to be used as the feedstock to produce liquid fuel.

FFI Ethanol Facility in Toms River, NJ

     On January 4, 2007, Jack Young, President of Fuel Frontiers Incorporated ("FFI"), our strategic alliance partner, announced that FFI paid Bear Sterns & Co. Inc. $100,000 relating to an agreement for Bear Sterns to lead a tax-exempt bond offering, as the senior underwriter, totaling $84 million for the construction of a waste-to-ethanol synthesis plant in Dover Township, New Jersey. The FFI Letter of Intent calls for us to supply a 100 ton-per-day Plasma Converter System for the Toms River waste-to-ethanol facility.

Cornell Capital Partners Financings

     Please refer to "Cornell Financing Agreements" beginning on page 8 of this prospectus.

Effects of Inflation

     Due to the low rate of inflation there has been very little effect on our net revenues for fiscal 2006.

Liquidity and Capital Resources

     As of January 31, 2007, we had cash and cash equivalents of $1,242,767 and a working capital deficiency of $555,430.

     We have historically satisfied our capital needs primarily from the sale of equity securities. We are currently in discussions with several funding sources to raise additional capital through the issuance of additional equity securities. We have been actively engaged in an effort to secure financing from other investment sources. If we are unable to secure financing we may not be able to maintain operations as presently conducted and may cease operating as a going concern.

     On September 15, 2005, we entered into a Securities Purchase Agreement with Cornell. The Securities Purchase Agreement provided for Cornell to purchase up to $2,300,000 of secured convertible debentures (the "Debentures") which were funded during the year ended October 31, 2005. The Debentures were convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September 2006 and required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, we received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. We had the right to prepay the Debentures at any time upon three days written notice. If our common stock was trading above the conversion price at the time of the prepayment, we were required to pay a 20% premium on the amount of the prepayment. The Debentures were secured by substantially all of our assets and shares of common stock. In connection with the issuance of the Debentures, in September 2005, we issued to Cornell a warrant to purchase 650,000 shares of our common stock for a period of three years at an exercise price per share of $2.53.

     On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. Through January 31, 2007, we made principal payments aggregating approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock and as of February 15, 2007, the Debentures have been paid in full. Subsequent to January 31, 2007, the Company received net cash proceeds of approximately $4,855,000 from various investors from the sale of 2,081,149 shares of common stock pursuant to private placement transactions.

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the Standby Equity Distribution Agreement and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the Standby Equity Distribution Agreement.

     Working capital has historically been provided from private placements, customer deposits and the Cornell Debentures. The Company has and will continue to be dependent upon the deposits and progress payments from the sale of distributorship agreements and the private sale of securities. It is anticipated that our capital requirements for future periods will increase and our future working capital needs will be obtained from the above sources as well as additional private placements, demonstration and testing programs, joint development programs, build own and operate facilities, and from cash generated from the operations of our business.

     We believe that continuing operations for the longer term will be supported primarily through anticipated growth in revenues and, if necessary, through additional sales of our securities. Our management is continuing its efforts to secure additional funds through equity and/or debt instruments. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These conditions raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Qualitative and Quantitative Disclosures about Market Risk

     We are primarily exposed to foreign currency risk, interest rate risk and credit risk.

     Foreign Currency Risk - We develop products in the United States and market our products in North America, Japan, Europe, Asia, Africa, the Middle East, South America and other parts of the world. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Because a significant portion of our revenues are currently denominated in U.S. dollars, a strengthening of the dollar could make our products less competitive in foreign markets.

     Interest Rate Risk - Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Our interest income is sensitive to changes in the general level of U.S. interest rates, particularly since the majority of our investments are in short-term instruments. Due to the short-term nature of our investments, we believe that there is not a material risk exposure.

     Credit Risk - Our accounts receivables are subject, in the normal course of business, to collection risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of collection risks. As a result we do not anticipate any material losses in this area.

                                    BUSINESS

Overview

     We are an environmental technology company commercializing its proprietary plasma processing technology known as the Plasma Converter that achieves closed-loop elemental recycling that irreversibly destroys hazardous and non-hazardous waste and industrial by-products while converting them into useful commercial products. These products include a rich synthesis gas called PCG (Plasma Converted Gas) surplus energy for power, hydrogen, metals and silicates for use and for sale.

     Our activities during the four fiscal years beginning November 1, 1992 and ending October 31, 1995 consisted primarily of the research and development of the Plasma Converter. On November 17, 1995 Kapalua Acquisitions, Inc., a Colorado corporation completed the acquisition of all of the issued and outstanding shares of the common stock of Startech Corporation, a Connecticut corporation, and then changed its name to Startech Environmental Corporation.

     On November 18, 1995, our board of directors unanimously approved a change of the business purpose of Kapalua Acquisitions Inc. from one seeking an acquisition candidate to one engaged in the business of manufacturing and selling the Plasma Converter System to recover, recycle, reduce and remediate hazardous and nonhazardous waste materials. From that time to the date of this filing, we have maintained this as our principal focus.

Background

     We are an environmental technology corporation that manufactures, markets and sells a recycling system called the Plasma Converter for the global marketplace. Until January 2002, we were solely engaged in the manufacture and sale of equipment for use by others. Thereafter, we have attempted to broaden the scope of our available revenue opportunities. This change was brought about by our decision to expand our market penetration strategies and opportunities. Rather than only market and sell our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products. We reconsidered our stated philosophy of not engaging in the processing of feedstock materials and/or waste and decided that it was timely to seek out and include all possible market penetration strategies, including build own and operate facilities, build own and transfer of ownership facilities, joint development projects and engineering services.

     By concentrating on re-positioning for long-term growth, we did not achieve the sales goals which we anticipated would occur in the 2003, 2004 and 2005 fiscal years. However, we believe this new way of approaching the market will help achieve maximum penetration in the shortest timeframe.

     We believe specific events are driving demand for our Plasma Converter. They include:

     o Increases in waste, and in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations;

     o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatorily, socially and environmentally unacceptable;

     o A need for critical resources, such as power and water, to sustain local economies; and

     o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     Our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe these products will add value to our customers' businesses so they can realize revenue streams from disposal or processing fees from a reduction in material disposal costs, as well as from the sale of resulting commodity products and services. Alternatively, this will allow our customers to generate a valuable product while at the same time using a zero cost basis, or revenue generating source of raw material (waste). The costs of hazardous waste treatment and disposal methods continue to rise and now are believed to range from approximately $900 to more than $2,000 per ton. This does not include the additional processing, handling, packaging, insurance and management costs sustained by the hazardous waste generator within its facility prior to final disposal.

     Since 1995, we have been actively educating and promoting to our customers the benefits of the Plasma Converter System over other forms of waste remediation technologies. Ongoing education of the public and government is continuing. Like most new technologies, we have been met with varying degrees of resistance. A rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts, has created additional awareness in the marketplace. We have taken steps to transform our business model from being solely a seller of equipment to a total solutions provider, including facility ownership or management.

     Our business model and our market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. What many would now call waste, we view as a feedstock. We expect to achieve this objective by strategically marketing a series of products and services emanating from the core Plasma Converter System technology, resulting in saleable fossil fuel alternatives while providing a safer and healthier environment. This strategy will be implemented through Plasma Converter System sales with after-sales support and service, build own and operate/build own and transfer of ownership facilities, joint development projects and engineering services.

Markets

     We view the future of our business as divided into three key market segments; power/energy, waste remediation, and engineering services. Projects are generally categorized according to whether the specific or stated objective of the customer is waste remediation or power generation. A customer may need to remediate a particularly onerous waste such as PCBs but no need to produce commodity products. The goal is to simply get rid of waste. That would be considered a waste remediation project. Conversely, a customer in an area with limited or high cost power may want to select a waste stream that will give the greatest amount of Plasma Converted Gas with which to produce power to run its system or for other power uses. The production of power is the desired benefit and the feedstock (waste material) selected is chosen for the highest quality commodity product produced, in this case electric power. That would be considered a power/energy generation project. The market for our Plasma Converter System is for on-site use by industrial, institutional and government facilities, and also for commercial facilities that process waste under contract.

     Our market for the sale of Plasma Converter Systems will be made up of sales to:

     (1)  Generators of waste; and

     (2)  Processors of waste

     Our revenues and profits are produced by:

     (1) the sale of our systems that may also include a continuing, revenue-producing "tolling fee" for each pound of material processed; and

     (2) building and owning commercial Plasma Converter System facilities operated separately by us or in partnership.

Power/Energy

     This segment includes projects that incorporate equipment that create power/energy products to work in conjunction with our core Plasma Converter technology. Distributed power requirements and peak power demands have identified expanded opportunities. With energy prices reaching record levels during 2005, we believe our technology will become more attractive to energy producers and companies that require a great amount of energy.

Waste Remediation

     This part of our business includes projects where the emphasis of the customer is to dispose of its waste material in an environmentally responsible and cost effective manner. Waste material disposal costs vary greatly depending on the composition of the waste. We are specifically targeting customers that will receive the most economic gain from using our technology. Examples of such waste streams are:

     o    Medical waste
     o    Pharmaceutical waste
     o    PCBs
     o    Municipal solid wastes
     o    Incinerator ash
     o    Biological contaminants
     o    Sewer and power-plant-scrubber sludge
     o    Paints and solvents
     o    Electronic industry waste
     o    Contaminated soils
     o    Asbestos and other hazardous waste streams

     We further delineate these markets into the following categories:

     o    Onsite Treatment - Includes:

          -    Hospitals and medical centers.
          - Industrial hazardous waste generators such as petrochemical, chemical, refining, and metals companies.
          -    Industrial hazardous waste processors.
          - Government agencies such as Department of Defense and the Department of Energy.

     o Offsite Treatment (at an integrated waste management facility) - Includes waste management and/or transport companies.

     o Mobile Treatment - Includes all of the above who value the ability to move quickly from site to site.

Sales Strategy

     Central to our growth strategy is maximizing market penetration and reducing the barriers of entry while optimizing our revenue sources. To achieve those objectives, we have identified three key marketing strategies that make up the overall model. They are:

     1. Equipment Sales: We will continue to be a direct seller of our products to customers who prefer to purchase and operate our equipment. We will sell our Plasma Converter and associated equipment to a customer with no equity position in the project. However, we will offer Long Term Service Agreements to create residual or ongoing revenue in this area.

     2. Build Own And Operate/Transfer Of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and high value processing and/or disposal fees are contracted for and will significantly increase ongoing revenue streams. The revenue generated by these types of projects has been shown to be up to ten times that realized from a straight equipment sale over the life of the project.

     3. Joint-Development Projects: In a joint development project, we will assume an equity position in return for a reduced purchase price on our equipment and associated engineering and management services. An additional advantage is that we receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the sole source joint development company.

     An important part of our development of world markets is our sales network. We sell systems through independent representatives and distributors, which we believe helps keep sales costs variable and low. Representatives are paid a commission on sales. Distributors purchase systems, mark them up, and re-sell them to customers. Distributors are also responsible for supplying after-sales parts and service.

     Marketing activities have increased substantially in the last fiscal year primarily due to expansion in the distributor, representative and customer base. The expansion has required an increase in printing, translating, audio visual, website services and shipping of marketing material. Our customer prospect and outside sales force has more than doubled during this period, as a result of which, demonstration and presentations have increased. Our revenues were $66,000 for the period ended January 31, 2007 as a result of the amortization of our distributorship agreements.

     Our senior management also sells directly to customers, in addition to seeking out projects for build, own and operate and build, own and transfer of ownership facilities. Such customers and projects might include large corporations with activities in many states or countries, or sovereign governments where the complexity of the bidding process on projects requires a large degree of company time and attention.

     We manufacture modular, skid-mounted systems that are transportable in standard tri-modal containers for shipment globally.

     We require down payments and progress payments to be scheduled (for direct sales and co-venture projects) so that cash flow in the manufacturing process will be positive. We obtain project financing against guaranteed waste streams/tipping fees for Build Own & Operate (BOO) projects to fund manufacturing, shipping, and installation costs before facility startup. In addition, we incorporate performance insurance for BOO projects to guarantee performance on the specific waste stream to be processed and obtain necessary local permits to begin operation.

     Revenues will occasionally be derived from engineering services and testing. We perform paid-for engineering services where we believe those services may lead to equipment sales.

Primary Customer

     For the fiscal year ended October 31, 2006, 28% of our revenue was derived from the amortization of distributorship agreements. In addition, 56% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 16% of our revenue was generated from consulting and design services for one customer.

     For the fiscal year ended October 31, 2005, 63% of our revenue was derived from the amortization of distributorship agreements. In addition, 19% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 18% of our revenue was generated from consulting and design services for one customer.

Plasma Converter Demand

     We believe that the primary factors that create the demand for our Plasma Converters include the need for customers to:

     o    Reduce the costs for hazardous and toxic waste disposal;

     o Eliminate personal and organizational liability associated with hazardous and toxic waste disposal;

     o Comply with present and anticipated environmental regulations in a cost-effective manner;

     o    Recover products for use or sale; and

     o    Destroy waste completely, safely and irreversibly.

     We believe our Plasma Converter will meet customers' needs because our system:

     o Reduces the cost and risk associated with hazardous waste generation and disposal;

     o    Performs safer than prevailing environmental standards;

     o    Converts wastes into products for use or for sale;

     o    Destroys wastes safely and irreversibly; and

     o Comes in small and large system capacities, in stationary and mobile configurations.

     A device generally referred to as a plasma torch, although there is no fire involved in the device, produces the plasma lightening-like arc in the Plasma Converter vessel to produce a plume of radiant energy. The Plasma Converter therefore is an electrically driven system that produces an intense field of radiant energy within the plasma vessel that causes the dissociation of the molecular bonds of solid, liquid, and gaseous compounds for materials of both hazardous and non-hazardous wastes. We refer to this destruction process as "molecular dissociation."

     Molecular dissociation causes the molecules of the waste material to be separated into their elemental components (atoms), and reformed by the Plasma Converter System into special recoverable, commodity products. The process is not a combustion or burning process, and the system should not be confused with an incinerator or a vitrification process. It is the intense energy field produced by the plasma plume within the Plasma Converter vessel that drives the molecular dissociation process.

     The Plasma Converter vessel operates at normal atmospheric pressure quietly and safely. While the interior temperature of the plasma plume is about 30,000 degrees Fahrenheit, the temperature of the refractory walls inside the vessel is maintained at about 3,000 degrees Fahrenheit and is the lowest temperature experienced within the vessel. On the average, most waste material will be dissociated or melted at temperatures exceeding 6,000 degrees Fahrenheit.

     The Plasma Converter consists of many well-proven process components currently used in the metallurgical and chemical industries. Solid wastes being fed to our system are automatically fed through an air-locked infeed port, and the feeding is ordinarily on a continuous basis. Liquids, gases and sludges can also be fed or pumped directly into the vessel through a pipe port. Bulk solids, liquids, gases and sludge may be fed in and processed simultaneously.

     The Plasma Converted Gas ("PCG"), a synthesis gas recovered from our system, is drawn out of the vessel and put through our gas-polishing unit. The molten silicates, inorganics and metals, if any, are removed at the lower side of the Plasma Converter vessel through a melt discharge port and recovery procedure.

     Recovered products can be used or sold as commodities for use in various manufacturing processes. It is expected that most of the Plasma Converted Gas will be used as a fuel gas and to a lesser degree, as a chemical feed stock; silicate materials recovered will be used in the ceramics, abrasives or the construction industries; and the metallic components can be used or be readily available for sale with little or no additional processing. There is a newly developing interest in PCG to produce hydrogen by use of our patented StarCell system. The economic justification for the use of our systems in hazardous waste applications does not depend on any revenues from the use or sale of the recovered commodity products, but the emergence of StarCell hydrogen may modify that attitude.

Recovered Commodity Products

     The Plasma Converter processes the waste in such a way that the elemental components of the feedstock can be recovered from one to three distinct phases:

     (1)  PCG that exits the chamber;

     (2) inorganic, glass-like (obsidian-like) silicates which form a separate layer above the liquid metal (if there is a sufficient quantity of metal in the feed stock, with small quantities of metal encapsulated in the silicate stone); and

     (3) liquid metallic elements, if in sufficient quantities, which collect and are automatically discharged at the base of the vessel.

     Depending on the composition of the feedstock, any one phase may be produced, any two phases may be produced, or all three may be produced. However, our experience indicates that the most likely commodity-product recover-phase will be in two parts:

     (1)  the PCG GAS-PHASE; and

     (2) the SOLID-PHASE in which the inorganic silicate, containing metals, will be produced.

Energy Produced and Volume Reduced

     Carbon is abundantly present in the products and the wastes of the industrial world. Such materials are inherently rich in latent chemical energy such as one would find in fuel. When carbonaceous waste feedstocks of industrial waste, infectious hospital waste, municipal solid waste, shipboard waste, and similar waste are processed, the Startech system will consume one unit of electrical energy while producing about four units of energy residing in the PCG. With the improved efficiencies of electrical generating units, the four units of energy residing in the PCG can be used to create two units of electrical energy.

     Materials such as scrap tires, for example, will produce recovered commodity products in two phases: the PCG gas phase and the metal phase, if metal exists. Because materials such as plastics, solvents, and tires are so rich in energy, they will produce a relatively large amount of PCG with a high-energy content that will result in approximately 6-8 units of recovered PCG energy for each unit of electrical energy used in the process.

     In some applications, the Plasma Converter will produce enough energy for its own needs, and produce a surplus that can be sold to the local electrical grid or used in the customer's facility to reduce the need for purchased power or fuel. Not all wastes produce PCG. For example, processing contaminated soil will produce no appreciable amount of PCG.

     The volume reduction of these solid wastes, when processed in the Plasma Converter, is approximately 300-to-1. Waste streams composed primarily of hazardous or non-hazardous paper, cloth, plastic, food, pharmaceuticals, explosives, paints, solvents, PCBs, confiscated drugs, filters, oils, and similar materials will result in so few solids as to produce volume reductions approaching infinity. Materials such as these are also very rich in elements such as carbon, oxygen, and hydrogen and the processing results almost entirely in the PCG(TM) commodity synthesis gas. In addition to the volume reduction, none of the remaining materials, if any, are hazardous in nature.

     Waste feedstocks that have a relatively high metal content will produce a separate liquid metal phase that can be recovered directly from the system for resale or reuse in the metallurgical industry.

     Our system may also achieve volume reductions on low-level radioactive surrogate waste of approximately 300-to-1. Other present methods of volume reduction include compaction and incineration that produce overall volume reductions of approximately 8-to-1. Our system will not reduce the radioactivity of the low-level radioactive waste nor do we believe that can be done by any other system. Industries that may benefit from this process are utilities, research laboratories and hospitals that store the reduced low-level radioactive waste material on-site until it can be shipped off-site to a special repository. The cost for that method can be many thousands of dollars per ton. The continued availability of the few repository sites that exist is problematic and uncertain. We believe our system can increase a site's storage capacity.

What is Plasma?

     Plasma is simply a gas (air) that the Plasma Converter ionizes. It becomes an effective electrical conductor and produces a lightning-like arc of electricity that is the source of the intense energy transferred to the waste material as radiant energy. The arc in the plasma plume within the vessel can be as high as 30,000 degrees Fahrenheit or three times hotter than the surface of the Sun. When waste materials are subjected to the intensity of the energy transfer within the vessel, the excitation of the waste's molecular bonds is so great that the waste materials' molecules break apart into their elemental components (atoms). It is the absorption of this energy by the waste material that forces the waste destruction and elemental dissociation.

How The Process Works

     The basic Plasma Converter System consists of the following:

     o    In-feed System
     o    Plasma Vessel
     o    Cooling Process
     o    Filtration Process
     o    Neutralization Process


Figure 1. Process Overview of PCS

                                   Feed System
                                (Graphic Omitted)

     The feed mechanism can simultaneously accommodate any proportion or combination of solid, liquid and gaseous feedstocks. Solid wastes, depending upon their composition, can be pumped, screw fed, or ram fed into the plasma vessel. A shredder ahead of the feed system may be appropriate to achieve size reduction or object separation prior to direct system feed.

     Liquid wastes, including sludges, can be pumped directly into the PCS through the wall of the plasma vessel using a special infeed nozzle. The liquid feed system is also designed to accommodate any entrained solids that may be present.

     Similarly, gaseous feedstocks may also be introduced into the plasma vessel through a specially designed nozzle.

     The plasma vessel is a cylindrical two-part container made of stainless steel with an opening in the roof through which the plasma torch is inserted. The vessel is lined with insulation and refractory to allow both maximum retention of internal energy and protect the stainless steel container from the intense heat inside the vessel. The plasma vessel is equipped with inspection ports (including a video camera) so the operator can view real time images inside the vessel to assist in PCS operation, openings for introduction of feedstocks, and an exit port for removal of excess molten material. The smaller vessels are designed to remove molten material periodically through an automated tipping mechanism during which time the vessel may or may not remain in continuous operation. A design enhancement incorporated into the most recently constructed system is a continuous melt extraction feature which maintains the level of molten material in the plasma vessel at or below a preset limit without interrupting the operation of the system. This melt extraction system can be deployed with all sizes of Plasma Converters.

     The plasma vessel is specially designed to ensure that no feedstock material is able to reach the exit port without first passing through the plasma energy field and undergoing complete molecular dissociation. The method by which this is accomplished forms a part of our intellectual property. In addition, the plasma vessel is maintained at a slight negative pressure to ensure that no gases can escape into the atmosphere.

     The plasma torch system is a commercially available product that we can purchase from any number of reputable vendors. Comparable plasma systems have been used extensively in the metallurgical industry for decades. The most maintenance-intensive aspect of the PCS is the need to periodically replace electrodes, which occurs approximately every 300 to 500 hours of operation. Electrode replacement can be accomplished in approximately thirty minutes ensuring minimum downtime of the PCS.

     The PCS is also equipped with a torch positioner system that allows the operator to aim the torch at different points within the plasma vessel. This aspect of the PCS allows the operator to quickly and efficiently treat feedstocks as they enter the vessel and avoid any build-up of solidified melt that may occur on the vessel walls.

     The Plasma Converter that is being used for our demonstration and training unit in our Bristol, Connecticut facility continues to be a very active marketing tool in showcasing our technology to potential customers, investors and governmental agencies. We have been proactive in utilizing this facility for training such as Eico Systems Corp. and running some surrogate testing for specific customers. We expect testing activity to increase in 2006 as more and more companies and governmental agencies look to validate our technology for their specific applications. Additionally, we expect to have the Mihama system up and running in 2006, which will also be available for demonstration and showcasing.

StarCell(TM) Development and Technology -

     StarCell is our patented hydrogen selective membrane device that separates hydrogen from PCG. In our Plasma Converter System ("PCS"), organic wastes and other feedstocks are dissociated and reformed to create a synthesis gas, predominantly hydrogen and carbon monoxide. The synthesis gas produced in the dissociation process of these materials, particularly the hydrogen component, has an expanding commercial demand. Single step gasification and reforming of feedstocks utilizing the PCS is one potential answer to both distributed and large scale hydrogen production. The economics of the gasification process are especially favorable when gasifying organic waste including pesticides, tires, medical waste and municipal solid waste into high purity hydrogen fuel.

     To enhance the fuel production capability of the PCS, we have built upon current and past research to develop StarCell, a ceramic membrane technology for the isolation and purification of Hydrogen from a mixed gas stream. This technology has far reaching applications in the emerging hydrogen economy for virtually any hydrogen purification application.

     During 2005, we continued the capability of our StarCell product with DOE projects in the development and testing of varied waste streams to define and establish baseline information in the performance and yield of the StarCell membrane. We have completed the first phase of testing and have issued the technical report to DOE. During 2006, we continued the performance evaluation of the ceramic membrane with equipment modifications and provided additional testing and independent analysis of alternative feedstocks for DOE.

     The increasing importance of the need for alternative energy sources and the emergence of the "Hydrogen Economy" drove our development of StarCell.

     There are essentially two principal uses of energy:

     1. stationary energy for electrical power generation and heating; and

     2. mobile energy such as that used for transportation propulsion systems, or the energy you can put in a fuel tank and take with you.

     Any discussion on energy-related issues, such as air pollution, dependable energy supplies and global climate change, further illuminates the need for alternative fuels. Hydrogen offers very large benefits by eliminating polluting emissions and greenhouse gases, and, with the StarCell technology, hydrogen can become a more readily and cheaply available alternate primary energy fuel. Hydrogen, like electricity, is a premium-quality energy carrier. It can be used with high efficiency and with zero tailpipe and zero stack emissions.

     Besides producing the Plasma Converter, we are also developing equipment that can recover hydrogen from a variety of feedstocks including coal and the wastes of the world. This capability will help make it possible to have a large-scale dependable energy system with essentially no pollutants and no climate-changing gases.

     Hydrogen is clearly recognized as a very real alternative to our always-depleting reservoir of fossil fuel. More than that, hydrogen is the pristine fuel. When used as a fuel, it produces only water vapor (fresh water) as a by-product. Although energy production is not our main objective, the ability to separate this highly sought-after gas from an already valuable synthesis gas will be another step forward in our mission to achieve broad market acceptance of our primary product, the Plasma Converter.

     StarCell is not a fuel cell; it is a ceramic membrane filtration system that extracts hydrogen from PCG. Because hydrogen is such a small molecule, smaller than all the others in the PCG gas mixture, it can be pushed through the filtering membrane to allow the hydrogen to be separated from the PCG.

     PCG is produced from wastes; it is a gas mixture containing a large quantity of hydrogen. Pound-for-pound, hydrogen contains more energy punch than all other fuels.

     StarCell Hydrogen can feed fuel cells and hydrogen engines. StarCell Hydrogen is a fuel that can produce clean electricity and clean propulsion systems. The combination of the Plasma Converter with StarCell can produce hydrogen on a large scale from the wastes of the world at a very low cost. Our customers who use a Plasma Converter with StarCell will get paid for processing the incoming waste at the front end and for the hydrogen at the back end. Waste, even hazardous waste, is an ever-present, and much overlooked, valuable and renewable resource.

     Hydrogen is a very valuable commercial gas that is produced by various thermo-chemical industrial methods. Hydrogen gas is used in many industrial processes to make products that we use every day. These products include cooking oils, peanut butter, soap, insulation, metals, drugs, vitamins, adhesives, cosmetics, ammonia, fuels, and plastics. Hydrogen is also used extensively to propel spacecraft, because it is very light and has very high energy content. Hydrogen is used as a fuel to produce pollution-free electricity in fuel cells.

     While hydrogen is the most abundant material in the universe, it is not readily accessible. Expensive and sophisticated chemical-industry processes must extract it. Nearly all of the hydrogen produced today is made from fossil fuels. These fuels consist primarily of molecules made up of carbon and hydrogen. To produce hydrogen from these fossil fuel molecules, they must be "reformed" with steam and/or oxygen in a complex thermo-chemical process consisting of many steps. The products of reformation are hydrogen gas and carbon-gas species. The traditional industrial process further purifies and separates the hydrogen from the rest of the stream by various methods. This expensive reformation process is exactly what our Plasma Converter does in the process of destroying most feedstock. We perform the reformation process from the Plasma Converter for no additional costs.

Competition

     We believe that we are the industry leader in the use of plasma technology to rid the world of its waste problem and/or create valuable alternative power sources and industrial products. There are other plasma-based technologies in various stages of development that claim to achieve some, but not all, of the benefits achieved by our system. However, the fact that the commercial use of plasma for waste destruction resulting in power and product creation is in its early stages, makes competitive comparisons difficult. We welcome the presence of other plasma technologies. There is an emerging and growing market for plasma technology and the existence of competing technologies provides credibility to the industry.

     We believe that we are positioned to take advantage of the recognition of plasma technology as an alternative to conventional forms of waste disposal. We have spent substantial money, time and effort educating the public and private sectors on the benefits of our technology and believe we will reap the rewards of that effort.

     We believe the following are a few of our competitive advantages:

     o Low total system cost that allows our customers to make money with our system
     o Operating performance that is far safer than prevailing environmental standards
     o    The ability to process solids, liquids, and gases simultaneously
     o Versatile feed systems and vessel openings that allow a wide variety of feed streams
     o    Advanced stage of power-producing peripheral equipment
     o Unmatched advanced design and operating performance of our complete system
     o    Management's experience with plasma and its commercial application
     o    Depth and breadth of manufacturing knowledge and experience
     o Greater access to capital markets as a public company over private companies
     o    Fully trained distributors and representatives
     o    Multiple modes of operations

     We believe the following are some of our competitive disadvantages;

     o Our cash position relative to other multi-national companies who may enter this field as it grows
     o Resistance to new technologies when dealing with the public health and safety

     We believe many potentially competitive technologies are limited to a narrow number of waste feed-streams. In some of those technologies, if the system does not receive exactly what it expects, even something as benign as water or metals, the process may be ineffective and possibly dangerous. In the waste industry, it is difficult to specify the exact composition of a waste stream in a real world application. By their very nature, waste streams are sometimes made up of unknown and unpredictable materials. For any processing system to be commercially successful it must be able to safely and effectively process unpredictable waste streams without system upsets. Our Plasma Converter can handle great deviations in the waste stream content. We believe many of the potentially competitive technologies have yet to demonstrate capabilities beyond small laboratory or bench scale devices that use precisely controlled waste streams under precisely controlled conditions. They may also produce undesirable and hazardous by-products.

     We believe the following companies are potential competitors in the plasma industry:

     1) Integrated Environmental Technologies ("IET"); and

     2) MSE Technology Applications, Inc. ("MSE")

     IET offers a very different system from our technology. IET uses a carbon rod plasma arc system whereas we use a plasma torch based system. MSE, like Startech, uses a plasma torch based system.

     There are difficulties in comparing technologies in our industry that are not present in established industries. The commercial nature of any plasma-based system is based upon the performance data received and the versatility of the material feedstock that can be processed. Further, in addition to the performance data and versatility of feedstock, the commercial uses for the system can be greatly enhanced by the number of peripheral devices that can be added to the system to make use of the saleable gas, silicate and metals that the system produces to create a total solution. Because this industry is just beginning to develop, there is very little empirical evidence in the public domain regarding the performance data of each competing technology. Therefore, performance comparisons are not available. However, some of our competitive advantages are not data related, but are the direct result of the versatility in the feedstock variations we can accommodate and in the advanced level of our system design. Additionally, we know of no competitor that is offering the variety of uses for gas and silicates that we offer.

     Besides the companies mentioned above, there are a number of other companies that advertise a capability using plasma technology. We have no way of knowing the status of these companies or if they are even ongoing concerns. Since many of them are small, private companies it is very difficult to know what, if any, capabilities are ready for the commercial market. We are not aware of any competitive company that has a commercial site up and operating other than those we have named above.

     In addition, we believe that other waste disposal methods may be considered as competition. These methods are summarized as follows:

     o Landfill Dumping: the least expensive in the short term and one of the most environmentally dangerous of all waste disposal methods.

     o Incineration: even though the permitting of new incinerator installations is being dramatically reduced and the method has fallen into great disfavor both in the U.S. and internationally, this rather primitive method of disposal is still presently accepted by many. The emissions produced are regarded as pollutants, and large quantities of toxic bottom ash and fly ash are produced which are eventually deposited into landfills in the community.

Intellectual Property

     We have developed and acquired proprietary technology. Our technologies are comprised of a variety of overall coordinated system and subsystem concepts, detailed mechanical engineering calculations, detailed engineering design features, data compilations and analyses, complex chemical engineering calculations, business methods and market information. Since our formation, a substantial amount of intellectual property has been developed.

     We are the licensee on one patent. The inventions and related know-how could enhance the commercial capability of our core plasma system for certain applications. The patent relates to a Hydrogen-Selective Ceramic Membrane that was developed by Media and Process Technology, Inc., and its predecessor, ALCOA Corporation. This technology provides for the high temperature dehydrogenation of our PCG and forms the basis for our StarCell system.

     Our success depends, in part, on our ability to maintain trade secrecy for our proprietary information that is not patented, obtain patents for new inventions and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on our ability to conduct business, that we will develop additional proprietary technology which is patentable or that any patents issued to us will provide competitive advantages or will not be challenged by third parties. We also protect our trade secrets and proprietary know-how and technology by non-disclosure agreements and non-compete agreements with our collaborators, employees and consultants. However, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Government Regulation

     Our customers are required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended and the Occupational Safety and Health Act of 1970, which may require us, our prospective working partners or their customers to obtain permits or approvals to utilize the Plasma Converter System and related equipment on job sites. In addition, because we are marketing the Plasma Converter System internationally and expect those sales to represent a significant portion of our revenues, our customers will be required to comply with laws and regulations and, when applicable, obtain permits or approvals in those other countries. There is no assurance that these required permits and approvals would be obtained. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter(TM) System and its by-products are not environmental risks. There is no assurance that these studies, if successful, will not be more costly or time-consuming than anticipated. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, our prospective working partners and/or their customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that our system's performance will satisfy all of the applicable regulatory requirements.

Environmental Matters

     Our customers' operations are subject to numerous federal, state and local regulations relating to the storage, handling and transportation of regulated materials. Although our role is generally limited to the sale or leasing of specialized technical equipment for use by our customers, there is always the risk that equipment failures could result in significant claims against us. Any claims against us could materially adversely affect our business, financial condition and results of operations as well as the price of our common stock.

Manufacturing Operations

     Our products and systems are presently being manufactured by third party vendors who build specific component parts to our specifications. Some of the manufacturing components are constructed at our 30,000 square foot manufacturing facility located in Bristol, Connecticut. We also assemble, ship and test our systems at this facility.

Research and Development

     While the principal research and development to produce commercial Plasma Converters has been completed, we continue to perform research and development activities with respect to product improvement and new product development, utilizing internal technical staff as well as independent consultants. These activities have to date been entirely paid for and sponsored by us. We will continue to develop and design operational improvements that will be primarily in the area of the use of the Plasma Converted Gas produced by the Plasma

Converter also used by StarCell. Expenditures for research and development will be geared to achieving lower cost designs and higher efficiencies consistent with our business model of offering complete systems solutions. During the year ended October 31, 2006, we expensed $324,834 for research and development compared to $337,898 in development during the year ended October 31, 2005. As we expand our research and development focus in fiscal year 2007, our efforts are expected to be devoted to the development of patentable proprietary inventions in the field of high temperature thermo-chemistry and the production of low cost hydrogen. In addition we will continue conducting ongoing tests, demonstrations and enhancements of the Plasma Converter for potential customers and governmental agencies.

Employees

     As of June 1, 2007, we had 15 full-time employees. Of these full-time employees, four are in engineering, one is in research and development, four are in sales and marketing and seven are in management or administrative positions. We believe that we have been successful in attracting experienced and capable personnel. All officers and directors have entered into agreements requiring them not to disclose any proprietary information, assigning all rights to inventions made during their employment and prohibiting them from competing with us. Our employees are not represented by any labor union or collective bargaining agreement, and we believe that our relations with our employees are good.

Properties

     We lease office space, equipment, computers and vehicles under non-cancelable operating leases expiring between 2006 and 2009.

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical and taxes provide for monthly payments of $12,159 to December 2008, when the lease expires; however, we have the option to extend it for another three years at the same price. On December 11, 2006, in connection with the lease agreement, we issued a warrant to our landlord for the right to purchase 200,000 shares of common stock at an exercise price of $3.00 valued at approximately $473,000. These warrants expire on March 11, 2011.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007. This lease arrangement is on a month to month basis.

     The following table shows our future lease commitments under our operating leases:

         Year             Annual Rent
         ----             -----------
         2007              $ 276,723
         2008                194,904
         2009                145,908
                           ---------
         Total             $ 617,535


Legal Proceedings

     We were sued in an action entitled Ann C. Ritson, et al ("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, which commenced on or about July 2006 (the "Primary Action"), relating to alleged misrepresentation in a private placement transaction. We have denied the allegations and have asserted certain defenses against the Plaintiffs. At this time, we are unable to evaluate the likelihood of an unfavorable outcome. In addition, in November 2006, we filed a third party complaint against the placement agent in the aforementioned matter. We alleged that if we are adjudged to be liable to the Plaintiffs, we are entitled to indemnification in whole or in part from the placement agent pursuant to a written agreement. This matter is still in the fact discovery phase. The parties have agreed to mediate the dispute and are in the process of scheduling the mediation.

                                   MANAGEMENT

     Our executive officers and directors are as follows:

     Name                         Age   Title
     ----                         ---   -----

     Joseph F. Longo              74    Chairman, Chief Executive Officer,
                                        President and Director
     Peter J. Scanlon             58    Chief Financial Officer, Vice President,
                                        Treasurer and Secretary
     Ralph N. Dechiaro            58    Vice President of Business Development
     Stephen J. Landa             43    Vice President of Sales and Marketing
     John J. Fitzpatrick(1)       68    Director
     Joseph A. Equale(1)(2)       61    Director
     Chase P. Withrow III(1)(2)   63    Director
     L. Scott Barnard(2)          64    Director

-----------------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

Board of Directors

     L. Scott Barnard, age 64, is currently the owner and Managing Partner of Programmix, LLC, a sales and marketing firm based in Norwalk, CT, which he founded in January 2001. Programmix is one of the largest European importers of uncoated free-sheet paper in the United States. From 1998 through 2000, Mr. Barnard served as Executive Vice President, Sales and Distribution of Champion International Corporation (which merged with International Paper in June 2000), and President of Champion Export Corporation. From 1996 to 1998, Mr. Barnard served as Executive Vice President, Sales for Champion International Corporation, and from 1992 to 1996, he served as Executive Vice President, Paper Sales for Champion International Corporation. Mr. Barnard also served as a Corporate Officer of Champion International Corporation from 1992 to June 2000. Mr. Barnard has an extensive background in sales and marketing (both domestic and international). Mr. Barnard holds a B.S. degree in marketing from Gannon University and is a graduate of the MBA 2000 Program at the Amos Tuck School of Business Administration at Dartmouth College. Mr. Barnard also studied marketing, logistics and transportation systems at the University of Wisconsin and University of Tennessee. Mr. Barnard serves on the Board of Directors and as a member of the audit committee of Nashua Corporation (NNM: NSHA).

     Joseph A. Equale, CPA, age 61, has served as a director since November 2003. Mr. Equale is the founder and Managing Partner of Equale & Cirone, LLP (CPAs and advisors), which he founded with Mr. Cirone in January 1999. Prior to the formation of the partnership, and beginning in February 1994, Mr. Equale operated as a sole practitioner. Mr. Equale has spent over ten years in other professional practice units, including a predecessor firm of what is presently Deloitte & Touche LLP. In addition to his responsibilities as Managing Partner of Equale & Cirone, LLP, Mr. Equale is in charge of the firm's quality control program. Mr. Equale also spent over ten years in private industry, including an assignment as an Assistant Controller of Xerox Corporation. Mr. Equale is active in the accounting profession, where he served as President and a member of the Board of Governors of the 6,500 member Connecticut Society of CPAs (CSCPA). Mr. Equale is also a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Equale has served as an Adjunct Assistant Professor of Accounting at Sacred Heart University, Graduate School of Business in Fairfield, Connecticut. Mr. Equale received a B.B.A. in accounting from St. John's University and an MBA in finance from the University of Bridgeport. Mr. Equale also serves as a director of IWT Tesoro Corporation (IWTT.OB).

     John J. Fitzpatrick, age 68, is an independent management consultant, having retired in 1995 from the "old" Dun & Bradstreet Corporation ("D&B") as an executive officer and Senior Vice President-Global Human Resources, where he was employed since 1983. His responsibilities at D&B, in addition to providing counsel and guidance to the CEO and the Compensation and Nominating Committees of the Board of Directors, included strategic planning, acquisitions & divestitures, executive staffing, compensation & benefits, and HR information systems. Prior to joining D&B, Mr. Fitzpatrick held international sales, marketing, human resources and administrative management positions with Celanese Corporation, Rockwell International, Burroughs Corporation and Procter & Gamble.

     Joseph F. Longo, age 74, has served as a director and as Chairman since 1995. Since November 2004, Mr. Longo has served as Chief Executive Officer and President, positions he also served in from November 1995 to January 2002. From July 2003 until December 2004, Mr. Longo served as Chief Operating Officer, and from August 2003 to August 2004, as Secretary and Treasurer. Mr. Longo is the founder of Startech Corporation, a predecessor of our company, in 1994. Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers, from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents, all of which have been successfully commercialized. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience.

     Chase P. Withrow III, age 63, has served as a director since May 2006. Mr. Withrow has over 35 years of experience working in the securities industry. He is presently employed as a financial advisor with Investar Capital Management, LLC in Edgewater, MD, since 2000. Mr. Withrow's broad range of financial services expertise include: assessing compliance with NYSE and NASD regulations; integrating back office and margin processes; establishing sales methodologies; and advising senior management. Mr. Withrow served as Branch Manager for several brokerage firms, including Advest, Inc., from 1982 to 1986, and Evans & Company, Inc, from 1986 to 1988. During his tenure as a manager at Advest, his office set records for gross commission production as well as gross sales production per broker. Mr. Withrow consistently was named a member of the President's Club, which signified superior sales production across the nationwide firm.

     All directors are elected for a period of one year at our annual meeting of shareholders and serve until their successors are duly elected and qualified. Officers are appointed and serve at the pleasure of the board of directors.

     During fiscal year 2006, the independent board of directors acted on compensation matters concerning salaries and incentive compensation for our executive officers and administered our employee stock option plans. In addition to the foregoing, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern.

Director Compensation

     Directors who are currently our officers and employees receive no additional compensation for acting as directors. All independent directors receive an annual retainer of $6,000 per year, plus an additional fee of $750 for each meeting attended in per person, or $350 for each meeting via teleconference or videoconference. The chairman of the Audit Committee receives an additional fee of $4,000 per annum and all other members of the Audit Committee receive an additional fee of $2,000 per year. The chairman of each other committee receives an additional $2,000 per year, and members of each other committee receive an additional $1,000 per year. Upon being appointed to the board, independent directors receive an initial option grant of 30,000 options, which options contain a three-year cliff vesting period. Thereafter, each independent director receives an annual option grant of 15,000 options with an annual one-year vesting period. All independent directors are reimbursed for out-of-pocket expenses.

Executive Officers

     Joseph F. Longo. Information concerning Mr. Longo, our Chairman, Chief Executive Officer and President, is discussed above under information concerning members of our Board of Directors.

     Peter J. Scanlon joined us as Controller in December 1998 until October 2003. On November 1, 2003, Mr. Scanlon was appointed to his current position of Chief Financial Officer, and has served as Vice President, Treasurer and Secretary since August 2004. Prior to joining our company, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998. Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas. As Manager of International Finance Systems Development, Mr. Scanlon was successful in the development and installation of the reporting system being used by IBM's six largest international subsidiaries. While on a three-year assignment in London, England, he also developed and implemented financial procedures and controls for IBM's European manufacturing headquarters in Brentford, England.

     Ralph N. Dechiaro joined us as Vice President of Business Development in February 2002. Prior thereto, he was the Commercial Program Manager at JFK International Air Terminal where he participated in the Terminal 4 Redevelopment Program from December 2000 to January 2002. Prior to JFK International, Mr. Dechiaro was a Project Manager at Burns and Roe Enterprises from January 1975 to September 1984 and from September 1990 to December 2000 where he managed government, domestic and international projects. From September 1984 to September 1990 he was a System Manager at ITT Avionics where he was responsible for the development and implementation of applied business systems. Mr. Dechiaro also has extensive government experience, having served for 28 years in the US Army before retiring as a Lieutenant Colonel. In this capacity, Mr. Dechiaro completed varied command and staff assignments at all management levels culminating in the assignment as Assistant Chief of Staff for Information Management. He served as the Principal Staff Officer to the Commanding General providing contracting services, long range planning and implementation of all functions related to communications, information services, contracting and advanced technologies.

     Stephen J. Landa joined us as Vice President of Sales and Marketing on May 3, 2004. Prior thereto, he started Mighty Oak Management LLC, a securities brokerage and registered investment advisory firm. Mr. Landa was responsible, as sole principal, for all aspects of business operations including sales supervision, personnel, financial operations and maketing. He was a financial news talk show host for five years broadcasting from New York to Boston. Mr. Landa has held many securities' industry licenses over his fifteen year career in the securities sales business, including thirteen years at American Express and Royal Alliance. Mr. Landa has a degree in Architecture and Civil Engineering, a certificate in Real Estate Development and Financial Analysis, a Constructrion Supervisor's License, a General Securities Principal License and is a Registered Investment Adviser. He won awards for academic excellence in the Boston Architectural Center's work study program. He studied at Harvard Graduate School of Design, Boston Architectural Center, Norwalk State Technical College, Roger Williams College and the American College.


                             EXECUTIVE COMPENSATION

Executive Compensation

     Summary Compensation Table. The following table sets forth information concerning compensation paid by us to our Chief Executive Officer and each of the four other most highly compensated executive officers during the fiscal years ended October 31, 2006, 2005 and 2004 (the "named executive officers"):

                                                                                               Long Term
                                                Annual Compensation                       Compensation Awards
                                                -------------------                       -------------------
                                                                                      Underlying
                                                                Other    Restricted     Stock         All
                                                                Annual      Stock       Option       Other
                                           Salary    Bonus   Compensation   Awards      Grants    Compensation
  Name and Principal Position      Year     ($)      ($)(1)       ($)        ($)       (#) (2)       ($) (3)
-------------------------------    ----   -------    ------  ------------  --------    -------    ------------
Joseph F. Longo -                  2006   185,000      --          --         --          --         19,968
   Chairman, Chief Executive       2005   185,000    25,000        --         --        15,000       15,600
   Officer and President (4)       2004   140,384      --          --         --          --           --

Peter J. Scanlon -                 2006   130,000      --        72,000       --          --         39,276
   Chief Financial Officer,        2005   130,000      --        18,000       --        45,000       14,800
   Vice President, Treasurer       2004   127,833      --          --         --          --         16,723
   and Secretary

Ralph N. Dechiaro -                2006   130,000      --        20,000       --        25,000       46,019
   Vice President of               2005   130,000      --          --         --        15,000       14,800
   Business Development            2004   130,000      --          --         --          --         16,767


Stephen J. Landa -                 2006   130,000    20,000        --         --          --         22,040
   Vice President of               2005   130,000      --          --         --        15,000        5,700
   Sales and Marketing             2004   130,000      --          --         --          --              0

--------------

(1) The bonus paid to Mr. Longo was awarded in October 2005 in consideration for employee performance in the fiscal year ended October 31, 2005. The
     Company agreed to grant Mr. Dechiaro a one-time bonus/incentive award of $20,000 for fiscal year 2006, which was payable in cash, less applicable taxes, which was paid on December 23, 2005.

(2) Options were granted under our 1995 Non-qualifying Stock Option Plan. All options granted in fiscal 2006 have an exercise price of $2.40 per share and expire in October 2015, except for 30,000 options that were granted to Mr. Scanlon at a price of $2.30 per share and expire on August 5, 2015.

(3) Includes amounts in respect of matching contributions to our 401(k) Plan paid in shares of our common stock which shares vest over a three-year period, automobile allowance and payment of insurance premiums.

(4)  Mr. Longo was appointed Chief Executive Officer and President effective
     November 1, 2004. Prior thereto, Mr. Longo served as Chief Operating
     Officer since June 2003 and as Secretary and Treasurer from August 2003 to
     August 2004.




                                       48

     Option Grants in Fiscal Year 2005. The following table provides information related to options granted by us during the twelve months ended October 31, 2005. There were no options granted by us to our executive officers during the year ended October 31, 2006.

                                                                                         Hypothetical Realizable
                                                                                         Value at Assumed Annual
                           Number of       Percent of                                      Rates of Stock Price
                          Securities      Total Options                                      Appreciation for
                          Underlying       Granted to                                         Option Term (2)
                            Options         Employees       Exercise     Expiration         5%             10%
Name                      Granted (1)    in Fiscal 2005      Price        Date (1)          ($)            ($)
----                      -----------      ------------      -----        --------          ---            ---
Joseph F. Longo             15,000            3.7%           $2.40       8/31/2015         22,640          57,375
Karl N. Hale                15,000            3.7%           $2.40       8/31/2015         22,640          57,375
Peter J. Scanlon            30,000            7.5%           $2.30        8/5/2015         43,394         109,968
Peter J. Scanlon            15,000            3.7%           $2.40       8/31/2015         22,640          57,375
Ralph N. Dechiaro           15,000            3.7%           $2.40       8/31/2015         22,640          57,375
Stephen J. Landa            15,000            3.7%           $2.40       8/31/2015         22,640          57,375

(1) These options were granted under our 2000 Stock Option Plan. Other than the 30,000 options granted to Mr. Scanlon, one-half vested immediately upon the date of grant and the remaining one-half vest on April 30, 2006 so long as the employee is in good standing. For the 30,000 options granted to Mr.
     Scanlon, one-third vested on January 30, 2006, one-third will vest July 30, 2006 and one-third will vest on January 30, 2007.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission do not represent our estimate or projection of our future common stock prices.
     These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions.

     Aggregate Option Exercises in Fiscal 2005. The following table provides information related to options exercised by the named executive officers during fiscal year 2005 and the number and value of options held as of October 31, 2005:

                                                     Number of Shares                Value of Unexercised
                    Shares                        Underlying Unexercised             In-the-Money Options
                   Acquired                   Options as of October 31, 2005      as of October 31, 2005(1)
                      on          Value       ------------------------------   ------------------------------
      Name         Exercise     Realized      Exercisable      Unexercisable   Exercisable      Unexercisable
      ----         --------     --------      -----------      -------------   -----------      -------------
Joseph F. Longo           -            -         317,500              7,500         8,700                  0
Karl N. Hale          5,000       10,150          42,500              7,500             0                  0
Ralph N. Dechiaro         -            -          10,500              7,500             0                  0
Peter J. Scanlon          -            -          87,500             27,500             0                  0

(1) Calculated on the basis of the fair market value of the common stock at October 31, 2005 of $1.80 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (2) of the preceding table.


                                       49

                             EMPLOYEE BENEFIT PLANS

1995 Stock Option Plan
----------------------

     In November 1995, we registered 2,000,000 common shares, issuable upon exercise of stock options issued by us under our 1995 Non-qualifying Stock Option Plan (the "1995 Plan") for employees, directors and other persons associated with us whose services have benefited us. The options must be issued within 10 years from November 20, 1995. Determination of the option price per share and exercise date is at the sole discretion of the Compensation Committee.

2000 Stock Option Plan
----------------------

     Our 2000 Stock Option Plan (the "2000 Plan") was adopted by our board of directors in January 2000 and was approved by our stockholders in February 2000. The 2000 Plan authorizes the issuance of up to 1,000,000 shares of our common stock.

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options. Our officers, directors, employees and consultants, and employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the 2000 Plan.

     The options may be granted at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of our shares of common stock. Fair market value for purposes of the 2000 Plan is the closing market price of our common stock on the relevant date.

     The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to our stock. No incentive stock options may be granted on or after February 1, 2010, nor shall such options remain valid beyond ten years following the date of grant.

     Fifty percent (50%) of these options vest at the time of the grant and the other 50% will vest six months after the date of grant and expire not more than ten years from the date of grant.

     The 2000 Plan is administered by our compensation committee. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret its provisions. The committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except the option price.

     All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by the compensation committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with us is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent exercisable immediately after termination, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

401(k) Plan

     On June 1, 2000, we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed at least thirty days of service. Contributions are made in the form of common stock at the prevailing current market price and vest equally over a three-year period. We will match the first six percent (6%) of an employee contribution on a dollar for dollar basis up to the maximum contribution allowed under the Internal Revenue Code.

     We sponsor an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Our contributions are made in the form of common stock at the prevailing current market price and vest equally over a three-year period. We will match the first six percent (6%) of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under the Internal Revenue Code. Contributions for the year ended October 31, 2005, 2004 and 2003 were $63,073, $62,932 and $74,268 respectively. These contributions were paid through the issuance of 20,857, 16,060 and 69,848 shares of common stock respectively. During the years ended October 31, 2005, 2004 and 2003, 1,930, 5,442, and 9,518 shares of our common stock respectively have been returned to the 401(k) plan due to employee shares that were not vested due to attrition.

Elimination of Monetary Liability for Directors and Officers

     Our articles of incorporation contain provisions permitted under the Colorado Business Corporation Act relating to the liability of directors. Such provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving a breach of the director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of the law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies and injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities law, including federal securities laws.

Indemnification of Officers and Directors

     Our Bylaws contain provisions permitting indemnification of our directors to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors. There are also agreements indemnifying our officers to the same extent that directors are indemnified by our Bylaws.

Compensation Committee Interlocks and Insider Participation

     No executive officers serve on the board of directors or the compensation committee of another company that has an executive officer serving on our board of directors.

                           PRINCIPAL SHAREHOLDERS AND
                          STOCK HOLDINGS OF MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of our common stock as of May 25, 2007 by (i) each person or entity who is known by us to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each of our current directors, (iii) each named executive officer (as defined above under "Summary Compensation Table") and (iv) all current directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on a review of filing with the Securities and Exchange Commission and on information furnished to us by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                 Number of          Percent
     Name and Address of Beneficial Owner        Shares(1)         of Total(1)
     ------------------------------------        ---------         -----------

     Joseph F. Longo (2)(10)                     1,541,398             6.7%

     Peter J. Scanlon (3)(10)                      124,527              *

     Ralph N. Dechiaro (4)(10)                      62,527              *

     Stephen J. Landa (10)                          21,727              *

     L. Scott Barnard(6)(10)                        39,500              *

     Joseph A. Equale (7)                           54,500              *
     103 Newtown Road, Suite 1A
     Danbury, CT 06810

     John J. Fitzpatrick (9)(10)                    39,500              *

     Northshore Asset Management, LLC (11)       3,939,135            17.1%
     c/o Arthur J. Steinberg, not
       individually but solely in his
       capacity as Receiver of Northshore
       Asset Management, LLC
     c/o Kaye Scholer LLP
     425 Park Avenue
     New York, NY 10022

     Arthur J. Steinberg, not individually       4,939,135             21.4%
       but solely in his capacity as Receiver
       of Northshore Asset Management, LLC (12)
     c/o Kaye Scholer LLP
     425 Park Avenue
     New York, NY 10022

     Paradigm Group L.P. (13)                    1,809,936             7.9%
     60 Revere Drive, Suite 725
     Northbrook, IL 60062

     Connecticut Banking Commission John         4,939,135             21.4%
       P. Burke, not individually but solely in his capacity as Receiver of Circle Trust
       Company (14)
     c/o State of Connecticut Department of
       Banking
       260 Constitution Plaza
       Hartford, CT 06103

                                                 Number of          Percent
     Name and Address of Beneficial Owner        Shares(1)         of Total(1)
     ------------------------------------        ---------         -----------

     FB US Investments                           4,587,504             19.9%
     1285 Sable Palms Drive
     Mobile, Alabama 36695(17)

     Cornell Capital Partners LP                 3,967,592             17.2%
     101 Hudson Street, Suite 3700
     Jersey City, NJ 07302(16)

     Astor Fund, LLC (15)                        3,939,135             17.1%
     c/o Arthur J. Steinberg, not
       individually but solely in his capacity
       as Receiver of Northshore Asset
       Management, LLC
     c/o Kaye Scholer LLP
     425 Park Avenue
     New York, NY 10022
                                                 2,778,333             12.1%
     All officers and directors as a group (8 persons)


* Represents less than one percent (1%).

(1) The beneficial ownership is calculated based on 23,046,840 shares of our common stock outstanding as of May 25, 2007. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the column and the percentage ownership of that person, shares of common stock subject to options held by that person that were exercisable at or within 60 days of the date of this prospectus are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) Includes 317,500 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(3) Includes 105,000 shares subject to currently exercisable options and/or that are exercisable within 60 days of the date of this prospectus, and 19,527 shares that have vested through March 31, 2007 through our 401(k) plan.

(4) Includes 43,000 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus, and 19,712 shares that have vested through March 31, 2007 through our 401(k) plan.

(5) Includes 15,000 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus, and 6,727 shares that have vested through March 31, 2007 through our 401(k) plan.

(6) Includes 34,500 shares subject to options that 50% are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(7) Includes 50,500 shares subject to options that are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(8)  [Intentionally left blank.]

(9) Includes 34,500 shares subject to options that 50% are currently exercisable and/or are exercisable within 60 days of the date of this prospectus.

(10) Address is 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897

(11) Of these shares, (a) 3,558,347 are held by Northshore Asset Management, LLC for the benefit of Astor Fund, LLC, a Delaware limited liability company and (b) 380,788 shares (including 132,744) shares issuable upon the exercise of warrants) are held by Ardent Reseach Partners, L.P. and Ardent Research Partners, Ltd., investment funds managed by Saldutti Capital Management, L.P., which is owned by Northshore Asset Management, LLC.

(12) Arthur J. Steinberg, not individually, but solely in his capacity as Receiver of Northshore Asset Management, LLC (the "Northshore Receiver"), may be deemed to have shared power to direct the voting and disposition of 3,939,135 shares of common stock held for its account by Northshore Asset Management, LLC, Astor Fund, LLC, Ardent Research Partners, L.P. and Ardent Research Partners, Ltd. In addition, by virtue of a Co-Sale Agreement dated as of January 4, 2006 between the Northshore Receiver and Connecticut Banking Commissioner John P. Burke, not individually, but solely in his capacity as Receiver of Circle Trust Company (the "Circle Receiver"), Mr. Steinberg may be deemed to have shared power with the Circle Receiver to direct the disposition (but not voting) of 4,939,135 shares of common stock, including 1,000,000 shares of common stock of which the Circle Receiver may be deemed to have beneficial ownership.

(13) Includes 936,767 warrants exercisable within 60 days of the date of this prospectus.

(14) Based on the powers and authority granted to Connecticut Banking Commission John P. Burke (the "Circle Receiver") by order of the Superior Court for the Judicial District of Hartford, Connecticut, the Circle Receiver, not individually, but solely in his capacity as Receiver of Circle Trust Company, may be deemed to beneficially own 4,939,135 shares of common stock due to the following: (i) 1,000,000 shares of common stock that may be deemed to be beneficially owned by the Circle Receiver and (ii) by virtue of the Co-Sale Agreement (as discussed in Note 12), 3,939,135 shares of common stock that may be deemed to be beneficially owned by the Northshore Receiver.

(15) Astor Fund, LLC may be deemed to have shared power with Northshore Asset Management, LLC and Arthur J. Steinberg, not individually, but solely in his capacity as Receiver of Northshore Asset Management, LLC (the "Northshore Receiver") to direct the voting and disposition of 3,558,347 shares of common stock held for its account by Northshore Asset Management, LLC. In addition, by virtue of the Co-Sale Agreement (as discussed in Note
     12), Astor Fund, LLC may be deemed to have shared power with the Connecticut Banking Commission John P. Burke, not individually, but solely in his capacity as Receiver of Circle Trust Company, to direct the disposition (but not the voting) of such 3,558,347 shares of common stock.

(16) Includes 2,316,666 warrants exercisable within 60 days of the date of this prospectus.

(17) Includes an aggregate of 2,600,000 shares of common stock issuable upon the exercise of warrants, of which 1,300,000 shares have an exercise price per share of $5.00 and the remaining 1,300,000 shares have an exercise price per share of $6.00.

                             SELLING SECURITYHOLDERS

     The selling securityholders may, from time to time, offer and sell shares of our common stock and shares of common stock issuable upon exercise of the warrants pursuant to this prospectus.

     All of the securities being offered by the selling securityholders were acquired by the holders in private placement transactions in which we granted registration rights with respect to all of the common stock purchased and all of the shares issuable upon exercise of the warrants. None of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, except as may be noted below.

     The following table sets forth certain information, as of June 1, 2007, with respect to the common stock held by the selling securityholders. Information with respect to ownership has been furnished by the respective selling securityholders. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling securityholders described below. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Shares of common stock issuable pursuant to warrants and convertible securities are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Each person or group identified possesses sole voting and investment power with respect to the shares unless otherwise indicated below. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person.

     Cornell Capital Partners may be deemed an underwriter with respect to the shares of common stock being offered for resale under this prospectus and is a holder of shares of our common stock. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville Advisors.

     To our knowledge, none of the selling securityholders are broker-dealers or affiliates of broker-dealers.


     These shares are being registered for resale in this offering:

                                                            Number of
                                                            Shares of             Common Stock
                                                           Common Stock         Beneficially Owned
                                  Number of Shares of        Offered          After the Offering (2)
                                      Common Stock         Pursuant to     --------------------------
                                   Beneficially Owned     Registration
Name of Beneficial Owner         Before the Offering(1)     Statement       Number         Percentage
------------------------         ----------------------     ---------       ------         ----------

Nutmeg Environmental LP (3)            721,852             260,144(3)      461,708             2.0%
Financial Alchemy LLC (4)              498,096             498,096(4)            0                *
Ann Ritson (5)                          70,930              70,930(5)            0                *
Robert Vujea (6)                        62,500              62,500(6)            0                *
Petr Lisa (7)                           30,000              30,000(7)            0                *
Monitor Capital Inc. (8)                 4,348               4,348               0                *
Cornell Capital Partners LP (9)      3,967,592           3,967,592(9)            0                *
FB US Investments (10)               4,545,836           4,545,836(10)           0                *
Steve Peras (11)                       195,000             195,000(11)           0                *
88 Danbury Road LLC  (12)              200,000             200,000(12)           0                *
Paradigm Group II LLC (13)             336,000             336,000(13)           0                *
Nutmeg Mercury Fund LLP (14)           694,446             694,446(14)           0                *

----------------------
*    Represents less than one percent (1%).

(1) Includes shares of common stock issuable upon exercise of the warrants issued in the private placements.

(2) Assumes that the selling securityholder sells all of the shares of common stock offered under this prospectus. Percentage of ownership is based on 23,046,840 shares of common stock outstanding as of May 25, 2007.

(3) Includes 130,072 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $6.52. Mr. Stephen Jouzapaitis exercises voting and dispositive power over the shares held by Nutmeg
     Environmental LP.

(4) Includes 401,942 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.90. Eric Irrgang exercises voting and dispositive power over the shares held by Financial Alchemy LLC.

(5) Represents shares of common stock issuable upon the exercise of warrants at an exercise price per share of $7.95.

(6) Includes 37,500 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.20.

(7) Includes 15,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.31.

(8) Shares of common stock that were issued to Monitor Capital, Inc. as a placement agent fee in connection with the 2005 Standby Equity Distribution
     Agreement and the 2005 Securities Purchase Agreement with Cornell Capital
     Partners. Mr. Hsiao-Wen Kao exercises voting and dispositive power over the shares held by Monitor Capital, Inc.

(9) Includes (i) 251,522 shares of common stock issued to Cornell as a commitment fee in connection with the signing of the Standby Equity
     Distribution Agreement entered into on September 15, 2005; (ii) 524,405 shares of common stock issued to Cornell upon conversion of convertible debentures in the principal amount issued pursuant to a Securities Purchase

                                       56

     Agreement entered into on September 15, 2005; (iii) 650,000 shares of common stock issuable upon the exercise of warrants issued to Cornell pursuant to the Securities Purchase Agreement entered into on September 15, 2005; (iv) 833,333 shares of common stock issued to Cornell in a private placement pursuant to a Securities Purchase Agreement entered into on April 11, 2007; (v) 1,666,666 shares of common stock issuable upon the exercise of warrants issued to Cornell pursuant to the Securities Purchase Agreement entered into on April 11, 2007; and (vi) 41,666 shares of common stock issued to Cornell as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007. All investment decisions of, and control of, Cornell Capital Partners LP are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville Advisors.

(10) Includes an aggregate of 2,600,000 shares of common stock issuable upon the exercise of warrants, of which 1,300,000 shares have an exercise price per share of $5.00 and the remaining 1,300,000 shares have an exercise price per share of $6.00. Mr. Filippo Braghieri exercises voting and dispositive power over the shares held by FB US Investments.

(11) Includes 130,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share as follows: 65,000 shares at an exercise proce of $5.00 per share, and 65,000 shares at an exercise proce of $6.00 per share.

(12) Represents shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.00. Furst Properties LLC, Scottsdale, Arizona, whose authorized representative is Ms. Beverly Eernisse exercises voting and dispositive power over the shares held by 88 Danbury Road LLC.

(13) Includes 108,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and 108,000 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $4.40. Mrs. Anita Drobny exercises voting and dispositive power over the shares held by Paradigm Group II LLC.

(14) Includes 231,482 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and 231,482 shares of common stock issuable upon the exercise of warrants at an exercise price per share of $4.40. Mr. Randall S. Goulding exercises voting and dispositive power over the shares held by Nutmeg Mercury Fund LLP.

Descriptions of Private Placement Transactions in which the Selling Securityholders received their securities

     On November 4, 2004, we completed a private placement and issued 204,778 shares of common stock to Financial Alchemy, LLC at a price per share of $2.93 for gross proceeds of $600,000. In connection with this private placement, we issued warrants to purchase 204,778 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $5.71 per share. Pursuant to the second tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $7.71 per share. Pursuant to the third tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $9.91 per share. The warrants issued in each tranche are scheduled to expire on November 1, 2007. None of these warrants have been exercised.

     On December 8, 2004, we completed a private placement and issued 70,930 shares of common stock to Ann Ritson at a price per share of $3.44 for gross proceeds of $244,000. In connection with this private placement, we issued warrants to purchase 70,930 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 23,643 warrants to purchase shares of common stock at an exercise price of $5.95 per share. Pursuant to the second tranche, we issued an aggregate 23,643 warrants to purchase shares of common stock at an exercise price of $7.95 per share. Pursuant to the third tranche, we issued an aggregate of 23,543 warrants to purchase shares of common stock at an exercise price of $9.95 per share. The warrants issued in each tranche are scheduled to expire on December 8, 2007. None of these warrants have been exercised.

     On May 26, 2005, we completed a private placement and issued 101,010 shares of common stock to Financial Alchemy, LLC at a price per share of $1.93 per share for gross proceeds of $200,000. In connection with this private placement, we issued warrants to purchase 101,010 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued an aggregate 33,670 warrants to purchase shares of common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $8.50 per share. The warrants issued in each tranche are scheduled to expire on May 26, 2008. None of these warrants have been exercised.

     On June 7, 2005, we completed a private placement with Robert Vujea and issued 25,000 shares of common stock at a price per share of $1.85. In connection with this private placement, we issued warrants to purchase 37,500 shares of common stock at an exercise price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised.

     On June 10, 2005, we completed a private placement with Petr Lisa and issued 15,000 shares of common stock at a price per share of $2.30. In connection with this private placement, we issued warrants to purchase 15,000 shares of common stock. Pursuant to the financing agreement, we issued an aggregate of 15,000 warrants to purchase shares of common stock at an exercise price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised.

     On June 29, 2005, we completed a private placement with Financial Alchemy, LLC and issued 96,154 shares of common stock at a price per share of $2.08. In connection with this private placement, we issued warrants to purchase 96,153 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued an aggregate 32,051 warrants to purchase shares of common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $8.63 per share. The warrants issued in each tranche are scheduled to expire on June 29, 2008. None of these warrants have been exercised.

     On August 11, 2005, we completed a private placement with Nutmeg Environmental LP and issued 92,572 shares of common stock at a price per share of $2.03. In connection with this private placement, we issued warrants to purchase 92,572 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $4.57 per share. Pursuant to the second tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $6.57 per share. Pursuant to the third tranche, we issued an aggregate of 30,858 warrants to purchase shares of common stock at an exercise price of $8.57 per share. The warrants issued in each tranche are scheduled to expire on September 6, 2008. None of these warrants have been exercised.

     On September 20, 2005, we completed a private placement with Nutmeg Environmental LP and issued 37,500 shares of common stock at a price per share of $1.88. In connection with this private placement, we issued warrants to purchase 37,500 shares of common stock at three equally different tranches. Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $8.38 per share. The warrants issued in each tranche are scheduled to expire on September 20, 2008. None of these warrants have been exercised as of this time. The average warrant price of all warrants outstanding is $4.29 per share.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C., (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of common stock, we issued to the Investor warrants to purchase an aggregate of 2,600,000 shares of common stock (the "Investor Warrants"). Pursuant to the FB Agreement, we granted the Investor piggyback registration rights with respect to the shares of common stock purchased by the Investor as well as the shares of common stock issuable upon exercise of the Investor Warrants. In addition, we issued 65,000 shares of common stock valued at $130,000, 130,000 warrants to purchase common stock, and paid a cash fee to the placement agent of $130,000 with respect to this transaction.

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of common stock at an exercise price of $3.00. These warrants will expire on March 11, 2011.

     On March 13, 2007, we received net proceeds of $500,002 from FB U.S. Investments, L.L.C. for the sale of 208,334 shares of common stock. We also issued warrants to purchase 208,334 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of common stock at an exercise price of $4.40 per share.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group II LLC for the sale of 108,000 shares of common stock. We also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40.

     On March 22, 2007, we received net proceeds of $555,555 from Nutmeg Mercury Fund LLP for the sale of 231,482 shares of common stock. We also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, we paid a commission in the amount of $55,555 in cash proceeds as a finder's fee.

     See "Cornell Financing Agreements" on pages 8-9 of this prospectus for a description of the private placement transactions with Cornell.

                              PLAN OF DISTRIBUTION

     Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NASD Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     o    a combination of any such methods of sale; or

     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person who is to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify certain of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) the date all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

                            DESCRIPTION OF SECURITIES

General

     We are authorized by our articles of incorporation to issue an aggregate of 800,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value.

Common Stock

     As of May 25, 2007, there were 23,046,840 shares of common stock outstanding that were held of record by approximately 599 shareholders. Holders of our common stock are entitled to one vote per share for each share held on all matters submitted to a vote of the shareholders. There are no cumulative voting rights in the election of directors and, accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock are entitled to receive dividends proportionately as may be declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share proportionately in our available assets after payments of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Outstanding shares of our common stock are, and the shares of our common stock offered hereby, will upon completion of the offering, be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by rights of the holders of shares of currently issued and outstanding preferred stock and any series of preferred stock, which we may designate and issue in the future.

Preferred Stock

     Under the terms of our articles of incorporation, the board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

     The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Warrants

     In connection with the private placement transaction dated November 4, 2004, we issued warrants to purchase 204,778 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $5.71 per share. Pursuant to the second tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $7.71 per share. Pursuant to the third tranche, we issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $9.91 per share. Each tranche is scheduled to expire on November 1, 2007. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 204,778 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated December 8, 2004, we issued warrants to purchase 70,930 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 23,643 warrants to purchase shares of common stock at an exercise price of $5.95 per share. Pursuant to the second tranche, we issued an aggregate 23,643 warrants to purchase shares of common stock at an exercise price of $7.95 per share. Pursuant to the third tranche, we issued an aggregate of 23,543 warrants to purchase shares of common stock at a price of $9.95 per share. Each tranche is scheduled to expire on December 8, 2007. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 70,930 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated May 26, 2005, we issued warrants to purchase 101,010 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued an aggregate 33,670 warrants to purchase shares of common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $8.50 per share. Each tranche is scheduled to expire on May 26, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 101,010 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated June 7, 2005, we issued warrants to purchase 37,500 shares of common stock at a price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 37,500 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated June 10, 2005, we issued warrants to purchase 15,000 shares of common stock at a price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 15,000 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated June 29, 2005, we issued warrants to purchase 96,153 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued an aggregate 32,051 warrants to purchase shares of common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $8.63 per share. Each tranche is scheduled to expire on June 29, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 96,153 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated September 6, 2005, we issued warrants to purchase 92,572 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $4.57 per share. Pursuant to the second tranche, we issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $6.57 per share. Pursuant to the third tranche, we issued an aggregate of 30,858 warrants to purchase shares of common stock at a price of $8.57 per share. Each tranche is scheduled to expire on September 6, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 92,572 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated September 15, 2005, we issued warrants to purchase 650,000 shares of common stock at a price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. None of these warrants have been exercised as of this time. The registration statement of which this prospectus is a part includes the 650,000 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     In connection with the private placement transaction dated September 20, 2005, we issued warrants to purchase 37,500 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued an aggregate 12,500 warrants to purchase shares of common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $8.38 per share. Each tranche is scheduled to expire on September 20, 2008. None of these warrants have been exercised as of this time. The average warrant price of all warrants outstanding is $4.29 per share. The registration statement of which this prospectus is a part includes the 37,500 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C, (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of common stock, we issued to the Investor warrants to purchase an aggregate of 2,600,000 shares of common stock (the "Investor Warrants"). Pursuant to the FB Agreement, we granted the Investor piggyback registration rights with respect to the shares of common stock purchased by the Investor as well as the shares of common stock issuable upon exercise of the Investor Warrants. In addition, we issued 65,000 shares of common stock valued at $130,000 and 130,000 warrants to purchase common stock, and paid a cash fee to the placement agent of $130,000 with respect to this transaction. The registration statement of which this prospectus is a part includes the 2,600,000 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of common stock at an exercise price of $3.00. These warrants will expire on March 11, 2011. The registration statement of which this prospectus is a part includes the 200,000 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On March 13, 2007, we received net proceeds of $500,002 from FB U.S. Investments, L.L.C. for the sale of 208,334 shares of common stock. We also issued warrants to purchase 208,334 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of common stock at an exercise price of $4.40 per share. The registration statement of which this prospectus is a part includes the 208,334 shares of common stock and the 416,668 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group II LLC for the sale of 108,000 shares of common stock. We also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40. The registration statement of which this prospectus is a part includes the 108,000 shares of common stock and the 216,000 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On March 22, 2007, we received net proceeds of $555,555 from Nutmeg Mercury Fund LLP for the sale of 231,482 shares of common stock. We also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, we paid a commission in the amount of $55,555 in cash proceeds as a finder's fee. The registration statement of which this prospectus is a part includes the 231,482 shares of common stock and the 462,964 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchaser in the private placement.

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011. The registration statement of which this prospectus is a part includes the 833,333 shares of common stock and the 1,666,666 shares of common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to Cornell in the private placement.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez ("Investor") for the private placement of our common stock, pursuant to which we issued and sold to the Investor 700,000 restricted shares of common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares, of which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire three years therefrom. We granted to the Investor piggyback registration rights with respect to the shares and the shares of common stock issuable upon exercise of the warrants.

Limitation on Director's Liability

     Our articles of incorporation contain provisions that allow for the indemnification of directors, officers, employees or other agents of our company to the fullest extent permitted under Colorado law. The articles of incorporation also provide that our directors shall not be personally liable to our company or our shareholders for monetary damages for breach of their fiduciary duty as a directors, including gross negligence, except in circumstances involving intentional misconduct. However, a director shall remain liable for any breach of the director's duty of loyalty to our company or our shareholders and for acts or omissions that involve intentional misconduct or a knowing violation of the law.

     These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies or injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities laws, including federal securities laws.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect trading prices of our common stock from time to time. As of May 25, 2007, 23,046,840 shares of our common stock are issued and outstanding. Virtually all of these shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares which are owned by an affiliate of us as that term is defined in Rule 144 under the Securities Act and that are not registered for resale under this prospectus. The shares of our common stock owned by our affiliates and not registered for resale under this prospectus are restricted securities, as that term is defined in Rule 144, and may in the future be sold without restriction under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act.

Rule 144

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned its, his or her shares of common stock for at least one year from the date such securities were acquired from us or an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock and the average weekly trading volume of our common stock during the four calendar weeks preceding a sale by such person. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 144(k)

     Under Rule 144(k), however, a person who has held restricted securities for a minimum of two years from the later of the date that such securities were acquired from us or an affiliate of ours and who is not, and for the three months prior to the sale of such restricted securities has not been, an affiliate of ours, is free to sell such shares of common stock without regard to the volume, manner-of-sale, public information and the other limitations contained in Rule 144. The foregoing summary is not intended to be a complete discussion of Rule 144.

                        CHANGES IN CERTIFYING ACCOUNTANTS

     The independent auditing firm of Kostin, Ruffkess & Company, LLC ("KRC"), which had been auditing our financial statements, made a corporate decision to discontinue the provision of auditing services to publicly traded companies. As a result, KRC discontinued providing auditing services to us effective January 31, 2005.

     The report issued by KRC on our financial statements for the recent fiscal year ended October 31, 2004 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. During our fiscal year ended October 31, 2004 and through January 31, 2005, there were no disagreements with KRC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KRC, would have caused KRC to make reference to the subject matter of the disagreement in connection with its reports.

     Our audit committee conducted an extensive search for other qualified auditing firms and on January 21, 2005, our board of directors, upon recommendation and approval of the audit committee, retained the services of Marcum & Kliegman LLP located in New York, New York, effective February 1, 2005, to act as our independent registered public accounting firm to audit our financial statements for the fiscal year ending October 31, 2006.

                                  LEGAL MATTERS

     Certain legal matters in connection with this offering were passed upon for us by Schuchat, Herzog & Brenman, LLC, Denver, Colorado.

                                     EXPERTS

     Our consolidated financial statements for the fiscal years ended October 31, 2006 and 2005 included in this prospectus have been audited by Marcum & Kliegman LLP, as set forth in their report. The consolidated financial statements referred to above are included herein in reliance upon the authority of said firm as experts in giving such report.

     Our consolidated financial statements for the fiscal year ended October 31, 2004 included in this prospectus have been audited by Kostin, Ruffkess & Company, LLC, as set forth in their report. The consolidated financial statements referred to above are included herein in reliance upon the authority of said firm as experts in giving such report.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the Registration Statement or the exhibits to the Registration Statement. For further information relating to us, we refer you to the Registration Statement and its exhibits.

     Statements in this prospectus regarding the terms of any contract or document are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or other document filed as an exhibit. Each statement is qualified in all respects by the relevant reference.

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. We furnish our shareholders with annual reports containing financial statements certified by an independent public accounting firm. All of these filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may read and copy any filed document at the Securities and Exchange Commission's public reference room in Washington, D.C. at 100 F. Street, N.E., Judiciary Plaza, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.

                       STARTECH ENVIRONMENTAL CORPORATION

                                Table of Contents

               For The Years Ended October 31, 2006, 2005 and 2004







                                                                        Page
                                                                        ----

Report of Independent Registered Public Accounting Firm                     F-2

Independent Auditors' Report                                                F-3

Consolidated Balance Sheets                                                 F-4

Consolidated Statements of Operations                                       F-5

Consolidated Statements of Changes in Stockholders' Equity                  F-6

Consolidated Statements of Cash Flows                                       F-7

Supplemental Disclosure of Cash Flow Information                            F-8

Notes to Consolidated Financial Statements                           F-9 - F-26

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


To the Audit Committee of the Board of Directors and Shareholders of Startech Environmental Corporation

We have audited the accompanying consolidated balance sheets of Startech Environmental Corporation ("the Company") as of October 31, 2006 and October 31, 2005, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Startech Environmental Corporation as of October 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles (United States).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has no significant recurring revenues and has incurred significant losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Marcum & Kliegman LLP
-------------------------
Marcum & Kliegman LLP



New York, NY
January 9, 2007, except for the last paragraph of Note 7, as to which the date is January 26, 2007

To the Board of Directors
Startech Environmental Corporation

                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of Startech Environmental Corporation for the year ended October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its operations, changes in stockholders' equity and its cash flows of Startech Environmental Corporation for the year ended October 31, 2004, in conformity with U.S. generally accepted accounting principals.



/s/ Kostin, Ruffkess & Company, LLC
-----------------------------------
Kostin, Ruffkess & Company, LLC

Farmington, Connecticut
December 15, 2004


                            STARTECH ENVIRONMENTAL CORPORATION
                                Consolidated Balance Sheets
                                 October 31, 2006 and 2005

                                                                   2006            2005
                                                               ------------    ------------
                                     Assets
                                     ------
Current assets:
   Cash and cash equivalents                                   $  2,279,914    $  2,489,529
   Accounts receivable                                                 --            56,106
   Note receivable                                                  385,000            --
   Inventories                                                      338,675         326,392
   Prepaid expenses and other current assets                          3,007          40,008
                                                               ------------    ------------

Total current assets                                              3,006,596       2,912,035

Equipment and leasehold improvements, net                         2,064,454       2,141,755

Deferred financing costs, net                                        13,783         251,610
Deferred offering costs                                                --           239,595
Other assets                                                         89,266          89,266
                                                               ------------    ------------


Total assets                                                   $  5,174,099    $  5,634,261
                                                               ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
   Accounts payable                                            $    153,442    $    109,225
   Other accrued expenses                                            90,443         363,351
   Convertible notes, net of deferred debt discount of
     $101,858 and $1,897,871 as of October 31, 2006 and
     October 31, 2005, respectively                                 589,263         402,129
   Detachable warrants                                              544,286         819,884
   Conversion option on convertible notes                           280,632       1,098,758
   Customer deposits and deferred revenue                         2,009,792       1,187,796
   Capital lease payable                                               --               242
                                                               ------------    ------------

      Total liabilities                                           3,667,858       3,981,385
                                                               ------------    ------------

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares authorized;
  none issued and outstanding                                          --              --
Common stock; no par value; 800,000,000 shares authorized;
   27,915,287 issued and 20,718,387 outstanding at October
   31, 2006 and 23,121,569 issued and 18,641,569
   outstanding at October 31, 2005                               28,929,534      25,142,363
Additional paid-in-capital                                        3,780,197       1,742,745
Deferred offering costs                                            (341,551)       (990,000)
Accumulated deficit                                             (30,861,939)    (24,242,232)
                                                               ------------    ------------

      Total stockholders' equity                                  1,506,241       1,652,876
                                                               ------------    ------------
Total Liabilities and Stockholders' Equity                     $  5,174,099    $  5,634,261
                                                               ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                                           F-4

                                    STARTECH ENVIRONMENTAL CORPORATION
                                   Consolidated Statements of Operations
                            For The Years Ended October 31, 2006, 2005 and 2004


                                                                          Year Ended October 31,
                                                                          ----------------------

                                                                   2006            2005            2004
                                                               ------------    ------------    ------------

Revenue                                                        $    948,794    $    290,087    $  1,708,768

Cost of revenue                                                     307,308          68,718         628,756
                                                               ------------    ------------    ------------

Gross profit                                                        641,486         221,369       1,080,012
                                                               ------------    ------------    ------------


Operating Expenses:
Selling expenses                                                    682,984         871,246         928,619
Research and development expenses                                   324,834         337,898         353,099
General and administrative expenses                               2,947,838       2,672,781       2,251,881
Abandoned project costs                                                --           187,154            --
Depreciation and amortization expenses                              193,092         213,767         208,132
                                                               ------------    ------------    ------------
Total operating expenses                                          4,148,748       4,282,846       3,741,731
                                                               ------------    ------------    ------------

Loss from operations                                             (3,507,262)     (4,061,477)     (2,661,719)
                                                               ------------    ------------    ------------

Other income (expense):
  Interest income                                                    98,594          26,071          29,491
  Interest expense                                                 (154,687)        (18,512)         (1,705)
  Amortization of deferred financing costs                         (237,827)        (35,944)           --
  Amortization of deferred debt discount                         (1,796,511)       (271,124)           --
  Terminated offering costs                                        (888,044)           --              --
  Change in value of warrants and conversion option                (173,301)        250,353            --
  Other income                                                       64,508         454,035            --
  Loss on disposition of asset                                      (22,500)           --              --
                                                               ------------    ------------    ------------

     Total other income(expense)                                 (3,109,768)        404,879          27,786
                                                               ------------    ------------    ------------

Net loss before income taxes                                     (6,617,030)     (3,656,598)     (2,633,933)

Income tax expense                                                    2,677          22,190          12,473
                                                               ------------    ------------    ------------

Net loss                                                       ($ 6,619,707)   ($ 3,678,788)   ($ 2,646,406)
                                                               ============    ============    ============

Per share data:
Net loss per share-basic and diluted                           ($      0.34)   ($      0.21)   ($      0.16)
                                                               ============    ============    ============
Weighted average common shares outstanding-basic and diluted     19,643,127      17,920,582      16,872,391
                                                               ============    ============    ============

            The accompanying notes are an integral part of the consolidated financial statements.

                                                   F-5

                                   STARTECH ENVIRONMENTAL CORPORATION
                       Consolidated Statements of Changes in Stockholders' Equity
                           For the Years Ended October 31, 2006, 2005 and 2004


                                                Preferred
                                                 Shares          Amount       Common Shares     Amount
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2003                            2,645    $     26,453      16,134,122   $ 19,536,077

Shares issued for 401(k) plans                        --              --            16,060         62,932
Shares issued for cash                                --              --         1,232,080      2,506,461
Preferred shares converted to common shares         (2,645)        (26,453)         12,853         26,453
Shares issued for services rendered                   --              --            13,772         45,000
Exercise of stock options                             --              --           152,000        275,560
Stock subscription receivable                         --              --              --          (10,150)


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2004                             --              --        17,560,887     22,442,333



Issuance of common stock for cash                     --              --           642,944      1,589,580
Shares issued for 401(k) plans                        --              --            20,857         63,073
Exercise of stock options                             --              --            15,000         22,050
Exercise of warrants                                  --              --            10,577         35,327
Issuance of common stock in connection
  with securities agreement                           --              --           391,304        990,000
Issuance of common stock to be held in
  escrow                                              --              --         4,480,000           --


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2005                             --              --        23,121,569     25,142,363


Issuance of common stock for cash                     --              --         1,300,000      2,470,000
Issuance of common stock to placement agent           --              --            65,000           --
Shares issued for 401(k) plans                        --              --            31,340         65,181
Exercise of stock options                             --              --            17,000         35,990
Exercise of warrants                                  --              --           120,000        216,000
Conversion of common stock in connection
  with convertible debenture                          --              --           543,478      1,000,000
Reclassification of derivative
  liabilities to equity                               --              --              --             --
Offering costs related to terminated
  offering                                            --              --              --             --
Amortization of deferred compensation                 --              --              --             --
Issuance of common stock to be held in
  escrow                                              --              --         2,716,900           --


Net loss                                              --              --              --             --
                                              ------------    ------------    ------------   ------------

Balance, October 31, 2006                             --              --        27,915,287   $ 28,929,534
                                              ============    ============    ============   ============


Table continues below.

                                                    F-6

                                   STARTECH ENVIRONMENTAL CORPORATION
                       Consolidated Statements of Changes in Stockholders' Equity
                           For the Years Ended October 31, 2006, 2005 and 2004
                                              (Continued)


                                               Additional     Deferred                          Total
                                                 Paid-In      Offering       Accumulated     Stockholders
                                                 Capital        Costs          Deficit          Equity
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2003                     $  1,742,745   $       --      $(17,917,038)   $  3,388,237

Shares issued for 401(k) plans                        --             --              --            62,932
Shares issued for cash                                --             --              --         2,506,461
Preferred shares converted to common shares           --             --              --              --
Shares issued for services rendered                   --             --              --            45,000
Exercise of stock options                             --             --              --           275,560
Stock subscription receivable                         --             --              --           (10,150)


Net loss                                              --             --        (2,646,406)     (2,646,406)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2004                        1,742,745           --       (20,563,444)      3,621,634



Issuance of common stock for cash                     --             --              --         1,589,580
Shares issued for 401(k) plans                        --             --              --            63,073
Exercise of stock options                             --             --              --            22,050
Exercise of warrants                                  --             --              --            35,327
Issuance of common stock in connection
  with securities agreement                           --         (990,000)           --              --
Issuance of common stock to be held in
  escrow                                              --             --              --              --


Net loss                                              --             --        (3,678,788)     (3,678,788)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2005                        1,742,745       (990,000)    (24,242,232)      1,652,876


Issuance of common stock for cash                     --             --              --         2,470,000
Issuance of common stock to placement agent           --             --              --              --
Shares issued for 401(k) plans                        --             --              --            65,181
Exercise of stock options                             --             --              --            35,990
Exercise of warrants                                  --             --              --           216,000
Conversion of common stock in connection
  with convertible debenture                          --             --              --         1,000,000
Reclassification of derivative
  liabilities to equity                          1,267,025           --              --         1,267,025
Offering costs related to terminated
  offering                                            --          648,449            --           648,449
Amortization of deferred compensation              770,427           --              --           770,427
Issuance of common stock to be held in
  escrow                                              --             --              --              --


Net loss                                              --             --        (6,619,707)     (6,619,707)
                                              ------------   ------------    ------------    ------------

Balance, October 31, 2006                     $  3,780,197   $   (341,551)   $(30,861,939)   $  1,506,241
                                              ============   ============    ============    ============


           The accompanying notes are an integral part of the consolidated financial statements.

                                                  F-6

                              STARTECH ENVIRONMENTAL CORPORATION

                             Consolidated Statements of Cash Flows
                      For The Years Ended October 31, 2006, 2005 and 2004

                                                                Year Ended October 31,
                                                                ----------------------

                                                         2006           2005           2004
                                                     -----------    -----------    -----------
Cash flows from operating activities:
   Net loss                                          $(6,619,707)   $(3,678,788)   $(2,646,406)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
     Stock based compensation                            770,427           --           45,000
     Abandonment of projects                                --          187,154           --
     Loss on disposition of assets                        22,500           --             --
     401(k) match through issuance
       of common shares                                   65,181         63,073         62,932
     Depreciation and amortization                       193,092        213,767        208,132
     Amortization of deferred financing costs            237,827         35,944           --
     Amortization of deferred debt discount            1,796,511        271,124           --
     Terminated offering costs                           888,044           --             --
     Change in value of warrants and
       conversion option                                 173,301       (250,353)          --
Changes in operating assets and liabilities:
        Accounts receivable                               56,106        (56,106)          --
        Note receivable                                 (385,000)        50,000           --
        Prepaid expenses and other current assets         37,001        (19,500)        (2,735)
        Inventories                                      (12,283)        (1,625)      (264,178)
        Accounts payable                                  44,217       (114,592)       183,650
        Customer deposits                                821,996        416,019       (318,223)
        Accrued expenses                                (262,366)        27,626        (61,147)
                                                     -----------    -----------    -----------
Net cash used in operating activities                 (2,173,153)    (2,856,257)    (2,792,975)
                                                     -----------    -----------    -----------

Cash flows used in investing activities:
     Purchase of equipment                              (138,291)      (471,010)      (163,398)
                                                     -----------    -----------    -----------
Net cash used in investing activities                   (138,291)      (471,010)      (163,398)
                                                     -----------    -----------    -----------

Cash flows from financing activities:
   Proceeds from options, warrants
       and common stock issuance                       2,721,990      1,646,957      2,771,871
   Proceeds from convertible debenture                      --        2,300,000           --
   Repayments of convertible debenture                  (619,919)          --             --
   Offering costs related to equity line of credit          --         (239,595)          --
   Capitalized financing costs                              --         (287,554)          --
   Repayment of capital lease payable                       (242)        (4,073)       (15,995)
                                                     -----------    -----------    -----------
Net cash provided by financing activities              2,101,829      3,415,735      2,775,876
                                                     -----------    -----------    -----------

Net (decrease) increase in cash and cash
equivalents                                             (209,615)        88,468       (200,497)

Cash and cash equivalents, beginning                   2,489,529      2,401,061      2,601,558
                                                     -----------    -----------    -----------

Cash and cash equivalents, ending                    $ 2,279,914    $ 2,489,529    $ 2,401,061
                                                     ===========    ===========    ===========

    The accompanying notes are an integral part of the consolidated financial statements.

                                             F-7

Supplemental Disclosure of Cash Flow Information:
-------------------------------------------------

Cash paid during the period for:
--------------------------------

Interest                                               $   146,955   $     238   $ 1,705
                                                       ===========   =========   =======

Taxes                                                  $     2,675   $  22,190   $ 6,050
                                                       ===========   =========   =======



Non-Cash Investing and Financing Activities:
--------------------------------------------

Common stock issued for services                       $      --     $    --     $45,000
                                                       ===========   =========   =======

Preferred stock converted to common stock              $      --     $    --     $26,453
                                                       ===========   =========   =======

Convertible notes converted to common stock            $ 1,000,000   $    --     $  --
                                                       ===========   =========   =======

Accrued interest converted to convertible note         $    10,542   $    --     $  --
                                                       ===========   =========   =======

Reclassification of derivative liabilities to equity   $ 1,267,025   $    --     $  --
                                                       ===========   =========   =======

Common stock issued for deferred
     offering costs                                    $      --     $ 990,000   $  --
                                                       ===========   =========   =======





The accompanying notes are an integral part of the consolidated financial statements.

                                        F-8

                       STARTECH ENVIRONMENTAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 2006

Note 1 - Organization and Basis of Presentation:
------------------------------------------------

Company's Activities

     Startech Environmental Corporation (the "Company") is an environmental technology corporation dedicated to the development, production and marketing of low cost waste minimization, resource recovery, and pollution prevention systems that convert waste into valuable commodities.

Basis of Presentation

     On November 17, 1995, Startech Environmental Corporation, formerly Kapalua Acquisitions, Inc., was acquired in a reverse acquisition, in which all the then issued and outstanding shares of common stock of Startech Corporation were exchanged for 4,000,000 shares of Kapalua Acquisitions, Inc.'s common stock. After the acquisition and exchange of stock, the former shareholders of Startech Corporation owned 80.5% of the common stock of Kapalua Acquisitions, Inc. Subsequent to November 17, 1995, Kapalua Acquisitions, Inc. filed registration statements with the Securities and Exchange Commission ("SEC") to register certain securities. On January 2, 1996, Kapalua Acquisitions, Inc. changed its name to Startech Environmental Corporation.

Note 2 - Summary of Significant Accounting Policies:
----------------------------------------------------

Going Concern

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. The Company has no significant revenue, has suffered significant recurring operating losses and needs to raise additional capital in order to be able to accomplish its business plan objectives. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     The Company has historically satisfied its capital needs primarily by the sale of equity securities. On September 15, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners and its affiliates ("Cornell"). The Securities Purchase Agreement provides for Cornell to purchase up to $2,300,000 of Secured Convertible Debentures. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the secured convertible debenture into 543,478 shares of common stock. Through October 31, 2006, the Company has made principal payments aggregating approximately $620,000 towards the debentures. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. (See Note 7). In addition, on May 23, 2006, the Company received net cash proceeds of $2,470,000 from an investor for the sale of 1,300,000 shares of common stock pursuant to a private placement transaction.

     Management of the Company is continuing its efforts to secure additional funds through equity and/or debt instruments. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

     The consolidated financial statements of Startech Environmental Corporation include the accounts of Startech Corporation, its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition

     The Company recognizes revenue on the sale of its manufactured products and installation at the date of shipment and when installed. Revenues earned from consulting and design services are recognized when the services are completed. For distributorship agreements, the distribution rights are amortized over a three year period. For the years ended October 31, 2006, 2005 and 2004, revenue consisted of the following:

                                            2006         2005         2004
                                         ----------   ----------   ----------

  Manufactured parts and installation    $  532,822   $   56,106   $1,310,620
  Consulting and design                     152,083       52,083      131,655
  Distributorships                          263,889      181,898      266,493
                                         ----------   ----------   ----------

                                 Total   $  948,794   $  290,087   $1,708,768
                                         ==========   ==========   ==========


Fair Value of Financial Instruments

     The reported amounts of the Company's financial instruments, including debt, accounts payable and accrued liabilities, approximate their fair values due to their short maturities.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles (United States) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include useful life of equipment and leasehold improvement and valuation of derivative instruments. These estimates and assumptions are based on management's judgment and available information, and consequently, actual results could differ from these estimates.

Reclassifications

     Certain reclassifications have been made to the fiscal 2005 and 2004 financial statements to conform to the presentation used in the fiscal 2006 financial statements. The reclassifications had no effect on net losses as previously reported.

Cash and Cash Equivalents

     The Company considers all highly liquid instruments, with a maturity of three months or less when purchased, to be cash equivalents.

Accounts Receivable

     Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and an allowance for doubtful accounts is recorded accordingly. Management determines collectibility based on their experience and knowledge of the customers.

Inventories

     Inventories consist of raw materials and work in process. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years. Expenditures for major additions and betterments which extend the useful lives of the equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Deferred Financing Costs

     Costs incurred in conjunction with the convertible notes payable have been capitalized and are being amortized over the term of the notes.

Deferred Offering Costs

     Costs were incurred and capitalized in conjunction with the Standby Equity Distribution Agreement Subsequent to October 31, 2006, the Standby Equity Distribution Agreement was terminated and certain costs related to such agreement were written off as of October 31, 2006. See Note 7.

Derivative Financial Instruments

     Warrants and embedded conversion options are accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" ("EITF 00-19") and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument" ("EITF 05-4"). Warrants and embedded conversion options are valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts are key components used in the Black-Scholes valuation model.

Research and Development

     The Company charges all costs incurred to establish the feasibility of a product or enhancements to research and development expense in the period incurred. During the years ended October 31, 2006, 2005 and 2004, the Company incurred research and development expenses of $324,834, $337,898 and $353,099, respectively.

Income Taxes

     In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company has had recurring net losses and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock Based Compensation

     For the year ended October 31, 2006, the Company incurred stock-based compensation expense of $770,427. Prior to November 1, 2005, the Company accounted for stock based compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company generally recognized compensation expense only when it granted options with an exercise price below market price at the date of grant.

Any resulting compensation expense was recognized ratably over the associated service period, which was generally the option vesting term. Prior to November 1, 2005, the Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" ("SFAS 148"), as if the fair value method defined by SFAS 123 had been applied to its stock-based compensation.

     Effective November 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, stock-based compensation expense after the adoption of SFAS 123R includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of November 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after November 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term.

     As a result of adopting SFAS 123R, the impact to the consolidated condensed financial statements on net loss for the year ended October 31, 2006 was a charge of $770,427 rather than no charge being recorded had if the Company continued to account for stock-based compensation under APB 25. The impact on both basic and diluted earnings per share for the year ended October 31, 2006 was $0.04 per share.

     As of October 31, 2006, the fair value of nonvested options totaled
$230,958.

     The fair value of share-based payment awards was estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:

                                                2006          2005        2004
                                                ----          ----        ----
     Risk-free interest rate range           4.00%-5.15%   2.89%-4.57%   4.21%
     Expected life of options -- years          3.47          5.63        6.84
     Expected stock price volatility range    81%-132%         81%        98%
     Expected dividend yield                     N/A           N/A        N/A


     The estimated fair value of options granted is amortized to expense over the option vesting periods.

     The following table illustrates the pro forma effects on net loss and net loss per common share for the years ended October 31, 2005 and October 31, 2004 as if the Company had applied the fair value recognition provisions of SFAS 123R to stock-based compensation issued to employees.


                         FOR THE YEAR ENDED OCTOBER 31,
                                                         2005           2004
                                                     -----------    -----------
Net loss- as reported                                $(3,678,788)   $(2,646,406)
Deduct: Stock-based employee compensation
expense determined under the fair-value
method for all awards                                   (539,430)      (464,100)
                                                     -----------    -----------
Net loss- pro forma                                  $(4,218,218)   $(3,110,506)
                                                     ===========    ===========
Net loss per share- as reported (basic and diluted)  $      (.21)   $      (.16)
                                                     ===========    ===========
Net loss per share - pro forma (basic and diluted)   $      (.24)   $      (.18)
                                                     ===========    ===========

Net Loss Per Share of Common Stock

     Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes of 7,289,450, 6,315,464 and 4,597,991 at October 31, 2006, October 31, 2005 and
October 31, 2004, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive.

Recently Issued Accounting Pronouncements

     In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 155 - Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which eliminates the exemption from applying SFAS 133 to interests in securitized financial assets so that similar instruments are accounted for similarly regardless of the form of the instruments. SFAS 155 also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event. Adoption is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 155 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

     In March 2006, the FASB issued Statement of Financial Accounting Standard 156 - Accounting for Servicing of Financial Assets ("SFAS 156"), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. Early adoption is permitted. The adoption of SFAS 156 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

     In July 2006, the FASB released FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This Interpretation shall be effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of an enterprise's fiscal year, provided the enterprise has not yet issued financial statements, including financial statements for any interim period for that fiscal year. The cumulative effects, if any, of applying this Interpretation will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has commenced the process of evaluating the expected effect of FIN 48 on its financial statements and is not currently in a position to determine such effects.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the potential impact, if any, of the adoption of SFAS No. 157 will have on our results of operations, financial condition and cash flows.

     In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 108, Considering the Effects on Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, ("SAB 108"). SAB 108 requires registrants to quantify errors using both the income statement method (i.e. iron curtain method) and the rollover method and requires adjustment if either method indicates a material error. If a correction in the current year relating to prior year errors is material to the current year, then the prior year financial information needs to be corrected. A correction to the prior year results that are not material to those years, would not require a restatement process where prior financials would be amended. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company does not anticipate that SAB 108 will have a material effect on its financial position, results of operations or cash flows.

Note 3 - Inventories:
---------------------

Inventories consist of the following:
                                               2006                2005
                                             --------            --------

Raw materials                                $281,392            $326,392
Work in process                                57,283                --
                                             --------            --------
                                             $338,675            $326,392
                                             ========            ========



Note 4 - Equipment and Leasehold Improvements:
----------------------------------------------

Equipment and leasehold improvements consist of the following:


                                       Useful Life
                                        (In years)       2006          2005
                                        ----------   -----------    -----------

Computer equipment                         3-5       $   238,779    $   236,851
Equipment                                  7-15        2,170,797      2,043,725
Furniture and fixtures                     3-7           144,383        144,383
Leasehold improvements                     4-7           109,993        108,096
Other                                      4-7            23,625         23,625
                                                     -----------    -----------
                                                       2,687,577      2,556,680
Less: accumulated depreciation                        (1,181,521)    (1,010,926)
                                                     -----------    -----------
                                                       1,506,056      1,545,754
Construction in progress                                 558,398        596,001
                                                     -----------    -----------
Total equipment and leasehold improvements           $ 2,064,454    $ 2,141,755
                                                     ===========    ===========

     Construction in progress includes the costs of constructing the Company's proprietary ceramic filtration system. Costs may include materials, labor, overhead and permits. When construction is completed, the asset will be reclassified as equipment and will be amortized when placed in service. In addition, from time to time, certain materials included in Construction in Progress may be sold to the Company's customers. In such cases, these items are recorded as cost of sales.

     In October 2006, the Company disposed of an asset, incurring a loss on disposition of $22,500.

     Depreciation and amortization expense totaled $193,092, $213,767 and $208,132 for the years ended October 31, 2006, 2005 and 2004, respectively.

Note 5 - Note Receivable:
-------------------------

     On October 25, 2006, the Company entered into a Promissory Note with an entity in conjunction with a sales agreement. As part of the agreement, the Company will receive $385,000 on or before September 15, 2007. The note bears interest at 1% per annum and may be prepaid at any time.

Note 6 - Other Assets:
----------------------

Other assets consist of the following:
                                              2006               2005
                                            -------            -------

Security deposit                            $69,569            $69,569
Project costs                                19,697             19,697
                                            -------            -------
                                            $89,266            $89,266
                                            =======            =======

Note 7 - Convertible Note and Standby Equity Distribution Agreement:
--------------------------------------------------------------------

     On September 15, 2005, the Company entered into a Securities Purchase Agreement and a Standby Equity Distribution Agreement ("SEDA") with Cornell. The Securities Purchase Agreement provides for Cornell to purchase up to $2,300,000 of secured convertible debentures (the "Debentures") which were funded during the year ended October 31, 2005. The Debentures are convertible by Cornell at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September 2006, require monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. The Company can prepay the debentures at anytime upon three days written notice. If the Company's common stock is trading above the conversion price at the time of the prepayment the Company must pay a 20% premium on the amount of the prepayment. The Debentures are secured by substantially all of the Company's assets and shares of common stock as discussed below. In connection with the issuance of the Debentures, in September 2005, the Company issued to Cornell a warrant to purchase 650,000 shares of the Company's common stock for a period of three years with an exercise price per share of $2.53.

     The gross proceeds of the Debentures in the amount of $2,300,000 were recorded net of a discount of $2,168,995. The debt discount consisted of a $897,121 value related to the warrants and a $1,271,874 value related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF 00-19 and EITF 05-4, View A. Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the embedded conversion option are being marked to market through earnings at the end of each reporting period. The warrants and the conversion option are valued using the Black-Scholes valuation model. For the year ended October 31, 2006, the Company reflected a loss of $173,301 representing the change in the value of the warrants and conversion option. For the year ended October 31, 2005, the Company reflected a gain of $250,353 representing the change in the value of the warrants and conversion option. The debt discount of $2,168,995 is being accreted over the term of the note. Accordingly, the Company recorded a charge $1,796,511 and $271,124 for the years ended October 31, 2006 and 2005, respectively.

     The Company paid a fee of $230,000 (10% of the purchase price), structuring fees equal to $30,000 and other fees of $27,554 in connection with the convertible note. These fees have been recorded as deferred financing costs and are being expensed through the maturity date of the Debentures. Amortization expense for the years ended October 31, 2006 and 2005 amounted to $237,827 and $35,944, respectively.

     On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. Through October 31, 2006, the Company has made principal payments aggregating approximately $620,000 towards the Debentures. In accordance with EITF 00-19, upon these repayments and conversion, the Company has reclassified $1,267,025, representing the portion of the derivative liability, to additional paid-in capital.

     In connection with the Securities Purchase Agreement, the Company and its President agreed to pledge 3,580,000 shares and 900,000 shares, respectively, to secure payment of all the obligations due under the Debentures. Such shares are to be held in escrow until all amounts due under the Debentures are paid in full. The Company issued 900,000 shares of restricted common stock to its President during the year ended October 31, 2005 in place of the shares of common stock being pledged pursuant to the Escrow Agreement. These shares are being held in escrow and will only be released to the President in the event any of the pledged shares are forfeited or released pursuant to the terms of the Escrow Agreement.

     The SEDA requires Cornell, at the Company's option, to purchase, from time to time, up to an aggregate of $20,000,000 of the Company's common stock over a two-year period commencing on the effective date of a registration statement filed with the Securities and Exchange Commission. The purchase price for each share of common stock under the Agreement is equal to 96% of the market price as defined. Each request by the Company is limited to $2,000,000. The Company issued to Cornell 386,956 shares of the Company's common stock valued at $979,000 as a fee for entering into the Agreement and issued 4,348 shares valued at $11,000 to the placement agent. In addition the Company incurred legal and various other costs of $239,595 in connection with this transaction.

     The Securities Purchase Agreement and the SEDA require the Company to file a registration statement within 30 days of the date of the agreements and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission within 120 days of the date of the agreement (extended to April 15, 2006). In the event the registration statement is not filed or declared effective within the prescribed time periods, the Company will be required to pay liquidated damages as defined under the agreement. As of October 31, 2006, this registration statement was not declared effective by the Securities and Exchange Commission. Accordingly, the SEDA has not been activated and was not available for use. The Company was informed by Cornell that the liquidated damages provision in this agreement would not be enforced.

     On January 17, 2007, the Company and Cornell agreed to terminate the SEDA and begin negotiations on a SEDA with new terms. In addition, Cornell agreed to waive any and all liquidated damages that may be payable in connection with the Registration Rights Agreement. In addition, Cornell has agreed to return up to 135,000 of the 391,304 shares issued as offering costs in connection with the SEDA. The exact number of returned shares will be determined based on negotiations between the Company and Cornell.

     On January 26, 2007, the Company withdrew the aforementioned Registration Statement by filing a Form RW with the Securities and Exchange Commission. Accordingly, deferred offering costs of $239,595 were written off as of October 31, 2006. In addition, deferred offering costs of $648,449, representing 251,956 shares of common stock issued to Cornell and 4,348 shares issued to a placement agent, both of which will not be returned to the Company in connection with the SEDA termination were charged to Terminated Offering Costs as of October 31, 2006. Deferred offering costs of $341,551 representing up to 135,000 shares of common stock, which are expected to be returned to the Company in connection with the SEDA termination, will be evaluated when the exact number of returned shares is determined. When the exact number of returned shares is determined (based on the negotiations on a SEDA with new term), the Company will evaluate the remaining deferred offering costs and account for them accordingly.

     In accordance with EITF 00-19 and EITF 05-4, the Company will reclassify the derivative liabilities to equity as of January 17, 2007 due to the termination of the Registration Rights Agreement as discussed above.

Note 8 - Stockholders' Equity:
------------------------------

Preferred Stock

     During the fiscal year ended October 31, 2004, 2,645 preferred shares were converted to 12,853 common shares.

Common Stock

     During the fiscal year ended October 31, 2004, the Company completed two private placements of its securities totaling an aggregate of 1,232,080 shares of its unregistered common stock at average price of $2.10 per share, resulting in aggregate net proceeds of $2,506,461 after expenses of $85,000.

     During the fiscal year ended October 31, 2004, the Company, in accordance its 401(k) plan, issued 16,060 common shares valued at $62,932 to its employees as a matching contribution.

     During the fiscal year ended October 31, 2004, the Company issued 13,772 common shares valued at $45,000 to a public relations consultant for services rendered.

     During the fiscal year ended October 31, 2004, employees exercised options to purchase 152,000 common shares, resulting in net proceeds of $275,560.

     On November 4, 2004, the Company issued 204,778 shares of the Company's common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000.

     On December 8, 2004, the Company issued 70,930 shares of the Company's common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000.

     During the year ended October 31, 2005, the Company issued 642,944 shares of common stock to various investors for gross proceeds of $1,587,625.

     On January 29, 2006 120,000 warrants were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.

     During the year ended October 31, 2006, the Company, in accordance its 401(k) plan, issued 31,340 common shares valued at $65,181 to its employees as a matching contribution.

     During the year ended October 31, 2006, employees exercised options to purchase 17,000 common shares, resulting in net proceeds of $35,990.

     On November 22, 2005, the Company entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement (collectively, the "Mercatus Agreements") with Mercatus & Partners, Limited ("Mercatus"). Pursuant to the Mercatus Agreements, the Company has agreed to sell to Mercatus an aggregate of 2,716,900 shares of common stock (the "Mercatus Shares"), no par value per share ("Common Stock"), for an aggregate purchase price of $5,000,000. Mercatus will have up to thirty days from the date of the delivery of the Mercatus Shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to the Company. The Mercatus Shares were placed in escrow. The Company never received any proceeds pursuant to the Mercatus Agreements. Subsequent to October 31, 2006, the aforementioned stock certificates were returned to the Company.

     On May 23, 2006, the Company entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C, (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of the Company's common stock, no par value (the "Common Stock") for aggregate gross proceeds of $2,600,000. In addition to the shares of Common Stock, the Company issued the Investor warrants to purchase an aggregate of 2,600,000 additional shares of Common Stock (the "Investor Warrants"). Pursuant to the FB Agreement, the Company granted the Investor piggyback registration rights with respect to the shares of Common Stock purchased by the Investor as well as the shares of Common Stock issuable upon exercise of the Investor Warrants. In addition, the Company issued 65,000 shares of common stock valued at $130,000, 130,000 warrants, and paid cash to the placement agent of $130,000 with respect to this transaction.

Warrants

     In connection with the private placement transaction dated November 4, 2004, the Company issued warrants to purchase 204,778 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at a price of $5.71 per share. Pursuant to the second tranche the Company issued an aggregate 68,259 warrants to purchase shares of common stock at a price of $7.71 per share. Pursuant to the third tranche, the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at a price of $9.91 per share. Each tranche is scheduled to expire on November 1, 2007. None of these warrants have been exercised.

     In connection with the private placement transaction dated December 8, 2004, the Company issued warrants to purchase 70,930 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 23,643 warrants to purchase shares of common stock at a price of $5.95 per share. Pursuant to the second tranche the Company issued an aggregate 23,643 warrants to purchase shares of common stock at a price of $7.95 per share. Pursuant to the third tranche, the Company issued an aggregate of 23,543 warrants to purchase shares of common stock at a price of $9.95 per share. Each tranche is scheduled to expire on December 8, 2007. None of these warrants have been exercised.

     In connection with the private placement transaction dated May 26, 2005, the Company issued warrants to purchase 101,010 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at a price of $4.50 per share. Pursuant to the second tranche the Company issued an aggregate 33,670 warrants to purchase shares of common stock at a price of $6.50 per share. Pursuant to the third tranche, the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at a price of $8.50 per share. Each tranche is scheduled to expire on May 26, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 7, 2005, the Company issued warrants to purchase 37,500 shares of common stock. at a price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 10, 2005, the Company issued warrants to purchase 15,000 shares of common stock. Pursuant to the agreement the Company issued an aggregate of 15,000 warrants to purchase shares of common stock at a price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated June 29, 2005, the Company issued warrants to purchase 96,153 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at a price of $4.63 per share. Pursuant to the second tranche the Company issued an aggregate 32,051 warrants to purchase shares of common stock at a price of $6.63 per share. Pursuant to the third tranche, the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at a price of $8.63 per share. Each tranche is scheduled to expire on June 29, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated August 11, 2005, the Company issued warrants to purchase 92,572 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $4.57 per share. Pursuant to the second tranche the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at a price of $6.57 per share. Pursuant to the third tranche the Company issued an aggregate of 30,858 warrants to purchase shares of common stock at a price of $8.57 per share. Each tranche is scheduled to expire on September 6, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated September 15, 2005, the Company issued warrants to purchase 650,000 shares of common stock at a price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. None of these warrants have been exercised.

     In connection with the private placement transaction dated September 20, 2005, the Company issued warrants to purchase 37,500 shares of common stock at three equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at a price of $4.38 per share. Pursuant to the second tranche the Company issued an aggregate 12,500 warrants to purchase shares of common stock at a price of $6.38 per share. Pursuant to the third tranche, the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at a price of $8.38 per share. Each tranche is scheduled to expire on September 20, 2008. None of these warrants have been exercised. The average warrant price of all warrants outstanding is $4.29 per share.

     On January 29, 2006 120,000 warrants to purchase shares of common stock were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.

     In connection with the private placement transaction dated May 23, 2006, the Company issued warrants to purchase 2,730,000 shares of common stock at two equally different tranches. Pursuant to the first tranche the Company issued an aggregate of 1,365,000 warrants to purchase shares of common stock at a price of $5.00 per share. Pursuant to the second tranche the Company issued an aggregate 1,365,000 warrants to purchase shares of common stock at a price of $6.00 per share. Each tranche is scheduled to expire on May 23, 2009. None of these warrants have been exercised as of this time.

     A summary of warrant activity is as follows:

                                                  Number of     Weighted Average
                                                  Warrants       Exercise Price
                                                 ------------------------------

Outstanding, October 31, 2003                     2,206,786        $      4.82
Granted                                           1,058,169        $      5.89
Exercised                                              --          $        --
Forfeited                                          (396,464)       $     15.00
                                                 -----------------------------

Outstanding, October 31, 2004                     2,868,491        $      3.81
Granted                                           1,305,442        $      4.68
Exercised                                           (10,577)       $      3.34
Forfeited                                          (917,392)       $      3.34
                                                 -----------------------------

Outstanding, October 31, 2005                     3,245,964        $      4.29
Granted                                           2,730,000        $      5.50
Exercised                                          (120,000)       $      1.80
Forfeited                                          (762,353)       $      1.80
                                                 -----------------------------

Outstanding, October 31, 2006                     5,093,611        $      5.23
                                                 ==========        ===========

Exercisable, October 31, 2006                     5,093,611        $      5.23
                                                 ==========        ===========

The following table summarizes warrant information as of October 31, 2006:

                                   Warrants Outstanding
          ----------------------------------------------------------------------
                Number              Weighted Average               Number
Exercise      Outstanding               Remaining                Exercisable
 Prices   At October 31, 2006   Contractual Life (years)     At October 31, 2006
 ------   -------------------   ------------------------     -------------------
 $ 2.53         650,000                  1.92                      650,000
 $ 3.20          37,500                  1.67                       37,500
 $ 3.31          15,000                  1.67                       15,000
 $ 4.38          12,500                  1.92                       12,500
 $ 4.50          33,670                  1.58                       33,670
 $ 4.57          30,858                  1.83                       30,858
 $ 4.63          32,051                  1.67                       32,051
 $ 4.89         352,723                  1.33                      352,723
 $ 5.00       1,365,000                  2.58                    1,365,000
 $ 5.71          68,259                  1.08                       68,259
 $ 5.89         352,723                  1.33                      352,723
 $ 5.95          23,643                  1.17                       23,643
 $ 6.00       1,365,000                  2.58                    1,365,000
 $ 6.38          12,500                  1.92                       12,500
 $ 6.50          33,670                  1.58                       33,670
 $ 6.57          30,857                  1.83                       30,857
 $ 6.63          32,051                  1.67                       32,051
 $ 6.89         352,723                  1.33                      352,723
 $ 7.71          68,259                  1.08                       68,259
 $ 8.05          23,643                  1.17                       23,643
 $ 8.38          12,500                  3.00                       12,500
 $ 8.50          33,670                  1.58                       33,670
 $ 8.57          30,857                  1.83                       30,857
 $ 8.63          32,052                  1.67                       32,052
 $ 9.71          68,259                  1.08                       68,259
 $ 10.05         23,643                  1.17                       23,643
              ---------                                          ---------
              5,093,611                                          5,093,611
              =========                                          =========

Note 9 - Stock Option Plans:
----------------------------

1995 Stock Option Plan

     In November 1995, the Company registered 2,000,000 common shares, issuable upon exercise of stock options issued by the Company under its 1995 Non-qualifying Stock Option Plan (the Plan) for employees, directors and other persons associated with the Company whose services have benefited the Company. The options must be issued within 10 years from November 20, 1995. Determination of the option price per share and exercise date is at the sole discretion of the Compensation Committee.

     During the years ending October 31, 2006, 2005 and 2004, there were no options granted under the 1995 plan. As of October 31, 2006, 8,089 options were available to be granted and 1,212,500 options were outstanding, all of which were exercisable and vested.

2000 Stock Option Plan

     The Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Company's board of directors in January 2000 and was approved by the Company's stockholders in February 2000. The 2000 plan authorizes the issuance of up to 1,000,000 shares of the Company's common stock.

     The 2000 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options. The Company's officers, directors, employees and consultants, and employees and consultants of the Company's majority-owned affiliated companies, are eligible to receive awards under the 2000 plan.

     The options may be granted at an exercise price greater than or equal to the fair market value of the Company's common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of the Company. Fair market value for purposes of the 2000 plan is the closing market price of the Company's common stock on the relevant date.

     The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to stock of the Company. No incentive stock options may be granted on or after February 1, 2010, nor shall such options remain valid beyond ten years following the date of grant. Fifty percent of these options vest at the time of the grant and the other 50% will vest six months after the date of grant and expire not more than ten years from the date of grant.

     The 2000 Plan is administered by the Company's compensation committee. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret its provisions. The committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except the option price.

     As of October 31, 2006, 208,000 options were available to be granted under the 2000 Plan and 1,820,500 options were outstanding, of which 1,783,500 were exercisable and vested.

     All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by the compensation committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with the Company is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent exercisable immediately after termination, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

     On December 13, 2005, the Company issued options to purchase 50,000 shares of its common stock exercisable at $1.90 per share to the Company's Vice President of Business Operations. The options have an exercise period of three years, were valued at $25,913, and will be expensed over the vesting period. These options vested on June 30, 2006. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $25,913 for these options.

     On March 31, 2006, the Company issued options to purchase 50,000 shares of its common stock exercisable at $3.60 per share to a consultant. The options have an exercise period of five years, were valued at $157,676, and will be expensed over the vesting period. These options have a 14 month vesting period. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $78,838 for these options.

     On May 11, 2006, the Company issued options to purchase 75,000 shares of its common stock exercisable at $3.75 per share to four members of its Board of Directors. The options have an exercise period of ten years, were valued at $157,676, and will be expensed over the vesting period. These options have a one year vesting period. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $128,091 for these options.


     During the year ended October 31, 2006, the Company recorded an expense of $537,585 representing the amortized amount of the fair value of unvested options issued to employees prior to the implementation of SFAS 123R on November 1, 2005.

     A summary of activity under the stock option plans is as follows:

                                             Number of   Weighted Average   Aggregate Intrinsic
                                              Options     Exercise Price           Value
                                             ---------    --------------           -----
      Outstanding, October 31, 2003          1,564,500         $5.07
      Granted                                  130,000         $3.98
      Exercised                              (152,000)         $1.81
      Forfeited                                    --            --
                                             ---------      ---------


      Outstanding, October 31, 2004          1,542,500         $2.14
      Granted                                  402,000         $2.52
      Exercised                               (15,000)         $1.47
      Forfeited                              (110,000)         $2.85
                                             ---------      ---------

      Outstanding, October 31, 2005          1,819,500         $3.47
      Granted                                  150,000         $3.03
      Exercised                               (17,000)         $2.12
      Forfeited                              (132,000)         $2.48
                                             ---------      ---------

      Outstanding, October 31, 2006          1,820,500         $2.62              $167,538
                                             =========      =========             ========

      Exercisable, October 31, 2006          1,783,500         $2.60              $143,739
                                             =========      =========             ========


     The following table summarizes stock option information as of October 31, 2006:

                                                  Options Outstanding
                   --------------------------------------------------------------------------------
         Exercise           Number                 Weighted Average                    Number
          Prices         Outstanding                   Remaining                    Exercisable
                     At October 31, 2006           Contractual Life             At October 31, 2006
         ------------------------------------------------------------------------------------------
           $.93                  10,000                       5.90                          10,000
           $1.37                    833                       7.10                             833
           $1.90                 25,000                       9.16                          25,000
           $2.03                 64,000                       4.90                          64,000
           $2.30                 30,000                       8.40                          30,000
           $2.40                246,000                       8.75                         246,000
           $2.70                 67,500                       8.20                          67,500
           $3.00                  3,000                       5.10                           3,000
           $3.30                  7,500                       8.45                           7,500
           $3.50                  2,500                       8.00                           2,500
           $3.60                 50,000                       9.50                          50,000
           $3.75                 75,000                       9.50                               -
           $4.15                  2,500                       8.30                           2,500
           $4.20                 24,167                       8.25                          24,167
           $5.00                 10,000                       2.80                          10,000
           $5.63                307,500                       3.90                         307,500
           $6.00                835,000                       2.80                         835,000
           $6.88                 20,000                       3.00                          20,000
           $7.13                 15,000                       3.50                          15,000
           $9.00                 25,000                       3.54                          25,000
                                 ------                       ----                          ------

           Total              1,820,500                       4.73                       1,783,500
                              =========                       ====                       =========

                                      F-22

A summary of the status of the Company's non-vested options as of October 31, 2006, and changes during the twelve months ended October 31, 2006 is presented below:

-----------------------------------------------------------------------------
                                                          Weighted-Average
       Non-vested Shares                   Shares       Grant Date Fair Value
-----------------------------------------------------------------------------
Non-vested at October 31, 2005             133,000                    $2.40
----------------------------------------------------------------------------
Granted                                     75,000                    $3.03
----------------------------------------------------------------------------
Vested                                   (158,000)                    $2.40
----------------------------------------------------------------------------
Forfeited                                        -                        -
----------------------------------------------------------------------------
Non-vested at October 31, 2006              50,000                    $3.03
----------------------------------------------------------------------------

As of October 31, 2006 the total unrecognized compensation costs on non-vested options is $230,958.

Note 10 - Sales Concentrations:
-------------------------------

     During the fiscal year ended October 31, 2006, approximately $532,000 (56%) of the Company's revenue was generated from the sale and installation of manufactured parts to one customer, while $100,000 (11%) of the Company's revenue was generated from consulting and design services for one customer. In addition, approximately $264,000 (28%) of the Company's revenue was derived from the amortization of four distributorship agreements. As of October 31, 2006, the Company had no accounts receivable due from these customers.

     During the year ended October 31, 2005, the majority of the Company's revenues were derived from three major customers. Revenues from these customers were approximately $66,000 (23%), $66,000 (23%), and $91,000 (31%) respectively.
As of October 31, 2005, the Company had no accounts receivable due from these customers.

     During the year ended October 31, 2004, the majority of the Company's revenues were derived from three major customers. Revenues from these customers were approximately $1,543,379 (90%), $82,694 (5%) and $82,694 (5%),
respectively.

Note 11 - Income Taxes:
-----------------------

     The reconciliation of the statutory U.S. Federal income tax rate to the Company's effective income tax rate is as follows:

                                                     Year Ended October 31,
                                                   --------------------------
                                                   2006       2005       2004
                                                   ----       ----       ----
   Statutory federal income tax rate (benefit)    (34.00)%   (34.00)%   (34.00)%
   Nondeductible expenses:
   Permanent differences                           10.20          -          -
   Increase in valuation allowance                 23.80      34.00      34.00
                                                   -----      -----      -----
   Effective tax rate                              0.00%      0.00%      0.00%
                                                   =====      =====      =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company's deferred tax assets and liabilities are as follows:

                                                 Year Ended October 31,
                                         --------------------------------------
                                             2006          2005          2004
                                         ----------    ----------    ----------
Deferred tax asset:

Stock based compensation                    261,945          --            --
Research credit                              44,916          --            --
Net operating loss carryforward           8,810,000     7,586,000     6,321,000
                                         ----------    ----------    ----------
                                          9,116,861     7,586,000     6,321,000
Less:  valuation allowance               (8,745,128)   (7,220,000)   (5,976,000)
                                         ----------    ----------    ----------
Total deferred tax asset                    371,733       366,000       345,000

Deferred tax liability:
Excess tax over book depreciation          (371,733)     (366,000)     (345,000)
                                         ----------    ----------    ----------
Net deferred tax asset                         --            --            --

Increase in valuation allowance           1,525,128     1,244,000       873,000
                                         ==========    ==========    ==========

     Due to the uncertainty surrounding the realization of the benefits of the net operating loss carryforwards, the Company provided a valuation allowance for the entire amount of the deferred tax asset at October 31, 2006, 2005 and 2004. At October 31, 2006, the Company had net operating loss carryforwards of approximately $25,900,000 which expire on various dates through 2026 and research and development credits of approximately $45,000 which expire on various dates through 2026.

Note 12 - Capital Lease Payable:
--------------------------------

     As of October 31, 2005, one lease remained open for computer equipment in the amount of $3,612, with accumulated depreciation of $2,047. Depreciation expense for the year ended October 31, 2005 was $3,900. The lease matured in February 2006.

Note 13 - Operating Leases:
---------------------------

     The Company leases office space, equipment, computers and vehicles under non-cancelable operating leases expiring between 2006 and 2009.

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical, and taxes provides for monthly payments of $12,159 to December 2008, when the lease expires; however, the Company has the option to extend it for another three years at the same price.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007. This lease arrangement is on a month to month basis.

     The following table shows the Company's future lease commitments under its operating leases:

         Year              Annual Rent
         ----              -----------
         2007              $  313,200
         2008                 194,904
         2009                 145,908
                           ----------
         Total             $  654,012
                           ==========

Note 14 - Commitments and Concentrations:
-----------------------------------------

Employment Agreements

     On September 30, 2004, the Board of Directors approved the terms of an employment agreement between Joseph F. Longo and the Company. Mr. Longo will serve as the Chief Executive Officer and President and will be paid an annual salary of $185,000. The term of the Employment Agreement is three years, effective as of January 1, 2004, and has been automatically extended by the Company for one year.

     On December 1, 2005, the Company reached an agreement with Ralph Dechiaro, its Vice President of Business Operations, pursuant to which the Company agreed to award Mr. Dechiaro options to purchase 25,000 shares of common stock at an exercise price equal to the closing price of the Company's common stock on December 14, 2005, or $1.90. One half of these options vested on January 1, 2006 and the other half vest on June 30, 2006. In addition, the Company agreed to grant Mr. Dechiaro a one-time bonus/incentive award of $20,000, payable in cash, less applicable taxes, which was paid on December 23, 2005. The Company also agreed to provide Mr. Dechiaro with a severance package, as defined. Should Mr. Dechiaro voluntarily resign, severance pay would not apply.

     On December 13, 2005, the Company reached an agreement with its Chief Financial Officer, Peter Scanlon, that provides for additional compensation equal to $6,000 per month and a severance package based on years of service.

License Agreement

     Startech has a licensing agreement for the development, hardware manufacture and technology exploitation within the waste and non-waste industry application for Hydrogen Selective Membranes. This agreement provides for the exclusive right to utilize this Hydrogen Selective Membrane technology for all applications in the principles of plasma arc technology. This agreement commenced in 2001 and extends for a period of 20 years.

DOE Grant

     The Company received a grant from the Department of Energy for the development of a Startech Hydrogen Production Project which includes the evaluation of the viability of integrated hydrogen production from waste materials. This program included two (2) test programs; the first was initiated in October 2004 and was completed in December 2005. The DOE test cell has incorporated the results from the previous testing conducted in Phase I with equipment updates and modification to the test protocols. This effort is being finalized and the hydrogen yield test on varied waste materials is being initiated. Management of the Company has indicated that they plan to issue the final test report within the next quarter and to present the information to DOE during the national conference in May 2007. The grant is a reimbursement of expenses incurred in connection with the project and is recorded as other income in the statement of operations when received. For the years ended October 31, 2006 and 2005, the Company received $64,508 and $454,035, respectively.

Investment Management Agreement

     On November 3, 2005, the Company entered into an agreement with Stonebridge Advisors LLC ("Stonebridge"). Under the terms of the agreement, Stonebridge will serve as the Company's Investment Manager. As of October 31, 2006, the Company maintains cash balances of approximately $1,600,000 in an account managed by Stonebridge. Subsequent to October 31, 2006, the Company terminated this agreement with Stonebridge.

Concentration of Credit Risk

     The Company maintains cash balances in two financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. From time to time, the Company's balances may exceed these limits. At October 31, 2006, uninsured cash balances were approximately $1,800,000.

Note 15 - Litigation and Other Contingencies:
---------------------------------------------

     The Company was sued in an action entitled Ann C. Ritson, et al ("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, commenced in or about July 2006 (the "Primary Action") relating to alleged misrepresentation in a private placement transaction. The Company has denied the allegations and has asserted certain defenses against the Plaintiffs. At this time, the Company is unable to evaluate the likelihood of an unfavorable outcome.

     In addition, subsequent to October 31, 2006, the Company filed a third party complaint against the private placement agent in the aforementioned matter, The Company has alleged that if it is adjudged to be liable to the Plaintiffs, they are entitled to indemnification in whole or in part from the private placement agent pursuant to a written agreement. This matter is still in the fact discovery phase.

Note 16 - Employee Benefit Plan:
--------------------------------

     The Company sponsors an employee savings plan designed to qualify under
Section 401K of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and vest equally over a three-year period. The Company will match the first 6 percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the year ended October 31, 2006, 2005, 2004 were $65,181, $63,073, and $62,932 respectively. These contributions were paid through the issuance of 31,340, 20,857 and 16,060 shares of common stock respectively.

Note 17 - Quarterly Financial Data (unaudited):
-----------------------------------------------

                                                           For the Quarters Ended
                                           --------------------------------------------------------
                                             1/31/06        4/30/06        7/31/06       10/31/06
                                           -----------    -----------    -----------    -----------

Total Revenues                             $   364,197    $   111,464    $   286,131    $   187,002
                                           -----------    -----------    -----------    -----------

Gross Profit                               $   311,094    $    28,826    $   219,387    $    82,179
                                           -----------    -----------    -----------    -----------

Net Income (Loss)                          ($  439,462)   ($4,620,815)   $   337,902    $(1,897,332)
                                           -----------    -----------    -----------    -----------

 Basic and Diluted Net Income (Loss)       ($     0.02)   ($     0.25)   $      0.02    ($     0.09)
                                           -----------    -----------    -----------    -----------


                                             1/31/05        4/30/05        7/31/05       10/31/05
                                           -----------    -----------    -----------    -----------

Total Revenues                             $    32,985    $    32,985    $    96,064    $   128,053
                                           -----------    -----------    -----------    -----------

Gross Profit                               $    32,985    $    32,985    $    96,064    $    59,335
                                           -----------    -----------    -----------    -----------

Net Loss                                   ($  988,486)   $  (965,415)   ($  845,014)   ($  879,773)
                                           -----------    -----------    -----------    -----------

 Basic and Diluted Net Loss                ($     0.06)   ($     0.05)   ($     0.05)   ($     0.05)
                                           -----------    -----------    -----------    -----------

Note 18 - Subsequent Event (unaudited):
---------------------------------------

     Subsequent to October 31, 2006, the Company issued 5,977 shares of its common stock valued at $15,601 into its 401K plan as a matching contribution.


                                      F-26

                           STARTECH ENVIRONMENTAL CORPORATION
                          Condensed Consolidated Balance Sheets

                                                              January 31,
                                                                 2007         October 31,
                                                             (unaudited)         2006
                                                             ------------    ------------
                                     Assets
                                     ------
Current assets:
   Cash and cash equivalents                                 $  1,242,767    $  2,279,914
   Note receivable                                                385,000         385,000
   Inventories                                                    334,579         338,675
   Prepaid expenses and other current assets                        9,508           3,007
                                                             ------------    ------------

Total current assets                                            1,971,854       3,006,596

Equipment and leasehold improvements, net                       2,089,908       2,064,454

Deferred financing costs, net                                      10,187          13,783
Other assets                                                      146,212          89,266
                                                             ------------    ------------


Total assets                                                 $  4,218,161    $  5,174,099
                                                             ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
   Accounts payable                                          $     92,491    $    153,442
   Other accrued expenses                                          60,338          90,443
   Convertible notes, net of deferred debt discount
     of $82,040 and $101,858, respectively                        430,639         589,263
   Detachable warrants                                               --           544,286
   Conversion option on convertible notes                            --           280,632
   Customer deposits and deferred revenue                       1,943,816       2,009,792
                                                             ------------    ------------

      Total current liabilities                                 2,527,284       3,667,858
                                                             ------------    ------------


Commitments and Contingencies

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares
  authorized; none issued and outstanding                            --              --
Common stock; no par value; 800,000,000 shares
  authorized; 25,204,364 issued and 20,724,364
  outstanding at January 31, 2007; 27,915,287
  issued and 20,718,387 outstanding at October 31, 2006        28,944,882      28,929,534
Additional paid-in-capital                                      4,822,182       3,780,197
Deferred offering costs                                          (341,551)       (341,551)
Accumulated deficit                                           (31,734,636)    (30,861,939)
                                                             ------------    ------------
      Total stockholders' equity                                1,690,877       1,506,241
                                                             ------------    ------------
Total Liabilities and Stockholders' Equity                   $  4,218,161    $  5,174,099
                                                             ============    ============

       See accompanying notes to the condensed consolidated financial statements.

                                          F-27

                            STARTECH ENVIRONMENTAL CORPORATION
                      Condensed Consolidated Statements of Operations
                                        (Unaudited)


                                                                    Three Months Ended
                                                                         January 31,
                                                               ----------------------------
                                                                    2007            2006
                                                               ------------    ------------

Revenue                                                        $     65,976    $    364,197

Cost of sales                                                        51,257          53,103
                                                               ------------    ------------

Gross profit                                                         14,719         311,094
                                                               ------------    ------------


Operating Expenses:
Selling expenses                                                    164,818         197,068
Research and development expenses                                    85,524          78,222
General and administrative expenses                                 537,911         879,142
Depreciation and amortization expenses                               45,372          47,769
                                                               ------------    ------------
Total operating expenses                                            833,625       1,202,201
                                                               ------------    ------------

Loss from operations                                               (818,906)       (891,107)

Other income (expense):
  Interest income                                                    14,748          15,736
  Interest expense                                                  (16,045)        (57,977)
  Amortization of deferred financing costs                           (3,596)        (71,889)
  Amortization of deferred debt discount                            (29,727)       (542,748)
  Change in value of warrants and conversion option                (107,826)      1,056,490
  Other income                                                       92,256          52,033
                                                               ------------    ------------
     Total other income (expense)                                   (50,190)        451,645
                                                               ------------    ------------

Net loss before income taxes                                       (869,096)       (439,462)

Income tax  expense                                                   3,601            --
                                                               ------------    ------------

Net loss                                                       ($   872,697)   ($   439,462)
                                                               ============    ============

Per share data:
Net loss per share-basic and diluted                           ($      0.04)   ($      0.02)
                                                               ============    ============
Weighted average common shares outstanding-basic and diluted     20,720,401      18,651,890
                                                               ============    ============


        See accompanying notes to the condensed consolidated financial statements.

                                           F-28

                        STARTECH ENVIRONMENTAL CORPORATION
                  Condensed Consolidated Statements of Cash Flows
                                    (Unaudited)

                                                             Three Months Ended
                                                                 January 31,
                                                        --------------------------
                                                            2007           2006
                                                        -----------    -----------

Cash flows from operating activities:
   Net loss                                             $  (872,697)   $  (439,462)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Stock based compensation                               109,240        214,260
     401(k) match through issuance of common stock           15,350         16,358
     Depreciation and amortization                           45,372         47,769
     Amortization of deferred financing costs                 3,596         71,889
     Amortization of deferred debt discount                  29,727        542,748
     Change in value of warrants and conversion option      107,826     (1,056,490)

Changes in operating assets and liabilities:
     Accounts receivable                                       --         (101,819)
     Prepaid expense and other current assets                (6,501)        36,000
     Inventory                                                4,096           --
     Other assets                                           (56,946)          --
     Accounts payable                                       (60,951)        91,846
     Customer deposits and deferred revenue                 (65,976)       334,924
     Accrued expenses                                       (30,105)        26,045
                                                        -----------    -----------
Net cash used in operating activities                      (777,969)       (21,932)
                                                        -----------    -----------

Cash flows used in investing activities:
     Purchase of equipment                                  (70,827)      (135,883)
                                                        -----------    -----------
Net cash used in investing activities                       (70,827)      (135,883)
                                                        -----------    -----------

Cash flows from financing activities:
     Proceeds from exercise of options, warrants
       and common stock issuance                               --          216,000
     Repayments of convertible debentures                  (188,351)          --
     Repayment of capital lease payable                        --             (242)
                                                        -----------    -----------
Net cash (used in) provided by financing activities        (188,351)       215,758
                                                        -----------    -----------

Net decrease in cash and cash equivalents                (1,037,147)      (136,057)

Cash and cash equivalents, beginning                      2,279,914      2,489,529
                                                        -----------    -----------

Cash and cash equivalents, ending                       $ 1,242,767    $ 2,353,472
                                                        ===========    ===========


   See accompanying notes to the condensed consolidated financial statements.

                                      F-29

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation and Management Liquidity Plans.
--------------------------------------------------------------

Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements of Startech Environmental Corporation (the "Company" or "Startech") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission (the "SEC") applicable to interim financial statements, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's consolidated financial statements for the year ended October 31, 2006, included elsewhere in this document. Operating results for the three months ended January 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending October 31, 2007, or any other interim period.

     The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. The Company has no significant recurring revenues, has suffered significant recurring operating losses and needs to raise additional capital in order to be able to accomplish its business plan objectives. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

     The Company has historically satisfied its capital needs primarily from the sale of equity securities. On September 15, 2005, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners, L.P. and its affiliates ("Cornell"). The Purchase Agreement provides for Cornell to purchase up to $2,300,000 of Secured Convertible Debentures (the "Debentures") maturing on October 18, 2007 (as amended). This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. From March 2006 through January 31, 2007, the Company has made principal payments of approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock and as of February 15, 2007, the Debentures have been paid in full. Subsequent to January 31, 2007, the Company received net cash proceeds of approximately $4,855,000 from various investors from the sale of 2,081,149 shares of common stock pursuant to private placement transactions. In addition, subsequent to January 31, 2007, the Company received a cash deposit of $1,950,000 in connection with a Sales Agreement.

     Management of the Company is continuing its efforts to secure additional funds through equity and/or debt instruments. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to extend payables and reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Stock-Based Compensation.
----------------------------------

     Effective November 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore did not restate prior periods' results. Stock-based compensation expense for all share-based payment awards granted after November 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term. For the three months ended January 31, 2007 and 2006 the Company incurred stock- based compensation expense of $109,240 and $214,260, respectively.

     The fair value of share-based payment awards was estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:

                                                  Three Months Ended
                                                      January 31,
                                             --------------------------
                                                 2007           2006
                                             -----------    -----------

        Risk-free interest rate range        4.88%- 5.09%       4.31%
        Dividend yield                            N/A            N/A
        Expected volatility                       76%            81%
        Expected life in years                     6              6

A summary of option activity for the three months ended January 31, 2007 is as follows:

                                                                  Weighted-
                                                       Weighted-   Average
                                                       Average    Remaining     Aggregate
                                                       Exercise  Contractual    Intrinsic
             Options                     Shares          Price       Term         Value
------------------------------------------------------------------------------------------
Outstanding at November 1, 2006         1,820,500        $2.62   4.63 years
------------------------------------------------------------------------------------------
Granted                                         -            -            -
------------------------------------------------------------------------------------------
Exercised                                       -            -            -
------------------------------------------------------------------------------------------
Canceled                                        -            -            -
------------------------------------------------------------------------------------------
Expired                                         -            -            -
------------------------------------------------------------------------------------------
Outstanding at January 31, 2007         1,820,500        $2.62   4.58 years      $105,913
------------------------------------------------------------------------------------------
Exercisable at January 31, 2007         1,783,500        $2.60   5.30 years      $105,913
------------------------------------------------------------------------------------------

As of January 31, 2007 the total unrecognized compensation costs on non-vested options is $121,718.


Net Loss per Share of Common Stock

     Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable for from the exercise of options, warrants and convertible notes of 7,289,450 and 5,455,111 at January 31, 2007 and 2006, respectively, are excluded from the computation of diluted loss per share as their inclusion would be anti-dilutive.

                                      F-31

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Inventories.
---------------------

     Inventories consist of raw materials and are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Inventories consist of the following:

                                     January 31,   October 31,
                                        2007          2006
                                      --------      --------

Raw materials                         $281,392      $281,392
Work in process                         53,187        57,283
                                      --------      --------
                                      $334,579      $338,675
                                      ========      ========


Note 4 - Equipment and Leasehold Improvements.
----------------------------------------------

     Equipment and leasehold improvements consist of the following:

                                       Useful Life   January 31,   October 31,
                                        (In years)      2007          2006
                                        ----------      ----          ----

Computer equipment                         3-5      $   242,034    $   238,779
Equipment                                  7-15       2,194,388      2,170,797
Furniture and fixtures                     3-7          159,854        144,383
Leasehold improvements                     4-7          109,993        109,993
Other                                      4-7           31,229         23,625
                                                    -----------    -----------
                                                      2,737,498      2,687,577
Less: accumulated depreciation                       (1,226,893)    (1,181,521)
                                                    -----------    -----------
                                                      1,510,605      1,506,056
Construction in progress                                579,303        558,398
                                                    -----------    -----------
Total equipment and leasehold improvements          $ 2,089,908    $ 2,064,454
                                                    ===========    ===========

     Construction in progress includes the costs of constructing the Company's proprietary ceramic filtration system. Costs may include materials, labor, overhead and permits. When construction is completed, the asset will be reclassified as equipment and will be amortized when placed in service.

     Depreciation expense totaled $45,372 and $47,769 for the three months ended January 31, 2007 and 2006, respectively.

Note 5 - Convertible Note and Standby Equity Distribution Agreement.
--------------------------------------------------------------------

     On September 15, 2005, the Company entered into a Securities Purchase Agreement and a Standby Equity Distribution Agreement ("SEDA") with Cornell. The Securities Purchase Agreement provides for Cornell to purchase up to $2,300,000 of secured convertible debentures (the "Debentures") which were funded during the year ended October 31, 2005. The Debentures are convertible by Cornell Capital Partners at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September 2006, require monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. The Company can prepay the Debentures at any time upon three days written notice. If the Company's common stock is trading above the conversion price at the time of the prepayment the Company must pay a 20% premium on the amount of the prepayment. The Debentures are secured by substantially all of the Company's assets and shares of common stock as discussed below. In connection with the issuance of the Debentures, in September 2005, the Company issued to Cornell Capital Partners a warrant to purchase 650,000 shares of the Company's common stock for a period of three years with an exercise price per share of $2.53.

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The gross proceeds of the Debentures in the amount of $2,300,000 were recorded net of a discount of $2,168,995. The debt discount consisted of a $897,121 value related to the warrants and a $1,271,874 value related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under EITF 00-19 and EITF 05-4, View A. Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants are derivative liabilities. Accordingly the warrants and the conversion option are being marked to market through earnings at the end of each reporting period. The warrants and conversion option are valued using the Black-Scholes valuation model. For the three months ended January 31, 2007 the Company reflected a loss of $229,616 representing the change in the value of the warrants and conversion option. For the three months ended January 31, 2006, the Company reflected a gain of $1,056,490 representing the change in the value of the warrants and conversion option. The debt discount of $2,168,995 is being accreted over the term of the note. Accordingly, the Company recorded a charge of $29,727 and $542,748 for the three months ended January 31, 2007 and 2006, respectively.

     The Company paid a fee of $230,000 (10% of the purchase price), structuring fees equal to $30,000 and other fees of $27,554 in connection with the Debentures. These fees have been recorded as deferred financing costs and are being expensed through the maturity date of the Debentures. Amortization expense for the three months ended January 31, 2007 and 2006 amounted to $3,596 and $71,889, respectively.

     On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of common stock. From March 2006 through January 31, 2007, the Company has made principal payments aggregating approximately $808,000 towards the Debentures. In accordance with EITF 00-19, upon these repayments and conversion, the Company has reclassified $1,355,224 ($89,516 during the three months ended January 31, 2007), representing the portion of the derivative liability, to additional paid-in capital.

     The SEDA requires Cornell, at the Company's option, to purchase, from time to time, up to an aggregate of $20,000,000 of the Company's common stock over a two-year period commencing on the effective date of a registration statement filed with the Securities and Exchange Commission. The purchase price for each share of common stock under the Agreement is equal to 96% of the market price as defined. Each request by the Company is limited to $2,000,000. The Company issued to Cornell 386,956 shares of the Company's common stock a valued at $979,000 as a fee for entering into the Agreement and issued 4,348 shares valued at $11,000 to the placement agent. In addition, the Company incurred legal and various other costs of $239,595 in connection with this transaction.

     The Securities Purchase Agreement and the SEDA required that the Company file a registration statement within 30 days of the date of the agreements and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission within 120 days of the date of the agreement (extended to April 15, 2006). In the event the registration statement was not filed or declared effective within the prescribed time periods, the Company would be required to pay liquidated damages as defined under the agreement. As of January 17, 2007, this registration statement was not declared effective by the Securities and Exchange Commission. Accordingly, the SEDA was not activated and was not available for use. The Company was informed by Cornell that the liquidated damages provision in this agreement would not be enforced.

     On January 17, 2007, the Company and Cornell agreed to terminate the SEDA and begin negotiations on a SEDA with new terms. In addition, Cornell has agreed to waive any and all liquidated damages that may be payable in connection with the Registration Rights Agreement. In addition, Cornell agreed to return approximately 135,000 of the 391,304 shares issued as offering costs in connection with the SEDA.

     On January 26, 2007, the Company withdrew the aforementioned Registration Statement by filing a Form RW with the Securities and Exchange Commission. Accordingly, deferred offering costs of $239,595 were written off as of October 31, 2006. In addition, deferred offering costs of $648,449, representing 251,956 shares of common stock issued to Cornell and 4,348 shares issued to a placement agent, both of which will not be returned to the Company in connection with the SEDA termination were charged to Terminated Offering Costs as of October 31, 2006. Subsequent to January 31, 2007, 135,434 shares were returned to the Company.

     In accordance with EITF 00-19 and EITF 05-4, the Company reclassified the remaining derivative liabilities in the amount of $843,230 to equity as of January 17, 2007 due to the termination of the Registration Rights Agreement as discussed above.

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     In connection with the Securities Purchase Agreement, the Company and its President agreed to pledge 3,580,000 shares and 900,000 shares, respectively, to secure payment of all the obligations due under the Debentures. Such shares are to be held in escrow until all amounts due under the Debentures are paid in full. The Company issued 900,000 shares of restricted common stock to its President during the year ended October 31, 2005 in place of the shares of common stock being pledged pursuant to the Escrow Agreement. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock and as of February 15, 2007, the Debentures have been paid in full. On March 1, 2007, the 3,580,000 pledged shares were returned to the Company and the 900,000 pledged shares were returned to its President. Consequently, management of the Company has indicated that the 900,000 shares of restricted common stock issued to the President will be returned to the Company.

Note 6 - Stockholders' Equity.
------------------------------

     On November 22, 2005, the Company entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement (collectively, the "Mercatus Agreements") with Mercatus & Partners, Limited ("Mercatus"). Pursuant to the Mercatus Agreements, the Company agreed to sell to Mercatus an aggregate of 2,716,900 shares of common stock (the "Mercatus Shares"), no par value per share ("Common Stock"), for an aggregate purchase price of $5,000,000. Mercatus had up to thirty days from the date of the delivery of the Mercatus Shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to the Company. The Mercatus Shares were placed in escrow in November 2005. The Company did not receive any proceeds pursuant to the Mercatus Agreements. In November 2006, Mercatus returned 2,716,900 shares of common stock to the Company.

Note 7 - Operating Leases.
--------------------------

     The Company leases office space, equipment, computers and vehicles under non-cancelable operating leases expiring between 2006 and 2009.

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space from Furst Properties, LLC as landlord. The lease, electrical, and taxes provides for monthly payments of $12,159 to December 2008, when the lease expires; however, the Company has the option to extend it for another three years at the same price. On December 11, 2006, in connection with the lease agreement, the Company issued a warrant to the landlord for the right to purchase 200,000 shares of common stock at an exercise price of $3.00 valued at approximately $473,000. These warrants will expire on March 11, 2011.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 10,800 square feet of office space from Tunxis Management as landlord. The current lease provides for monthly payments of $8,166 to June 2008, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $5,775 and expires on December 31, 2007. This lease arrangement is on a month to month basis.

     The following table shows the Company's future lease commitments under its operating leases:

         Year             Annual Rent
         ----             -----------
         2007              $ 276,723
         2008                194,904
         2009                145,908
                           ---------
         Total             $ 617,535
                           =========

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments.
---------------------

DOE Grant

     The Company received a grant from the Department of Energy ("DOE") for the development of a Startech Hydrogen Production Project which includes the evaluation of the viability of integrated hydrogen production from waste materials. This program consists of two test phases which evaluate the potential hydrogen yield and volume which can be obtained from Plasma Converter gas (PCG). Phase I was initiated in October 2004 and was completed by September 2005. Phase II was initiated in October 2005 and is planned to be completed during the 3rd quarter of 2007. During this phase Startech has incorporated equipment enhancements and is currently finalizing the final test report providing technical test results to DOE. The grant is a reimbursement of expenses incurred in connection with the project and is recorded as other income in the statement of operations when received. For the three months ended January 31, 2007 and 2006, the Company received $106,467 and $52,033 under this grant, respectively.

Concentration of Credit Risk

     The Company's cash and cash equivalents consist of cash balances at one financial institutions and short-term high quality liquid investments with maturities of less than thirty days. The short-term investments are high quality commercial paper, U.S. Treasury notes and U.S. Treasury bills. The cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. From time to time, the Company's balances may exceed these limits. At January 31, 2007, uninsured cash balances were approximately $1,169,000. The Company believes it is not exposed to any significant credit risk for cash.

Note 9 - Employee Benefit Plan.
-------------------------------

     The Company sponsors an employee savings plan designed to qualify under
Section 401K of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and vest equally over a three-year period. The Company will match the first six percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the three months ended January 31, 2007 and 2006 were $15,350, and $16,358, respectively. These contributions were paid through the issuance of 5,977 and 8,798 shares of common stock, respectively.

Note 10 - Recent Accounting Pronouncements.
-------------------------------------------

     In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"), to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157, Fair Value Measurements. An entity is prohibited from retrospectively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

     In December 2006, the FASB issued FASB Staff Position ("FSP") EITF 00-19-2 "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2") which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies." Adoption of FSP EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. The Company is currently evaluating the expected effect of FSP EITF 00-19-02 on its consolidated financial statements and is currently not yet in a position to determine such effects.

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Litigation and Other Contingencies.
---------------------------------------------

     The Company was sued in an action entitled Ann C. Ritson, et al ("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, commenced in or about July 2006 (the "Primary Action") relating to alleged misrepresentation in a private placement transaction The Company has denied the allegations and has asserted certain defenses against the Plaintiffs. At this time, the Company is unable to evaluate the likelihood of an unfavorable outcome. In addition, in November 2006, the Company filed a third party complaint against the private placement agent in the aforementioned matter, The Company has alleged that if it is adjudged to be liable to the Plaintiffs, they are entitled to indemnification in whole or in part from the private placement agent pursuant to a written agreement. This matter is still in the fact discovery phase. The parties have agreed to mediate the dispute and have scheduled the mediation in August 2007.

Note 12 - Subsequent Events.
----------------------------

     On March 12, 2007 the Company issued 25,000 shares of Common Stock to a consultant in connection with a private placement valued at $73,250 on March 12, 2007.

     On March 13, 2007, the Company received net proceeds of $500,002 from an investor for the sale of 208,334 shares of common stock, the issuance of 208,334 warrants exercisable at $3.40 per share and 208,334 warrants exercisable at $4.40 per share. In addition, the Company granted 20,834 shares of common stock, warrants to purchase 20,834 shares of common stock at an exercise price of $3.40 and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 to a placement agent in connection with this transaction.

     On March 16, 2007, the Company received net proceeds of $259,200 from an investor for the sale of 108,000 shares of common stock. The Company also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40. In addition, the Company granted 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 12,000 shares of common stock at an exercise price of $4.40 to a placement agent in connection with this transaction.

     On March 22, 2007, the Company received net proceeds of $555,555 from an investor for the sale of 231,482 shares of common stock. The Company also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, the Company paid a commission in the amount of $55,555 in cash proceeds as a finder's fee to a placement agent.

     On April 2, 2007, the Company issued a stock certificate for 5,922 shares of common stock valued at $17,064 representing the Company's matching contribution to the employee 401(k) plan as of March 31, 2007.

     On April 11, 2007, the Company entered into a Securities Purchase Agreement with Cornell. The Company issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, the Company issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of the Company's common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011. The Company also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933. In the event the Company does not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, the Company will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent, or $240,000. In connection with the Purchase Agreement, the Company paid an origination fee to Cornell in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     On April 11, 2007, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell. Pursuant to the SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the SEDA, Cornell will pay the Company 96% of the lowest closing bid price of the Company's common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the SEDA. Cornell's obligation to purchase shares of the Company's common stock under the SEDA is subject to certain conditions and limitations, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the SEDA. The Company incurred a placement agent fee of $5,000 under the Placement Agent Agreement relating to the SEDA. The SEDA has not yet been activated and is not available for funding.

     On May 10, 2007, the Company entered into a Stock Purchase Agreement for the private placement (the "Offering") of the Company's shares of common stock, pursuant to which the Company issued and sold to the investor 700,000 restricted shares of Common Stock at $2.40 per share and warrants exercisable into an aggregate of 1,400,000 restricted shares of Common Stock, for which 700,000 of such Warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such Warrants were issued at an exercise price of $4.40 per share. The Warrants are exercisable as of the date of issuance and expire three (3) years therefrom. The Company granted to the Investor piggyback registration rights with respect to the shares and the shares of common stock issuable upon exercise of the warrants.

     Until ______, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

                        10,864,892 Shares of Common Stock


                                   PROSPECTUS


                       STARTECH ENVIRONMENTAL CORPORATION


                              ______________, 2007


     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, except as required by law.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration fee.............    $    917.27
Accounting fees.................................................    $ 19,000.00
Legal fees......................................................    $ 55,000.00
Printing, engraving and mailing fees............................    $  1,500.00
Transfer agent and registrar fees...............................    $  1,500.00
Blue Sky fees and expenses......................................    $  1,000.00
Miscellaneous expenses..........................................    $  2,500.00
                                                                    -----------
       TOTAL....................................................    $ 81,417.27
                                                                    ===========



Item 14.  Indemnification of Directors and Officers.

     Article VII of our articles of incorporation provides as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7 - 5-114 of the Colorado Corporation code; or (iv) any transaction from which the director derived an improper benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of Startech shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification."

     In addition, by separate agreement, we have indemnified its officers to the same extent as the directors are indemnified in the articles of incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers or persons controlling the registrant pursuant to the registrant's Amended Articles of Incorporation, By-Laws, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in connection with the securities being registered), is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

     During the past three years, the following securities were sold or issued by us without registration under the Securities Act of 1933 (the "Act"). Unless otherwise noted below, these securities were issued in reliance on the exemption from registration under Section 4(2) as not involving any public offering. Claims of these exemptions are based upon the following: (1) all of the purchasers in these transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in our company, were able to bear the economic risk of an investment in our company, had access to or were furnished with the kinds of information that registration under the Securities Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof; (2) a restrictive legend was placed on each certificate evidencing the securities; and (3) each purchaser acknowledged in writing that he or she knew the securities were not registered under the Securities Act or any State securities laws, and are restricted securities as that term is defined in Rule 144 under the Securities Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States and, except pursuant to an effective registration statement under the Securities Act and any applicable State securities laws, or pursuant to any exemption from registration under the Securities Act, the availability of which is to be established to our satisfaction.

     For the fiscal year ended October 31, 2004, we issued 13,772 shares of common stock to one corporation for services rendered, having a value of $45,000; and 16,060 shares of common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2004.

     On November 4, 2004, we issued 204,778 shares of our common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000. We also issued 204,778 warrants to purchase shares of our common stock at an average exercise price of $7.71 per share. None of these warrants have been exercised as of this time.

     On December 8, 2004, we issued 70,930 shares of our common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000. We also issued 70,930 warrants to purchase shares of our common stock at an average exercise price of $7.95 per share. None of these warrants have been exercised as of this time.

     On May 26, 2005, we issued 101,010 shares of our common stock to one institutional investor at a price per share of $1.93 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 101,010 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued an aggregate 33,670 warrants to purchase shares of common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $8.50 per share. Each tranche is scheduled to expire on May 26, 2008. None of these warrants have been exercised as of this time.

     On June 7, 2005, we issued 25,000 shares of our common stock to an accredited investor at a price per share of $2.30 for gross proceeds of $57,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of common stock. Pursuant to the agreement, we issued an aggregate of 37,500 warrants to purchase shares of common stock at an exercise price of $3.20 per share. These warrants are scheduled to expire on June 7, 2008. None of these warrants have been exercised as of this time.

     On June 10, 2005, we issued 15,000 shares of our common stock to an accredited investor at a price per share of $1.85 for gross proceeds of $27,750. In connection with this private placement transaction, we issued warrants to purchase 15,000 shares of common stock at an exercise price of $3.31 per share. These warrants are scheduled to expire on June 10, 2008. None of these warrants have been exercised as of this time.

     On June 29, 2005, we issued 96,154 shares of our common stock to an accredited investor at a price per share of $2.08 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 96,153 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued an aggregate 32,051 warrants to purchase shares of common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $8.63 per share. The warrants are scheduled to expire on June 29, 2008. None of these warrants have been exercised as of this time.

     On September 15, 2005, we completed a private placement transaction with Cornell Capital Partners in which we entered into a Securities Purchase Agreement with Cornell Capital Partners. The Securities Purchase Agreement provides for Cornell Capital Partners to purchase $2,300,000 of secured convertible debentures of which $1,150,000 is to be funded within five business days of the agreement and the balance was funded on October 19, 2005. The debentures, maturing September 2006, require monthly payments of interest at a rate of 10% per annum and monthly principal payments commencing January 2006. We can prepay the debentures at anytime with three days written notice. If our common stock is trading above the conversion price at the time of the prepayment we must pay a 20% premium. The debentures are secured by substantially all of our assets and shares of our common stock as discussed below. The debentures are convertible by Cornell Capital Partners at any time at a conversion price of $1.84 per share of common stock. In connection with the issuance of the debentures, we issued to Cornell Capital Partners a warrant to purchase 650,000 shares of our common stock for a period of three years with an exercise price per share of $2.53.

     On September 20, 2005, we issued 37,500 shares of our common stock to an accredited investor at a price per share of $1.88 for gross proceeds of $70,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of common stock in three equal tranches. Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued an aggregate 12,500 warrants to purchase shares of common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $8.38 per share. Each tranche is scheduled to expire on September 20, 2008. None of these warrants have been exercised as of this time.

     For the fiscal year ended October 31, 2005, we also issued 13,772 shares of common stock to one corporation for services rendered, having a value of $45,000; and 16,060 shares of common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2004.

     On November 22, 2005, we entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement with Mercatus & Partners, Limited. Pursuant to these agreements, we agreed to sell to Mercatus an aggregate of 2,816,900 shares of our common stock for an aggregate purchase price of $5,000,000. In connection with the purchase agreements, we agreed to pay to e3 Energy Company a one-time finder's fee consisting of the following:
(a) five year warrants to purchase shares of our common stock for cash in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements at an exercise price per share of $3.00, which warrants shall not be exercisable for a period of one year following the date of issuance, (b) a cash fee equal to 5% of the gross proceeds raised pursuant to the Mercatus purchase agreements, and (c) restricted shares of our common stock in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements. These issuances are exempt from registration by virtue of Regulation S of the Securities Act of 1933, as amended, because Mercatus is not a U.S. Person (as defined under Regulation S) and is not purchasing the shares of our common stock for the account or benefit of a U.S. Person, the purchase was made in an "offshore transaction" and there were no "directed selling efforts" in the United States. Mercatus had up to thirty days from the date of the delivery of the shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to us. The shares were placed in escrow in November 2005. The Company did not receive any proceeds pursuant to the Mercatus agreements. In November 2006, Mercatus returned 2,716,900 shares of common stock to us.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C, (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of common stock, we issued to the Investor warrants to purchase an aggregate of 2,600,000 additional shares of common stock (the "Investor Warrants"). Pursuant to the FB Agreement, we granted the Investor piggyback registration rights with respect to the shares of common stock purchased by the Investor as well as the shares of Common Stock issuable upon exercise of the Investor Warrants. In addition, we issued 65,000 shares of common stock valued at $130,000, 130,000 warrants to purchase common stock, and paid a cash fee to the placement agent of $130,000 with respect to this transaction.

     For the fiscal year ended October 31, 2006, we also issued 16,060 shares of common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2006; and 5,977 shares of its common stock valued at $15,601 into our 401(k) plan as a matching contribution.

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to "88 Danbury Road LLC" for the right to purchase 200,000 shares of common stock at an exercise price of $3.00. These warrants will expire on March 11, 2011.

     On March 13, 2007, we received net proceeds of $500,002 from an investor for the sale of 208,334 shares of common stock. We also issued warrants to purchase 208,334 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of common stock at an exercise price of $4.40 per share.

     On March 16, 2007, we received net proceeds of $259,200 from an investor for the sale of 108,000 shares of common stock. We also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40.

     On March 22, 2007, we received net proceeds of $555,555 from an investor for the sale of 231,482 shares of common stock. We also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40. In addition, we paid a commission in the amount of $55,555 in cash as a finder's fee.

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell Capital Partners. We issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The warrants expire on April 11, 2011. We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. In connection with the Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

     On April 11, 2007, we entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the Standby Equity Distribution Agreement.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez ("Investor") for the private placement of our common stock, pursuant to which we issued and sold to the Investor 700,000 restricted shares of common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares, of which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire three years therefrom. We granted to the Investor piggyback registration rights with respect to the shares and the shares of common stock issuable upon exercise of the warrants.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.    Description
-----------    -----------------------------------------------------------------

2 Agreement and Plan of Reorganization between the Company and Kapalua Acquisitions, Inc. dated November 17, 1995. (13)

3(i).1         Articles of Incorporation of the Company. (14)

3(i).2         Articles of Amendment to the Articles of Incorporation. (1)

3(ii).1        Amended and Restated Bylaws of the Company. (10)

4.1            Form of Common Stock Certificate. (2)

4.2            Form of Convertible Preferred Stock Certificate. (1)

4.3            Form of Warrant Agreement. (1)

4.4            Form of Warrant Agreement dated February 20, 2004. (15)

4.5            2000 Stock Option Plan (1)

4.6            1995 Non-qualifying Stock Option Plan (16)

4.7 Secured Convertible Debentures dated September 15, 2005 issued by the Company to Cornell Capital Partners, LP. (11)

4.8 Warrant to Purchase Common Stock dated September 15, 2005 issued by the Company to Cornell Capital Partners, LP. (11)

4.9 Class A Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP. (17)

4.10 Class B Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP. (17)

5.1            Opinion of Schuchat, Herzog & Brenman, LLC *

10.1           Loan Agreement dated December 29, 1998 between the Company and
               CDA (2)

10.2 Strategic Alliance Agreement dated July 22, 1996 between the Company and Bauer Howden, Inc. (2)

10.3 Strategic Alliance Agreement dated October 25, 1996 between the Company and Calumet Coach Company (2)

10.4 Strategic Alliance Agreement dated November 10, 1997 between the Company and Chase Environmental Group, Inc. (2)

10.5 Strategic Alliance Agreement dated April 17, 1998 between the Company and the Ensign - Bickford Company (2)

10.6 Strategic Alliance Agreement dated September 30, 1999 between the Company and UXB International Inc. (2)

10.7 Strategic Alliance Partner Agreement dated March 14, 2000 between the Company and Skidmore, Owings & Merrill LLP (2)

10.8 Lease Agreement dated September 16, 1999 between the Company and the CD Station, LLC (2)

10.9           Form of Distributor Agreement (2)

10.10 Swanson Patent License Agreement dated November 9, 1998 between the Company and Rollan C. Swanson M.D. and Eleonora Swanson (2)

10.11 License of Technology Agreement dated November 29, 1999 between the Company and Media and Process Technology Inc.(2)

10.12 Lease Agreement dated September 30, 2000 between the Company and the Century Drive, LLC(6)

10.13 Strategic Alliance Agreement dated June 30, 2001 between the Company and Hydro-Chem Company (3)

10.14 Lease Agreement dated July 20, 2001 between the Company and the Gaski Leasing Company, LLC (3)

10.15 Joint Development Agreement dated December 19, 2001 between the Company and ViTech Enterprises Inc.(3)

10.16 Separation Agreement dated as of August 27, 2003 between the Company and Kevin M. Black (7)

10.17 Stock Purchase and Registration Rights Agreement dated as of July 18, 2003 between the Company and Northshore Asset Management, LLC
               (7)

10.18 Stock Purchase Agreement dated as of July 22, 2003 between the Company and Northshore Asset Management, LLC (7)

10.19 First Amendment to Stock Purchase Agreement dated as of July 30, 2003 between the Company and Northshore Asset Management, LLC (7)

10.20 Form of Stock Purchase and Registration Rights Agreement dated as of January 22, 2004 between the Company and the Purchasers identified therein. (16)

10.21 Employment Agreement dated as of January 1, 2004 between the Company and Joseph F. Longo (9)

10.22 Standby Equity Distribution Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company((11))

10.23 Investor Registration Rights Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company(11)

10.24 Placement Agent Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc.(11)

10.25 Escrow Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.
               (11)

10.26 Securities Purchase Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company (11)

10.27 Pledge and Escrow Agreement dated September 15, 2005 by and among the Company, Cornell Capital Partners, LP, David Gonzalez, Esq. and Joseph F. Longo (11)

10.28 Registration Rights Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company (11)

10.29 Escrow Agreement dated as of September 15, 2005 by and among the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.
               (11)

10.30 Security Agreement dated September 15, 2005 by and between the Company and Cornell Capital Partners, LP (11)

10.31 Amended and Restated Secured Convertible Debenture dated October 18, 2005 issued by the Company to Cornell Capital Partners, LP
               (12)

10.32 Amended and Restated Standby Equity Distribution Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.33 Amended and Restated Registration Rights Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.34 Amended and Restated Placement Agent Agreement dated October 18, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc. (12)

10.35 Amendment Number 1 to Securities Purchase Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.36 Amendment Number 1 to Investor Registration Rights Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (12)

10.37 Securities Purchase Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (17)

10.38 Registration Rights Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (17)

23.1           Consent of Kostin, Ruffkess & Company, LLC, independent auditors

23.2 Consent of Marcum & Kliegman LLP, its independent registered public accountants

23.3           Consent of Schuchat, Herzog & Brenman, LLC (see Exhibit 5.1) *

24 Power of Attorney (see signature page hereto) of this Registration Statement on Form S-1 and incorporated herein by reference.

----------
*    To be filed via amendment.

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 27, 2000, File No. 333-35786.

(2) Incorporated by reference to Amendment No 1. to the Company's Registration Statement, as filed with the Securities and Exchange Commission on Form S-1 filed on July 7, 2000, Commission File No. 333-35786.

(3) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 17, 2002, Commission File No. 333-96885.

(4) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on October 31, 2002, Commission File No. 333-100909.

(5)  Intentionally omitted.

(6) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, as filed with the Securities and Exchange Commission on January 25, 2002.

(7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003, as filed with the Securities and Exchange Commission on September 15, 2003.

(8)  Intentionally omitted.

(9) Incorporated by reference to the Company's Current Report on Form 8-K dated August 13, 2004, as filed with the Securities and Exchange Commission on October 1, 2004.

(10) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 12, 2004, File No. 333-119668.

(11) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, as filed with the Securities and Exchange Commission on September 19, 2005.

(12) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 25, 2005, File No. 333-129237.

(13) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 29, 1995.

(14) Incorporated by reference to the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on February 19, 1995.

(15) Incorporated by reference to the Company's Current Report on Form 8-K dated February 20, 2004, as filed with the Securities and Exchange Commission on February 27, 2004.

(16) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission in November, 1995, Commission File No. 33-99790.

(17) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 12, 2007.


(b) Financial Statement Schedules

     See index to Financial Statements on page F-1.

Item 17.  Undertakings.

     The Undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on June 1, 2007.

                                          STARTECH ENVIRONMENTAL CORPORATION



                                          BY: /s/ Joseph F. Longo
                                             ------------------------------
                                             Joseph F. Longo
                                             Chairman, Chief Executive Officer,
                                             President



                                          BY: /s/ Peter J. Scanlon
                                             ------------------------------
                                             Peter J. Scanlon
                                             Chief Financial Officer, Vice
                                             President and Principal Financial
                                             Officer (Principal Accounting
                                             Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Scanlon his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his/her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, to this registration statement has been signed by the following persons in the capacities as of June 1, 2007:

SIGNATURES                     TITLE
----------                     -----

/s/ Joseph F. Longo            Chairman, Chief Executive Officer,
-------------------            President & Director
Joseph F. Longo


/s/ John J. Fitzpatrick        Director
-----------------------
John J. Fitzpatrick


/s/ Joseph A. Equale           Director
--------------------
Joseph A. Equale


/s/ Chase P. Withrow III       Director
------------------------
Chase P. Withrow III


/s/ L Scott Barnard            Director
-------------------
L Scott Barnard